   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 1997

                                                      REGISTRATION NO.: 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                             COINMACH CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                      7215                 53-0188589
       (STATE OR OTHER JURIS-
            DICTION OF
      INCORPORATION OR ORGAN-  (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
             IZATION)           CLASSIFICATION CODE NUMBER) IDENTIFICATION NO.)

                                55 LUMBER ROAD
                            ROSLYN, NEW YORK 11576
                                (516) 484-2300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ROBERT M. DOYLE
                            CHIEF FINANCIAL OFFICER
                             COINMACH CORPORATION
                                55 LUMBER ROAD
                            ROSLYN, NEW YORK 11576
                                (516) 484-2300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)

                                ---------------

                                   COPY TO:
                             RONALD S. BRODY, ESQ.
                          ANDERSON KILL & OLICK, P.C.
                          1251 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10020
                                (212) 278-1000

                                ---------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
     As soon as practicable after the effective date of this Registration
                                  Statement.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
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
                                                               PROPOSED    PROPOSED MAXIMUM
                                                               MAXIMUM        AGGREGATE
      TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE OFFERING PRICE  OFFERING PRICE     AMOUNT OF
              TO BE REGISTERED                  REGISTERED   PER NOTE(1)         (1)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
11 3/4% Series D Senior Notes due 2005.......  $296,655,000      100%        $296,655,000      $87,513.23

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(1) Estimated solely for the purpose of computing the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION DATED DECEMBER 5, 1997

PROSPECTUS

LOGO                          COINMACH CORPORATION

                               OFFER TO EXCHANGE
                           UP TO $296,655,000 OF ITS
               11 3/4% SERIES D SENIOR NOTES DUE 2005 FOR ANY AND
               ALL OF ITS 11 3/4% SERIES C SENIOR NOTES DUE 2005
                 AND ITS SERIES B 11 3/4% SENIOR NOTES DUE 2005

                                  -----------

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
            , 1998, UNLESS EXTENDED.

  Coinmach Corporation, a Delaware corporation ("Coinmach"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 11 3/4% Series D Senior Notes due 2005 (the "Exchange Notes"), which exchange has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part (the "Registration Statement"), for each $1,000 principal amount of its outstanding 11 3/4% Series C Senior Notes due 2005 (the "Private Notes"), of which $100,000,000 in aggregate principal amount are outstanding as of the date of this Prospectus and for each $1,000 principal amount of its outstanding Series B 11 3/4% Senior Notes due 2005 (the "Series B Notes"), of which $196,655,000 in aggregate principal amount are outstanding as of the date of this Prospectus. The form and terms of the Exchange Notes, except for the total outstanding principal amount thereof, are the same as the form and terms of the Series B Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes, except for the total outstanding principal amount thereof and except that (i) the Exchange Notes will have been registered under the Securities Act, and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof, and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of the Private Notes under the Registration Rights Agreement (as defined), which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Private Notes and the Series B Notes (each of which they replace) and will be entitled to the benefits of an indenture (the "Indenture"), dated as of October 8, 1997, by and between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), governing the Private Notes and the Exchange Notes. See "The Exchange Offer" and "Description of Exchange Notes."

  Coinmach will accept for exchange any and all Series B Notes and Private Notes validly tendered and not withdrawn on or prior to 5:00 P.M., New York
City time, on             , 1998, unless extended by Coinmach, in its sole
discretion (the "Expiration Date"). Tenders of Series B Notes and Private Notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date. The Exchange Notes will be issued and delivered promptly after the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Series B Notes and/or Private Notes being tendered for exchange. See "The Exchange Offer." Series B Notes and Private Notes may be tendered only in integral multiples of $1,000.

  The Exchange Notes will bear interest at the same rate and on the same terms as the Series B Notes and the Private Notes. Consequently, the Exchange Notes will bear interest at the rate of 11 3/4% per annum and interest will be payable semi-annually on each May 15 and November 15, commencing May 15, 1998. The Exchange Notes will bear interest from and including November 15, 1997, the date of the most recent interest payment made on the Series B Notes and the Private Notes. Holders of Series B Notes and Private Notes (collectively, "Holders") whose Series B Notes and/or Private Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such Series B Notes or Private Notes accrued to, but not including, the date of the issuance of the Exchange Notes. Such waiver will not result in the loss of interest income to such Holders, since the Exchange Notes will bear interest from November 15, 1997.

  Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, Coinmach believes that the Exchange Notes issued pursuant to this Exchange Offer in exchange for Series B Notes and Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such Exchange Notes directly from Coinmach to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of Coinmach within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act,

                                                          (cover page continues)

                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS WHICH INVESTORS SHOULD CONSIDER IN CONNECTION WITH THIS EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

               THE DATE OF THIS PROSPECTUS IS             , 1997.

(cover page continued)
provided that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, and had no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders wishing to accept the Exchange Offer must represent to Coinmach that such conditions have been met. Each broker-dealer that receives the Exchange Notes for its own account in exchange for Series B Notes or Private Notes, where such Series B Notes or Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Series B Notes or Private Notes where such Series B Notes or Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Coinmach has indicated its intention to make this Prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale for a period of up to 180 days after the Expiration Date. See "Plan of Distribution." Based on the above-mentioned interpretations by the staff of the Commission, Coinmach believes that broker-dealers who acquired Series B Notes or Private Notes directly from Coinmach and not as a result of market-making activities or other trading activities cannot rely on such interpretations by the staff of the Commission and must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the Exchange Notes. Such broker-dealers may not use this Prospectus, as it may be amended or supplemented from time to time, in connection with any resales of the Exchange Notes.

  Prior to this Exchange Offer, there has been no public market for either the Series B Notes or the Private Notes. Coinmach does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. To the extent that a market for the Exchange Notes does develop, the market value of the Exchange Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, Coinmach's financial condition and other conditions. Such conditions might cause the Exchange Notes, to the extent that they are traded, to trade at a significant discount from face value. See "Risk Factors--Absence of Public Market."

  Coinmach will not receive any proceeds from this Exchange Offer. Coinmach has agreed to bear the expenses of this Exchange Offer. No underwriter is being used in connection with this Exchange Offer. Coinmach believes that none of the registered Holders are affiliates (as such term is defined in Rule 405 under the Securities Act) of Coinmach.

  The Exchange Notes are redeemable, in whole or in part, at the option of Coinmach, at any time on or after November 15, 2000 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. In addition, on or prior to December 31, 1998, Coinmach may, at its option, use the net cash proceeds from one or more Equity Offerings (as defined) to redeem up to an aggregate of 35% of the Exchange Notes originally issued at a redemption price equal to 111 3/4% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that at least 65% of the aggregate principal amount of the Private Notes and Exchange Notes then outstanding are outstanding immediately following any such redemption. Upon a Change of Control (as defined), each holder of Exchange Notes has the right to require Coinmach to repurchase such holder's Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. Coinmach is obligated in certain instances to make offers to repurchase Exchange Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date, with the net cash proceeds of certain sales and other asset dispositions.

  The Exchange Notes are senior unsecured obligations of Coinmach, ranking senior in right of payment to all existing and future subordinated indebtedness of Coinmach and pari passu with all senior indebtedness of Coinmach; however, Coinmach's indebtedness under its Credit Facility (as defined) is secured by substantially all of the assets of Coinmach, and holders of such secured indebtedness, and any other secured indebtedness of Coinmach, will have claims that effectively rank prior in right of payment to those of holders of Exchange Notes with respect to the assets securing such indebtedness. As of the date of this Prospectus, Coinmach does not have any indebtedness outstanding which is either senior to or ranks pari passu with the Exchange Notes. As of November 1, 1997, Coinmach had the ability, (i) to borrow an additional $70.0 million under the Credit Facility and (ii) to incur additional indebtedness ranking pari passu with the Exchange Notes, including Additional Indebtedness (as defined) of up to $10 million at any one time outstanding, Capital Lease Obligations (as defined) and purchase money Indebtedness (as defined) incurred in the ordinary course of business in an amount not to exceed $15 million at any one time outstanding. See "Description of the Exchange Notes."

                                ---------------

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL COINMACH ACCEPT TENDERS OF SERIES B NOTES OR PRIVATE NOTES FOR EXCHANGE NOTES FROM, HOLDERS OF SERIES B NOTES OR PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE ACCEPTANCE THEREOF OR THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE PURSUANT HERETO SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

  NOTICE TO NEW HAMPSHIRE RESIDENTS: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE, PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                             AVAILABLE INFORMATION

  Coinmach is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

  Coinmach has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to the Exchange Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein and filed as an exhibit to the Registration Statement are not necessarily complete and in each instance, reference is made to the copy of each contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to Coinmach and its subsidiaries and the Exchange Notes, reference is hereby made to the Registration Statement and the exhibits thereto which may be obtained from the Commission in the manner set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Coinmach's Annual Report on Form 10-K for the fiscal year ended March 28, 1997, Amendment No. 1 on Form 10-K/A to Annual Report on Form 10-K for the fiscal year ended March 28, 1997, Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1997, Amendment No. 1 on Form 10-Q/A to Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1997, Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 1997, Amendment No. 1 on Form 10-Q/A to Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 1997, Amendment No. 2 on Form 8-K/A to Current Report on Form 8-K dated January 8, 1997, Amendment No. 3 on Form 8-K/A to Current Report on Form 8-K dated January 8, 1997, Current Report on Form 8-K dated October 8, 1997 and Amendment No. 1 on Form 8-K/A to Current Report on Form 8-K dated October 8, 1997, each of which has been filed with the Commission, are hereby incorporated by reference in and made a part of this Prospectus.

  This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Coinmach will furnish without charge, to each person to whom this Prospectus is delivered, upon written or oral request of such person, including any beneficial owner, a copy of any and all of the information that has been incorporated by reference into the Registration Statement of which this Prospectus is a part but which has not been delivered with this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates by reference); such requests should be directed to Coinmach Corporation, 55 Lumber Road, Roslyn, New York 11576, Attention: Robert M. Doyle. In order to ensure timely delivery of the documents, any request should be made by
       , 1998.

                                 FISCAL YEARS

  On November 30, 1995, The Coinmach Corporation ("TCC") merged with and into Solon Automated Services, Inc. ("Solon"), whereupon Solon, the surviving entity, was renamed Coinmach Corporation. TCC's fiscal year end was March 31. TCC's predecessor had a fiscal year end of December 31, thus creating a three-month transition period ended March 31, 1995. Therefore, for example, "fiscal 1996" refers to the fiscal year ended March 31, 1996. On January 31, 1995, TCC was formed by certain of the current owners of Coinmach Laundry Corporation ("CLC" or "Coinmach Laundry") the owner of 100% of the outstanding common stock of Coinmach. Solon's fiscal year end was the Friday closest to September
30. On April 5, 1995, the voting stock of Solon was acquired by certain of the current owners of CLC (the "Solon Acquisition"), and accordingly, periods prior to and after April 5, 1995 are reflected as predecessor and successor periods, respectively, in their financial statements. On November 30, 1995, TCC merged with and into Solon (the "Merger"). In connection with the Merger, Coinmach changed its fiscal year end to the Friday closest to March 31.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the consolidated financial statements and related notes thereto, presented elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise requires, all references to "Coinmach" herein refer to Coinmach Corporation, all references to the "Company" herein refer to Coinmach and its consolidated subsidiaries and their respective predecessors and subsidiaries, in each case as applicable, and all references to "Coinmach Laundry" herein refer to Coinmach Laundry Corporation, the holder of 100% of the outstanding common stock of Coinmach. References to the "Exchange Offer" shall refer to the offering of the Exchange Notes hereby.

                                  THE COMPANY

GENERAL

  The Company, established in 1947, is the leading supplier of outsourced coin-operated laundry equipment services for multi-family housing properties in the United States. The Company's business involves leasing laundry rooms from building owners and property management companies, installing and servicing the laundry equipment and collecting revenues generated from laundry machines. The Company owns and operates approximately 420,000 coin-operated washers and dryers in approximately 42,000 locations on routes throughout the United States and in 151 retail laundromats located throughout Texas. The Company's principal offices are located at 55 Lumber Road, Roslyn, New York 11576, telephone number
(516) 484-2300.

  In January 1995, the Company initiated a strategy of controlled growth through acquisitions. This strategy was designed to increase the installed machine base in its then existing operating region as well as to provide the Company with a strong market presence in new regions. Since January 1995, the Company has completed six significant acquisitions adding revenues of approximately $221 million and expanding its national presence from the Northeast into the Mid-Atlantic, Southeast, South-Central, Midwest and Western regions of the United States. Accordingly, the Company has grown its installed base from approximately 54,000 machines to approximately 420,000 machines.

  As a result of this strategy of growth, the Company's revenues and EBITDA have grown from $72.9 million and $13.6 million, respectively, on a historical basis for the twelve months ended March 31, 1995, to $306.9 million and $97.9 million (before deducting non-cash stock-based compensation charges), respectively, for the twelve months ended March 28, 1997 (the "1997 fiscal year"), on a pro forma basis, giving effect to the acquisitions consummated by the Company since March 30, 1996.

INDUSTRY

  The coin-operated laundry services industry is characterized by stable cash flows generated by long-term, renewable lease contracts with multi-family property owners and management companies. The industry is highly fragmented, with many small, private and family-owned route businesses continuing to operate throughout all major metropolitan areas. According to information provided by the Multi-housing Laundry Association, the industry consists of over 280 independent operators. Based upon industry estimates, management believes there are approximately 3.5 million installed machines in multi-family housing properties throughout the United States, approximately 2.5 million of which have been outsourced to independent operators such as the Company and approximately 1.0 million of which continue to be operated by the owners of such locations.

BUSINESS STRATEGY

  The Company's business strategy is to enhance its position as the largest provider of outsourced coin-operated laundry equipment services in the United States. Management intends to continue to grow the Company's installed machine base both internally and through selective acquisitions to achieve benefits of scale, increase its operating efficiencies and improve its financial performance. Internal growth is comprised of: (i) adding new customers in existing regions and securing contracts for additional locations from current customers; (ii) converting owner-operated facilities to Company managed facilities; (iii) improving the net contribution per machine through operating efficiencies and selective price increases; and (iv) pursuing additional growth opportunities presented by the Company's leading market position and access to approximately four million individual housing units. The Company's acquisition strategy is to continue to selectively acquire local, regional and multi-regional route businesses from independent operators at attractive prices. The Company is currently evaluating several acquisition opportunities, however, there can be no assurance that, subsequent to ongoing negotiations and due diligence reviews, the Company will complete any such acquisitions.

  An important element of the Company's business strategy is to continue to expand its geographic presence to gain additional regional and multi-regional account opportunities with large multi-family housing property managers and owners. Management believes that a significant portion of its customer base, which manages multi-family housing and other residential properties, is consolidating. Consequently, management believes that opportunities for outsourcing coin-operated laundry equipment services to professionally managed, multi-regional, well-capitalized independent operators such as the Company are increasing.

  The Company's business strategy also includes the continued development of its management information systems (the "Integrated Computer Systems"), which management believes are the most advanced in the industry. The Integrated Computer Systems provide real-time operational and competitive data, which in conjunction with the Company's multi-regional service capabilities, enhance the Company's operating efficiencies throughout its regions and enable the Company to deliver superior customer service. The Integrated Computer Systems also provide the Company with the flexibility to integrate acquisitions on a timely basis, including key functions such as sales, service, collections and security. Finally, as the industry leader, the Company works closely with its equipment vendors to assess ongoing technological changes and implements those which the Company believes are beneficial to customer service, operating efficiencies and financial performance.

FINANCIAL CHARACTERISTICS OF THE BUSINESS

  The Company's business has the following financial characteristics:

  Recurring Revenues. The Company derives a majority of its revenues from outsourced coin-operated laundry equipment services typically performed under long-term contracts with landlords, property management companies and owners of rental apartment buildings, condominiums and cooperatives, university and institutional housing and other multi-family housing properties. Management estimates that approximately 90% of its locations are subject to long-term contracts with initial terms of three to ten years, most of which have automatic renewal or right of first refusal provisions. During the 1997 fiscal year, the Company retained approximately 97% of its existing machine base. The Company believes that its ability to retain its customers and machine base is attributable to a number of factors, including the Company's national reputation for superior service, the structure of its contracts and the strength of its long-term customer relationships.

  Diversified Customer Base. The Company provides outsourced coin-operated laundry equipment services to over 42,000 laundry rooms in its operating regions, and no one customer accounts for more than 2% of its revenues. Management estimates that the Company's services are located in multi-family housing properties containing over four million individual housing units.

  Leverageable Cash Flows. Due to the stable, recurring nature of the Company's revenues and its consistent EBITDA levels, the Company has been able to obtain debt financing on favorable terms to support its acquisition strategy. This use of debt financing to support growth is an important component of the Company's financial strategy, and the Company believes that access to both the public and private debt markets provides it with a competitive advantage.

  Benefits of Scale. By increasing its installed machine base, the Company has benefited from economies of scale in both operating costs and purchasing power. The Company is able to leverage its existing infrastructure, including its sales, service, collections, security and corporate overhead, over a larger installed machine base than its competition. As a result, the Company has been able to improve its EBITDA margin as it has increased its size. For the twelve months ended March 29, 1996, the 1997 fiscal year and the six months ended September 26, 1997, the Company's EBITDA margins were 28.5%, 30.4% and 31.1%, respectively. Furthermore, due to its purchasing power, management believes that the Company is able to purchase equipment on terms more favorable for costs lower than those available to smaller industry participants.

  Significant Portion of Capital Investment Related to Growth. During the 1997 fiscal year, the Company spent approximately $213.0 million in capital expenditures, of which $171.5 million, or approximately 80.6%, was used to finance acquisitions as part of the Company's growth strategy. Of the remaining capital investment, approximately $12.5 million, or approximately 5.8%, was used for internally generated growth and approximately $29.1 million, or approximately 13.6%, related to the renewal of the Company's existing machine base.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER..........  The Company is offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Series B Notes and Private Notes that are properly tendered and accepted. The objective of the Exchange Offer is to create a single series of debt securities having a total outstanding principal amount which is larger than that of either the Private Notes or the Series B Notes as separate series, thus resulting in greater liquidity for the Exchange Notes. However, see "Risk Factors--Dilution of Interest." The Company will issue Exchange Notes to Holders of Series B Notes and Private Notes validly tendered and not withdrawn promptly following the Expiration Date. See "Risk Factors--Consequences of Failure to Exchange." As of the date hereof, $196,655,000 aggregate principal amount of Series B Notes and $100,000,000 aggregate principal amount of Private Notes are outstanding.

RESALES.....................  Based on an interpretation by the staff of the
                              Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to this Exchange Offer in exchange for Series B Notes and Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or
                              (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Each broker-dealer that receives the Exchange Notes for its own account in exchange for Series B Notes and/or Private Notes, where such Series B Notes and/or Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

REGISTRATION RIGHTS AND
LIQUIDATED DAMAGES..........
                              This Exchange Offer is being made pursuant to the Registration Rights Agreement, dated October 8, 1997 between the Company and Jefferies & Company, Inc., Lazard Freres & Co., LLC, BT Alex. Brown and First Union Capital Markets Corp., the initial purchasers of the Private Notes (collectively, the "Initial Purchasers") which, among other things, requires the Company to cause the Registration Statement of which this Prospectus forms a part to become effective on or prior to 120 days after the date of original issuance of the Private Notes and the Exchange Offer to be consummated on or prior to 165 days after the date of original issuance of the Private Notes. If such requirements are not met, the interest rate on the

                              Private Notes will become subject to increases under certain circumstances as set forth therein. See "The Exchange Offer--Failure to Consummate Exchange Offer." Pursuant to the Registration Rights Agreement, the rights of Holders of Private Notes and Series B Notes to exchange such Private Notes and Series B Notes for Exchange Notes will expire upon consummation of the Exchange Offer. Holders of Private Notes who do not exchange their Private Notes for Exchange Notes in the Exchange Offer will not be able to reoffer, resell or otherwise dispose of their Private Notes unless such Private Notes are subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

EXPIRATION DATE.............  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on             , 1998, unless the
                              Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

ACCRUED INTEREST ON THE
EXCHANGE NOTES, THE SERIES
B NOTES AND THE PRIVATE
NOTES.......................
                              The Exchange Notes will bear interest from and including November 15, 1997, the last interest payment date for the Series B Notes and the Private Notes. Holders whose Series B Notes and/or Private Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such Series B Notes and/or Private Notes accrued to, but not including, the date of the issuance of the Exchange Notes. Such waiver will not result in the loss of interest income to such Holders, since the Exchange Notes will bear interest from the last interest payment date for the Series B Notes and the Private Notes.

CONDITIONS TO THE EXCHANGE    The Exchange Offer is subject to certain
OFFER.......................  customary conditions. The conditions are limited and relate in general to proceedings which have been instituted or laws which have been adopted that might impair the ability of the Company to proceed with the Exchange Offer. As of the date of this Prospectus, none of these events had occurred, and the Company believes their occurrence to be unlikely. If any such conditions exist prior to the Expiration Date, the Company may (i) refuse to accept any Series B Notes and/or Private Notes and return all previously tendered Series B Notes and/or Private Notes,
                              (ii) extend the Exchange Offer, or (iii) waive such conditions. See "The Exchange Offer--
                              Conditions." The Exchange Offer is not
                              conditioned upon any minimum aggregate principal amount of Series B Notes or Private Notes being tendered for exchange.

PROCEDURES FOR TENDERING
SERIES B NOTES AND PRIVATE
NOTES.......................
                              Each Holder wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Private Notes and any other required documentation to State Street Bank and Trust Company (formerly, Shawmut Bank Connecticut, National Association), as Exchange Agent (the "Exchange Agent"), at the address set forth herein and in the Letter of Transmittal. By executing the Letter of Transmittal, the Holder will represent to and agree with the Company that, among other things, (i) the Exchange Notes to be acquired by the Holder in connection with the Exchange Offer are being acquired by the Holder in the ordinary course of business of the Holder, (ii) the Holder has no arrangement or understanding with any person to participate in a distribution of Exchange Notes, (iii) that, if such Holder is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Notes, such Holder must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in no-action letters (see "The Exchange Offer--Resale of Exchange Notes"),
                              (iv) such Holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by such Holder in exchange for Series B Notes and/or Private Notes acquired by such Holder directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by
                              Item 507 or Item 508, as applicable, of
                              Regulation S-K of the Commission, and (v) the Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company. If the Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Series B Notes or Private Notes that were acquired as a result of market-making activities or other trading activities, the Holder is required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer--Procedures for Tendering."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS...........
                              Any beneficial owner whose Series B Notes or Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Series B Notes or Private Notes in the Exchange Offer should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. See "The Exchange Offer--Procedures for Tendering." If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering his Series B Notes or Private Notes, either make appropriate arrangements to register ownership of the Series B Notes or Private Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

GUARANTEED DELIVERY           Holders who wish to tender their Series B Notes
PROCEDURES..................  or Private Notes and whose Series B Notes or
                              Private Notes are not immediately available or who cannot deliver their Series B Notes or Private Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Private Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed
                              Delivery Procedures."

ACCEPTANCE OF THE PRIVATE
NOTES AND DELIVERY OF THE
EXCHANGE NOTES..............
                              Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Company will accept for exchange any and all Series B Notes and Private Notes which are properly tendered in the Exchange Offer prior to the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered on the earliest practicable date following the Expiration Date. See "The Exchange Offer -Terms of the Exchange Offer."

WITHDRAWAL RIGHTS...........  Tenders of Series B Notes and Private Notes may
                              be withdrawn at any time prior to 5:00 p.m. New York City time on the Expiration Date. See "The Exchange Offer--Withdrawal of Tenders."

CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS..............
                              For a discussion of certain federal income tax considerations relating to the exchange of the Exchange Notes for Series B Notes or Private Notes, see "Certain Federal Income Tax Considerations."

EXCHANGE AGENT..............  State Street Bank and Trust Company is serving as the Exchange Agent in connection with the
                              Exchange Offer. The mailing address of the
                              Exchange Agent is State Street Bank and Trust Company, 777 Main Street--MSN 224, Hartford, Connecticut 06115, Attention: Corporation Trust Operations. Deliveries by overnight courier should be sent to the same address. By-hand deliveries should be addressed to State Street Bank and Trust Company, 14 Wall Street, 8th Floor, Window 2, New York, New York 10005,
                              Attention: Corporate Trust Department. For
                              information with respect to the Exchange Offer,
                              call                     of the Exchange Agent at
                              (860) 986-2092 or communicate by facsimile at
                              (860) 986-7920.

USE OF PROCEEDS.............  There will be no cash proceeds to the Company from the issuance of the Exchange Notes pursuant to the Exchange Offer.

                     SUMMARY DESCRIPTION OF EXCHANGE NOTES

  The Exchange Offer constitutes an offer to exchange up to $296,655,000 aggregate principal amount of the Exchange Notes for up to an equal aggregate principal amount of Series B Notes and Private Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Series B Notes except for the total outstanding principal amount thereof and are the same as the form and terms of the Private Notes except for the total outstanding principal amount thereof and except that (i) the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting their transfer thereof and (ii) holders of the Exchange Notes will not be entitled to certain rights of holders of Private Notes under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same indebtedness as the Series B Notes and Private Notes (each of which they replace) and will be issued under, and be entitled to the benefits of, the Indenture. See "Description of the Exchange Notes" for further information and for definitions of certain capitalized terms used and not otherwise defined below.

The Exchange Notes..........  Up to $296,655,000 aggregate face amount of 11
                              3/4% Series D Senior Notes due 2005 of Coinmach Corporation.

Maturity Date...............  November 15, 2005.

Interest Rate...............  The Exchange Notes will bear interest at an interest rate of 11 3/4% per annum.

Interest Payment Dates......  May 15 and November 15, commencing May 15, 1998.

Optional Redemption.........  The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 15, 2000, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date.

                              In addition, on or prior to December 31, 1998, the Company may, at its option, use the net cash proceeds from one or more Equity Offerings to redeem up to an aggregate of 35% of the principal amount of the Exchange Notes originally issued at 111 3/4% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date; provided, however, that at least 65% of the aggregate principal amount of the Private Notes and Exchange Notes then outstanding are outstanding immediately after any such redemption. See "Description of the Senior Notes--Redemption."

Ranking.....................  The Exchange Notes will be senior unsecured obligations of the Company and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company. The Exchange Notes will rank pari passu in right of payment with other senior indebtedness of the Company. However, the Exchange Notes will be effectively subordinated to all secured indebtedness of the Company and its subsidiaries, including indebtedness under the Credit Facility (as defined), to the extent of the assets securing such indebtedness.

Change of Control...........  Upon the occurrence of a Change of Control (as defined), each holder of Senior Notes will have the right to require the Company to repurchase such holder's Exchange Notes at a price equal to

                              101% of the principal amount thereof plus accrued and unpaid interest to the repurchase date.

Certain Covenants...........  The Indenture, dated as of October 8, 1997, between the Company and State Street Bank and Trust Company, as Trustee, governing the Private Notes and the Exchange Notes (the "Indenture") contains certain covenants, including, but not limited to, covenants with respect to the following: (i) limitation on incurrence of additional indebtedness; (ii) limitation on restricted payments; (iii) limitation on asset sales; (iv) limitation on dividend and other payment restrictions affecting subsidiaries; (v) limitation on preferred stock of restricted subsidiaries; (vi) limitation on liens; (vii) merger, consolidation and sale of assets; (viii) limitations on transactions with affiliates; and
                              (ix) limitation on sale and leaseback
                              transactions. The foregoing covenants shall not apply to Unrestricted Subsidiaries (as defined) designated by the Company and funded in accordance with the restrictions contained in the "Limitation on Restricted Payments" covenant.

Use of Proceeds.............  There will be no cash proceeds to the Company from the issuance of the Exchange Notes pursuant to the Exchange Offer.

                                  RISK FACTORS

  PROSPECTIVE PURCHASERS OF THE EXCHANGE NOTES SHOULD CONSIDER ALL OF THE INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE MAKING AN INVESTMENT IN THE EXCHANGE NOTES. IN PARTICULAR, PURCHASERS SHOULD CONSIDER THE INVESTMENT CONSIDERATIONS SET FORTH UNDER "RISK FACTORS" HEREIN.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

  The following table presents summary historical consolidated financial data of the Company for the year ended March 28, 1997 and for the twelve months ended March 29, 1996, and the unaudited summary historical financial data for the six months ended September 26, 1997, and for the six months ended September 27, 1996. The unaudited pro forma financial data for the year ended March 28, 1997 and for the six months ended September 26, 1997 give effect to the issuance on October 8, 1997 of the Private Notes and also give effect to certain acquisitions, including the Kwik Wash Acquisition, the Reliable Acquisition, the Appliance Warehouse Acquisition and the National Coin Acquisition (each as defined), as if such transactions occurred at the beginning of the period (or in the case of Balance Sheet Data, as of the date of such data). The unaudited pro forma combined financial data are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transactions had been consummated as of the indicated dates. The financial data set forth below should be read in conjunction with the Company's combined consolidated financial statements and the related notes thereto incorporated by reference into this Prospectus and under the headings "Unaudited Pro Forma Financial Data", "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." All financial data are in thousands, except ratios and machine data.

                                       HISTORICAL                         PRO FORMA
                          ------------------------------------------  -------------------
                          COMBINED
                           TWELVE       YEAR       SIX        SIX       YEAR       SIX
                           MONTHS      ENDED     MONTHS     MONTHS     ENDED     MONTHS
                           ENDED       MARCH      ENDED      ENDED     MARCH      ENDED
                           MARCH        28,     SEPTEMBER  SEPTEMBER    28,     SEPTEMBER
                          29, 1996(1)   1997    27, 1996   26, 1997     1997    26, 1997
                          --------    --------  ---------  ---------  --------  ---------
OPERATING DATA:
Revenues................  $178,789    $206,852  $ 94,446   $149,797   $306,913  $156,983
Operating, general and
 administrative
 expenses...............   127,923     143,966    65,688    103,196    209,141   107,605
Depreciation and
 amortization...........    36,635      46,316    20,192     34,580     71,973    35,912
Stock based compensation
 charge                        --        1,768     1,460        462      1,768       462
Operating income........    12,031      14,802     7,106     11,559     24,031    13,004
Interest expense,
 net(2).................    23,371      27,417    12,345     21,173     43,098    22,969
Net Loss before
 extraordinary items....    (8,480)    (10,308)   (3,639)    (7,709)   (15,322)   (8,072)
BALANCE SHEET DATA (AT
 END OF PERIOD):
Property and equipment,
 net....................  $ 82,699    $112,116  $ 93,819   $130,348   $124,562  $130,348
Contract rights, net....    59,745     180,557    63,217    217,371    225,498   217,371
Total assets............   248,167     467,550   251,929    559,187    556,437   563,562
FINANCIAL RATIOS AND
 OTHER DATA (UNAUDITED):
EBITDA(3)...............  $ 50,866    $ 62,886  $ 28,758   $ 46,601   $ 97,926  $ 49,378
EBITDA margin(4)........      28.5%       30.4%     30.4%      31.1%      31.9%     31.5%
Operating margin(5).....       6.7%        7.2%      7.5%       7.7%       7.8%      8.3%
Ratio of Earnings to
 Fixed Charges(6).......       --          --        --         --         --        --
Number of machines
 (rounded)..............   220,000     337,000   247,000    420,000    415,000   420,000

--------
(1) The combined historical audited financial data for the twelve months ended March 29, 1996 consist of the six month transition period ended March 29, 1996 and the six months ended September 29, 1995.
(2) Interest expense is reflected net of interest income and includes an allocation of interest expense on the $15.0 million promissory note issued by the Company's parent holding company, Coinmach Laundry in connection with Kwik Wash Acquisition (as defined) in January 1997, which is required for reporting purposes under generally accepted accounting principles ("GAAP").

(3) EBITDA represents earnings from continuing operations before deductions for interest, income taxes, depreciation and amortization before stock based compensation charge. EBITDA is used by management and certain investors as an indicator of a company's historical ability to service debt. Management believes that an increase in EBITDA is an indicator of the Company's improved ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. However, EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (i) operating income (as determined by generally accepted accounting principles) as an indicator of operating performance or (ii) cash flows from operating, investing and financing activities (as determined by generally accepted accounting principles) as a measure of liquidity. Given that EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."
(4) EBITDA margin represents EBITDA as a percentage of revenues. Management believes that EBITDA margin is a useful measure to evaluate the Company's performance over various sales levels. EBITDA margin should not be considered as an alternative for measurements determined in accordance with GAAP.
(5) Operating margin represents operating income as a percentage of revenues.
(6) For the purpose of computing the ratio of earnings to fixed charges, "earnings" include income (loss) before other expense (income), income taxes and extraordinary gain plus fixed charges. "Fixed charges" include interest expense, amortization expense relating to issuance of any indebtedness and such portion of operating lease rentals estimated to represent the interest factor of such rentals. Earnings did not cover fixed charges during these periods by the following amounts: combined twelve months ended March 29, 1996 - $11,340, Year ended March 28, 1997 - $12,615,
    Six months ended September 27, 1996 - $5,239, Six months ended September 26, 1997 - $9,614, Pro forma year ended March 28, 1997 - $19,067 and Pro forma six months ended September 26, 1997 - $9,965.

                          FORWARD LOOKING STATEMENTS

  This Prospectus and other reports and statements filed by the Company from time to time with the Commission (collectively, "Commission Filings") contain or may contain certain forward looking statements and information that are based on the beliefs of the Company's management as well as estimates and assumptions made by, and information currently available to, the Company's management. When used in Commission Filings, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan" and similar expressions, as they relate to the Company or the Company's management, identify forward looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions relating to the Company's operations and results of operations, competitive factors, shifts in market demand, and other risks and uncertainties, including, in addition to any uncertainties specifically identified in the text surrounding such statements, uncertainties with respect to changes or developments in social, economic, business, industry, market, legal and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the Company's stockholder, customers, suppliers, competitors, legislative, regulatory, judicial and other governmental authorities. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary significantly from those anticipated, believed, estimated, expected, intended or planned.

                                 RISK FACTORS

  In addition to other information contained in this Prospectus, Holders of Private Notes and Series B Notes should carefully consider the following factors before investing in the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Private Notes and Series B Notes who do not exchange their Private Notes and Series B Notes for Exchange Notes in the Exchange Offer will not be able to take advantage of the increased liquidity afforded by the Exchange Notes which would have a total aggregate principal amount of $296,655,000 as opposed to $196,655,000 for the Series B Notes and $100,000,000 for the Private Notes.

  In addition, holders of Private Notes who do not exchange their Private Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Private Notes as set forth in the legend thereon as a consequence of the issuance of the Private Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Private Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Private Notes under the Securities Act. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes and Series B Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such Exchange Notes. Notwithstanding the foregoing, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes received in exchange for Private Notes and/or Series B Notes where such Private Notes and/or Series B Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Private Notes acquired directly from the Company). The Company has agreed that, for a period of 180 days from the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, the ability of any holder to resell the Exchange Notes is subject to applicable state securities laws as described in "Blue Sky Restriction on Resale of Exchange Notes" below.

FAILURE TO COMPLY WITH EXCHANGE OFFER PROCEDURES

  To participate in the Exchange Offer and to avoid the restrictions on transfer of the Private Notes, Holders of Series B Notes and Private Notes must transmit a properly completed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Series B Notes or Private Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer of such Series B Notes or Private Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described herein. See "The Exchange Offer."

BLUE SKY RESTRICTIONS ON RESALE OF EXCHANGE NOTES

  In order to comply with the securities laws of certain jurisdictions, the Exchange Notes may not be offered or resold by any holder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. The Company does not currently intend to register or qualify the resale of the Exchange Notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

ABSENCE OF PUBLIC MARKET

  The Exchange Notes will be new securities for which there currently is no market. There can be no assurance as to the liquidity of any markets that may develop for the Exchange Notes, the ability of holders of the Exchange Notes to sell their Exchange Notes, or the price at which holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchasers previously advised the Company that it intends to make a market in the Exchange Notes. However, the Initial Purchaser is not obligated to do so and any market making may be discontinued at any time without notice. Therefore, there can be no assurance that any active market for the Exchange Notes will develop. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

SUBSTANTIAL INDEBTEDNESS

  The Company has substantial indebtedness and debt service requirements. In addition to indebtedness outstanding under the Series B Notes and the Private Notes, the Company is party to a credit agreement (the "Credit Agreement") with Bankers Trust Company, First Union National Bank of North Carolina, Lehman Commercial Paper, Inc. and certain other lending institutions named therein providing for, among other things, a $190.0 million term loan facility and a $70.0 million revolving credit facility (as amended, the "Credit Facility"). As of September 26, 1997, on a pro forma basis after giving effect to the issuance of the Private Notes on October 8, 1997, the Company's indebtedness was approximately $397.6 million (excluding the premium on the Private Notes) which included $98.5 million outstanding under the Credit Facility, and its stockholder's equity was approximately $4.3 million.

  The Company's level of indebtedness will have several important effects on its future operations, including, but not limited to, the following: (i) a significant portion of the Company's cash flow from operations will be required to pay interest on its indebtedness and will not be available for other purposes; (ii) the financial covenants and other restrictions contained in certain of the agreements governing the Company's indebtedness will require the Company to meet certain financial tests and will limit its ability to borrow additional funds or to dispose of assets; (iii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; and
(iv) the Company's ability to adapt to changes in the coin-operated laundry equipment services industry and to economic conditions in general could be limited. The financial covenants contained in the agreements governing Coinmach's indebtedness restrict Coinmach's ability to make dividends, distributions or other payments to Coinmach Laundry. Additionally, the Company's ability to meet its debt service obligations and to reduce its total debt will be dependent upon its future performance, which will be subject to general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  An inability of the Company to comply with the financial covenants or other conditions contained in the financing agreements governing the Company's indebtedness could result in an acceleration of amounts due thereunder. If the Company is unable to meet its debt service obligations, it could be required to take certain actions such as reducing or delaying capital expenditures, selling assets, refinancing or restructuring its indebtedness, selling additional equity capital or other actions. There is no assurance that any of such actions could be effected on commercially reasonable terms, if at all, or on terms permitted under the applicable financing agreements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

HISTORICAL NET LOSSES

  In the past, the Company has experienced net losses. The Company incurred a loss before extraordinary items of approximately $10.3 million and $7.7 million for the year ended March 28, 1997 and the six months ended September 26, 1997, respectively. As of September 26, 1997, the Company had an accumulated deficit of approximately $36.9 million. No assurance can be given that net losses will not occur in future periods.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividend and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in unrelated businesses. In addition, the Credit Facility contains other and more restrictive covenants and, under certain circumstances, prohibits the Company from prepaying the Exchange Notes. The Credit Facility also requires the Company to maintain specified financial ratios and satisfy certain financial tests. The Company's ability to maintain or meet such financial ratios and tests may be affected by events beyond its control, and there can be no assurance that the Company will maintain or meet such ratios and tests. A breach of any of these covenants could result in an event of default under the Credit Facility, in which case, the lenders could elect to declare all amounts borrowed under the Credit Facility, together with accrued interest, to be immediately due and payable and to terminate all commitments under the Credit Facility. If the Company were unable to repay all amounts declared due and payable, the lenders could proceed against the collateral granted to satisfy the indebtedness and other obligations due and payable. Substantially all of the assets of the Company and its subsidiaries are pledged as security under the Credit Facility. If the obligations under the Credit Facility were to be accelerated, there could be no assurance that the assets of the Company and its subsidiaries would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Exchange Notes. See "Description of the Exchange Notes--Certain Covenants."

DEPENDENCE UPON LEASE RENEWALS

  The Company's business is highly dependent upon the renewal of its lease contracts with property owners and management companies. The Company has historically focused on obtaining long-term, renewable lease contracts and management estimates that, approximately 90% of its locations are subject to long-term leases with initial terms of three to ten years. There can be no assurance that the Company will be able to renew its leases as they expire or that its new leases will contain the same renewal and related material terms. See "Business--Description of Operations--Location Leasing."

RISKS OF ACQUISITIONS AND INTEGRATION OF ACQUIRED BUSINESSES

  As part of its business strategy, the Company will continue to evaluate opportunities to acquire local, regional and multi-regional route businesses. There can be no assurance that the Company will find attractive acquisition candidates or effectively manage the integration of acquired businesses into its existing business. If the expected operating efficiencies from such transactions do not materialize, if the Company fails to integrate new businesses into its existing business, or if the costs of such integration exceed expectations, the Company's operating results and financial condition could be adversely affected. Future acquisitions by the Company could result in the incurrence of debt, the potentially dilutive issuance of equity securities and the incurrence of contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could adversely affect the Company's operating results and financial condition.

CAPITAL REQUIREMENTS

  The Company operates in a capital intensive industry and must continue to make capital expenditures to maintain its operating base, including investments in equipment and contract maintenance. The Company spent approximately $29.1 million on renewal capital expenditures for the 1997 fiscal year. While the Company estimates that it will generate sufficient cash flow from operations to finance anticipated capital expenditures, there can be no assurance that it will be able to do so.

MANAGEMENT OF GROWTH

  The Company expects to grow through internal growth and acquisitions. Management expects to expend significant time and effort in evaluating, completing and integrating such acquisitions. There can be no assurance that the Company's systems, procedures and controls will be adequate to support the Company's operations as they expand. Any future growth will also impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional management will be identified and retained by the Company. To the extent that the Company is unable to manage its growth efficiently and effectively, or is unable to attract and retain additional qualified management, the Company's financial condition and results of operations could be materially adversely affected. See "Business--Business Strategy."

REDUCED OCCUPANCY LEVELS

  Extended periods of reduced occupancy can adversely affect the Company's operations. In a period of occupancy decline, the Company could be faced with reductions in revenues and cash flow from operations in certain areas. In past periods of occupancy decline, management designed incentive programs that were successful in maintaining stable profit margins by offering owners and management companies financial incentives relating to increased occupancy levels (and the use of laundry room facilities) in exchange for certain guaranteed minimum periodic payments. Although the Company is geographically diversified, there can be no assurance that the Company will maintain its revenue levels or cash flow from operations in periods of low occupancy.

DECLINE IN REVENUES

  Due to previous capital constraints and debt service requirements, the Company experienced declines in revenues from operations during certain periods prior to the 1997 fiscal year. Growth in revenues is driven by a number of factors, including market conditions, the size of the operating base of machines, the number of installed machines, the ability to maintain and expand the machine base through an appropriate level of capital expenditures and actual revenue generated on a per-machine basis. The Company is continually monitoring and maintaining its operating base by purchasing and maintaining equipment and pursuing its business strategy of acquiring route businesses to increase operating leverage. There can be no assurance that revenues from operations will increase or maintain current levels in future periods.

DEPENDENCE ON KEY PERSONNEL

  The Company's continued success will depend largely on the efforts and abilities of its executive officers and certain other key employees, all of whom have employment agreements with the Company. The Company does not maintain insurance policies with respect to such employees, and the Company's operations could be affected adversely if, for any reason, such officers or key employees do not remain with the Company. See "Management."

CONTROL BY PRINCIPAL STOCKHOLDER

  Golder, Thoma, Cressey, Rauner Fund IV, LP ("GTCR") owns approximately 45.5% of the outstanding shares of Coinmach Laundry's voting common stock ("Coinmach Laundry Common Stock") and non-voting common stock (before giving effect to shares of Coinmach Laundry Common Stock issuable upon exercise of options which are currently vested and exercisable). GTCR and certain holders of Coinmach Laundry Common Stock are parties to a Voting Agreement dated July 23, 1996 (the "Voting Agreement"), that gives GTCR the ability to designate for election a majority of Coinmach Laundry's directors and therefore determine the outcome of substantially all issues submitted to Coinmach Laundry's stockholders, including mergers, sales of all or substantially all of the Company's assets and similar fundamental corporate changes.

COMPETITION

  The coin-operated laundry equipment services industry is highly competitive, capital intensive and requires reliable, quality service. The industry is fragmented nationally, with many small, private and family-owned businesses operating throughout most major metropolitan areas. Notwithstanding the fragmentation of the industry, there are currently three companies, including the Company, with significant operations in multiple regions throughout the United States. Some of the Company's competitors may possess greater financial and other resources than the Company. Furthermore, current and potential competitors may make acquisitions or may establish relationships among themselves or with third parties to increase their ability to compete within the industry. Accordingly, it is possible that new competitors may emerge and rapidly acquire significant market share. If this were to occur, the business, operating results, financial condition and cash flows of the Company could be materially adversely affected.

SIGNIFICANT INTANGIBLE ASSETS

  Adjusted for the issuance of the Private Notes, approximately $326.4 million or 57.9% of the Company's total assets would have been intangible assets consisting primarily of contract rights and goodwill as of September 26, 1997. In the event of a sale or liquidation, there can be no assurance that the value of the Company's intangible assets would be realized.

ENVIRONMENTAL REGULATION

  The Company's business and operations are subject to federal, state and local environmental laws and regulations that impose limitations on the discharge of, and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of, certain materials, substances and wastes. To the best of management's knowledge, there are no existing or potential environmental claims against the Company, nor has the Company received any notification of responsibility for, or any inquiry or investigation regarding, any disposal, release or threatened release of any hazardous material, substance or waste generated by the Company that is likely to have a material adverse effect on the Company's business or financial condition. However, the Company cannot predict with any certainty that it will not in the future incur any liability under environmental laws and regulations that could have a material adverse effect on the Company's business or financial condition.

DILUTION OF INTEREST

  If all Series B Notes and Private Notes are exchanged for Exchange Notes, $296,655,000 aggregate principal amount of Exchange Notes will be outstanding following consummation of the Exchange Offer, and the Exchange Notes will be deemed to be a single series of notes outstanding under the Indenture. In such case, any actions requiring the consent of each Holder or the Holders of a majority in outstanding principal amount of notes under the Indenture will therefore require the consent of each Holder of Exchange Notes or the Holders of a majority in aggregate principal amount of such outstanding Exchange Notes, as applicable, and the current individual voting interest of each Holder of Series B Notes and Private Notes will accordingly be diluted.

                              THE EXCHANGE OFFER

PURPOSES OF THE EXCHANGE OFFER

  The Private Notes were sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently sold the Private Notes in reliance on Rule 144A under the Securities Act. As a condition to the sale of the Private Notes, the Company and the Initial Purchasers entered into the Registration Rights Agreement on October 8, 1997 (the "Closing Date"). Pursuant to the Registration Rights Agreement, the Company agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy, it would (i) file with the Commission a registration statement (an "Exchange Offer Registration Statement") under the Securities Act relating to an offer to exchange the Private Notes and the Series B Notes for Company debt securities of a single series with terms substantially identical to those of the Private Notes and the Series B Notes (except that the Exchange Notes will have a maximum aggregate principal amount of $296,655,000 and will not contain terms with respect to transfer restrictions) within 60 days after the Closing Date, (ii) use its good faith efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 120 days after the Closing Date and (iii) upon effectiveness of the Exchange Offer Registration Statement, to commence the Exchange Offer, maintain the effectiveness of the Registration Statement for at least 20 business days (or a longer period if required by law) and deliver to the Exchange Agent, Exchange Notes in the same aggregate principal amount as the Series B Notes and Private Notes that were tendered by Holders thereof pursuant to the Exchange Offer. The objectives of the Exchange Offer are (i) to create a single series of debt securities having a total outstanding principal amount which is larger than either the Private Notes or the Series B Notes as separate series, thus resulting in greater liquidity for the Exchange Notes, and (ii) to enable the Holders of Private Notes which contain certain restrictions on transfer to receive debt securities of the Company with terms which are substantially identical to those of the Private Notes but which do not contain restrictions on transfer. The Registration Statement of which this Prospectus is a part is intended to satisfy the Company's obligations under the Registration Rights Agreement and the Purchase Agreement.

RESALE OF EXCHANGE NOTES

  With respect to the Exchange Notes, based upon an interpretation by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that a Holder (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchanges Series B Notes or Private Notes for Exchange Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement with any person to participate, in a distribution of the Exchange Notes, will be allowed to resell Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any Holder acquires the Exchange Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Exchange Notes or is a broker-dealer, such Holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

  Each broker-dealer that receives Exchange Notes for its own account in exchange for Series B Notes or Private Notes, where such Series B Notes or Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus, in connection with any resale of such Exchange Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Series B Notes or Private Notes where such Series B Notes or Private Notes were acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed to make this Prospectus, as it may be amended or supplemented form time to time, available to broker-dealers for use in connection with any resale for a period of up to 180 days after the Expiration Date (as defined herein). See "Plan of Distribution."

FAILURE TO CONSUMMATE EXCHANGE OFFER

  If, (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 180 days after the Closing Date or (iii) under certain circumstances, the Initial Purchasers so request, then the Company shall promptly deliver to such holders and the Trustee written notice thereof, and the Company shall, at the sole expense of the Company, (a) as promptly as reasonably practicable, file a shelf registration statement covering resales of the Private Notes (the "Shelf Registration Statement"), (b) use its good faith efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its good faith efforts to keep effective the Shelf Registration Statement until the earlier of two years after its effective date and such time as all of the applicable Private Notes have been sold thereunder. The Company will, in the event of the Shelf Registration Statement, provide to each holder of the Private Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Private Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Private Notes. A holder of Private Notes who sells such Private Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification rights and obligations).

  If the Company fails to comply with the above provisions or if an Exchange Offer Registration Statement or, if applicable, a Shelf Registration Statement fails to become effective, then, additional interest (the "Additional Interest") shall become payable in respect of the Private Notes as follows:

    (i) if neither an Exchange Offer Registration Statement nor, if applicable, a Shelf Registration Statement has been filed in accordance with the terms of the Registration Rights Agreement on or prior to the 60th day after the Closing Date, then, commencing on the 61st day after the Closing Date, Additional Interest shall accrue on the Private Notes over and above the stated interest thereon at a rate of 0.50% per annum for the first 90 days immediately following the 60th day after the Closing Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

    (ii) if neither an Exchange Offer Registration Statement nor, if applicable, a Shelf Registration Statement is declared effective by the Commission on or prior to 120 days after the Closing Date, then, commencing on the 121st day after the Closing Date, Additional Interest shall be accrued on the Private Notes over and above the stated interest thereon at a rate of 0.50% per annum for the first 90 days immediately following the 120th day after the Closing Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

    (iii) if (A) the Company has not exchanged the Exchange Notes for all Series B Notes and Private Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 165th day after the Closing Date or (B) the Registration Statement of which this Prospectus forms a part ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective without being succeeded promptly (but in no event more than five business days) by another effective Shelf Registration Statement at any time prior to the earlier of the time that all of the applicable Private Notes have been sold thereunder or the second anniversary of its effective date, then Additional Interest shall accrue on the Private Notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on (x) the 166th day after the Closing Date with respect to the Private Notes validly tendered and not exchanged by the Company, in the case of clause (A) above, or (y) the date the

  Registration Statement of which this Prospectus forms a part ceases to be effective or usable for its intended purpose, in the case of clause (B) above, or (z) the day the Shelf Registration Statement ceases to be effective, in the case of clause (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

provided, however that the rate of Additional Interest on the Private Notes may not exceed 1.0% per annum in the aggregate; provided, further, that (1) upon the filing of an Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of an Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Series B Notes and Private Notes tendered (in the case of clause (iii)(A) above) or upon the effectiveness of an Exchange Offer Registration Statement which has ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of a Shelf Registration Statement which has ceased to remain effective (in the case of clause (iii)(C) above), Additional Interest on the Private Notes as a result of such clause (i), (ii) or (iii) above (or the relevant subclause thereof), as the case may be, shall cease to accrue.

  Any amounts of Additional Interest due pursuant to clause (i), (ii) or (iii) above will be payable in cash, on the same interest payment dates as the Private Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Private Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement.

  There is currently no public market for either the Series B Notes or the Private Notes. To the extent Series B Notes and Private Notes are tendered and accepted in the exchange, the principal amount of outstanding Series B Notes and Private Notes will decrease with a resulting decrease in the liquidity in the markets therefor. In addition, following the consummation of the Exchange Offer, Holders of Private Notes who were eligible to participate in the Exchange Offer but who did not tender their Private Notes will not have any further registration rights and such Private Notes will continue to be subject to certain restrictions on transfer.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Series B Notes and Private Notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Series B Notes and Private Notes surrendered pursuant to the Exchange Offer. Series B Notes and Private Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Exchange Notes are the same as the form and terms of the Series B Notes except that the aggregate principal amount of the Exchange Notes will be $296,655,000 and the form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that the aggregate principal amount of the Exchange Notes will be $296,655,000 and except that (i) the Exchange Notes will be registered under the Securities Act and hence the Exchange Notes will not bear legends restricting their transfer and (ii) holders of the Exchange Notes will not be entitled any of the rights of Holders under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Series B Notes and the Private Notes (each of which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Private Notes, such that both series will be treated as single class of debt securities under the Indenture.

  Only a registered Holder of Private Notes (or such Holder's legal representative or attorney-in-fact) as reflected on the records of the Trustee under the Indenture and only a registered Holder of Series B Notes (or such Holder's legal representative or attorney-in-fact) as reflected on the records of State Street Bank and Trust Company, the trustee with respect to the Series B Notes (the "Series B Trustee") may participate in the Exchange Offer. There will be no fixed record date for determining registered Holders entitled to participate in the Exchange Offer. The Company has fixed the close of business
on             , 1997, however, as the record date for purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent.

  Holders do not have any appraisal or dissenters' rights under the Series B Indenture (as defined) or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Series B Notes and Private Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purposes of receiving the Exchange Notes from the Company.

  Holders who tender Series B Notes and/or Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Series B Notes and/or Private Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "The Exchange Offer--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
            , 1998 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will (i) notify the Exchange Agent of any extension by oral or written notice and (ii) issue a press release or other public announcement which shall include disclosure of the approximate number of Series B Notes and Private Notes tendered to date, in each case prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Series B Notes and/or Private Notes, (ii) to extend the Exchange Offer or (iii) if any conditions set forth below under "The Exchange Offer-- Conditions" shall not have been satisfied, to terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered Holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer for a period of 5 to 10 business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such 5 to 10 business day period.

INTEREST ON THE EXCHANGE NOTES

  The Exchange Notes bear interest at a rate equal to 11 3/4% per annum. Interest on the Exchange Notes is payable semi-annually on each November 15 and May 15, commencing on May 15, 1998. Holders of Exchange Notes will receive interest on May 15, 1998 from the date of initial issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Series B Notes and the Private Notes from November 15, 1997, the last date on which interest was paid on the Series B Notes and the Private Notes, to the date of exchange of such Series B Notes and Private Notes for Exchange Notes. Holders of Series B Notes and/or Private Notes that are accepted for exchange will be deemed to have waived the right to receive any interest accrued on such Series B Notes and/or the Private Notes. Such waiver will not result in the loss of interest income to such Holders, since the Exchange Notes will bear interest from November 15, 1997.

PROCEDURES FOR TENDERING

  Only a registered Holder of Series B Notes or Private Notes may tender such Series B Notes or Private Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent at the address set forth below under "The Exchange Offer--Exchange Agent" for receipt prior to the Expiration Date. In addition, either (i) certificates for such Series B Notes or Private Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Series B Notes or Private Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Depository") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below.

  The tender by a Holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth in herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF SERIES B NOTES AND/OR PRIVATE NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL, SERIES B NOTES OR PRIVATE NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner(s) of Series B Notes or Private Notes whose Series B Notes or Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Series B Notes or Private Notes, either make appropriate arrangements to register ownership of the Series B Notes or Private Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "The Exchange Offer--Withdrawal of Tenders"), as the case may be, must be guaranteed by an Eligible Institution (as hereinafter defined) unless the Series B Notes or Private Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or

(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered Holder listed therein, such Series B Notes or Private Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Series B Notes or Private Notes.

  If the Letter of Transmittal or any Series B Notes or Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Exchange Agent and the Depository have confirmed that any financial institution that is a participant in the Depository's system may utilize the Depository's Automated Tender Offer Program to tender Series B Notes or Private Notes.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Series B Notes or Private Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Series B Notes and Private Notes not properly tendered or any Series B Notes and Private Notes the Company's acceptance of which would, in the opinion of the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Series B Notes and/or Private Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series B Notes and/or Private Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Series B Notes and Private Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Series B Notes and/or Private Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

  While the Company has no present plan to acquire any Series B Notes or Private Notes which are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Private Notes which are not tendered pursuant to the Exchange Offer, the Company reserves the right in its sole discretion to purchase or make offers for any Series B Notes and Private Notes that remain outstanding subsequent to the Expiration Date or, as set forth below under "--Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

  By tendering, each Holder will represent to the Company that, among other things, (i) the Exchange Notes to be acquired by the Holder in connection with the Exchange Offer are being acquired by the Holder in the ordinary course of business of the Holder, (ii) the Holder has no arrangement or understanding with any person to participate in the distribution of Exchange Notes, (iii) the Holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) the Holder understands that a secondary resale transaction described in clause (ii) above and any resales of Exchange Notes obtained by such Holder in exchange for Series B Notes or Private Notes acquired by such Holder directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission, and (v) the Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company. If the Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Series B Notes or Private Notes that were acquired as a result of market-making activities or other trading activities, the Holder is required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the Holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

RETURN OF SERIES B NOTES AND PRIVATE NOTES

  If any tendered Series B Notes or Private Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Series B Notes or Private Notes are withdrawn or are submitted for a greater principal amount than the Holders desire to exchange, such unaccepted, withdrawn or non-exchanged Series B Notes and Private Notes will be returned without expense to the tendering Holder thereof (or, in the case of Series B Notes and Private Notes tendered by book-entry transfer into the Exchange Agent's account at the Depository pursuant to the book-entry transfer procedures described below, such Series B Notes and Private Notes will be credited to an account maintained with the Depository) as promptly as practicable.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish accounts with respect to the Series B Notes and Private Notes at the Depository for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Depository's systems may make book-entry delivery of Series B Notes and Private Notes by causing the Depository to transfer such Series B Notes and Private Notes into the Exchange Agent's account at the Depository in accordance with the Depository's procedures for transfer. However, although delivery of Series B Notes and Private Notes may be effected through book-entry transfer at the Depository, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "The Exchange Offer--Exchange Agent" on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Series B Notes and/or Private Notes and (i) whose Series B Notes and/or Private Notes are not immediately available or
(ii) who cannot deliver their Series B Notes and/or Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Series B Notes and/or Private Notes and the principal amount of Series B Notes and/or Private Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof) together with the certificate(s) representing the Series B Notes and/or Private Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Series B Notes and/or Private Notes in proper form for transfer and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Series B Notes and/or Private Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Series B Notes and/or Private Notes may be withdrawn at any time prior to the Expiration Date.

  To withdraw a tender of Series B Notes and/or Private Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Series B Notes and/or Private Notes to be withdrawn (the "Depositor"), (ii) identify the Series B Notes and/or Private Notes to be withdrawn (including the certificate number or numbers and principal amount of such Series B Notes and/or Private Notes) and (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Series B Notes and/or Private Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, whose determination shall be final and binding on all parties. Any Series B Notes and/or Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Series B Notes and/or Private Notes so withdrawn are validly retendered. Properly withdrawn Series B Notes and/or Private Notes may be retendered by following one of the procedures described above under "The Exchange Offer--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept any Series B Notes and/or Private Notes for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Series B Notes and/or Private Notes, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries;
  or

    (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

    (c) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

    (d) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Company determines in its reasonable discretion that any of these conditions are not satisfied, the Company may (i) refuse to accept any Series B Notes and/or Private Notes and return all tendered Series B Notes and/or Private Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Series B Notes and/or Private Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Series B Notes and/or Private Notes (See "The Exchange Offer--Withdrawal of Tenders") or

(iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Series B Notes and/or Private Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders of the Series B Notes and/or Private Notes, and the Company will extend the Exchange Offer for a period of 5 to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such 5 to 10 business day period.

TERMINATION OF CERTAIN RIGHTS

  All rights under the Registration Rights Agreement (including registration rights) of Holders of the Private Notes eligible to participate in this Exchange Offer will terminate upon consummation of the Exchange Offer except with respect to the Company's continuing obligations (i) to indemnify the Holders (including any broker-dealers) and certain parties related to the Holders against certain liabilities (including any broker-dealers) and certain parties related to the Holders against certain liabilities (including liabilities under the Securities Act), (ii) to provide, upon the request of any Holder of a transfer-restricted Private Note, the information required by Rule 144(d)(4) under the Securities Act in order to permit resales of such Private Notes pursuant to Rule 144A, (iii) to use its good faith efforts to keep the Registration Statement effective to the extent necessary to ensure that it is available for resales of transfer-restricted Private Notes by broker-dealers for a period of up to 90 days from the Expiration Date and (iv) to provide copies of the latest version of the Prospectus to broker-dealers upon their request for a period of up to 180 days from the Expiration Date. The Company has been advised that in the opinion of the Commission, the indemnification by the Company against liabilities under the Securities Act is against public policy and is, therefore, unenforceable.

EXCHANGE AGENT

  State Street Bank and Trust Company has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

            By Registered or Certified Mail or Overnight Delivery:

                      State Street Bank and Trust Company
                     Corporate Trust Operations Department
                                777 Main Street
                                    MSN 224
                          Hartford, Connecticut 06115

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $504,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

  The Company will pay all transfer taxes, if any, applicable to the exchange of Series B Notes and Private Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Series B Notes and Private Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

CONSEQUENCE OF FAILURES TO EXCHANGE

  Participation in the Exchange Offer is voluntary. Holders are urged to consult their financial and tax advisors in making their own decisions on what action to take.

  Holders of Private Notes and/or Series B Notes who do not exchange their Private Notes and Series B Notes for Exchange Notes in the Exchange Offer will not be able to take advantage of the increased liquidity afforded by the Exchange Notes which would have a total aggregate principal amount of $296,655,000 as opposed to $196,655,000 for the Series B Notes and $100,000,000 for the Private Notes. In addition, Private Notes which are not exchanged for the Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Private Notes may be resold only (i) to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon a written opinion of counsel), (v) to the Company or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

ACCOUNTING TREATMENT

  For accounting purposes the Exchange Notes will be recorded at the same carrying value as the Series B Notes and the Private Notes, which is face value as reflected on the Company's accounting records on the date of exchange. Accordingly, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

                                  THE COMPANY

GENERAL

  The Company, established in 1947, is the leading supplier of outsourced coin-operated laundry equipment services for multi-family housing properties in the United States. The Company's business involves leasing laundry rooms from building owners and property management companies, installing and servicing the laundry equipment and collecting revenues generated from laundry machines. The Company owns and operates approximately 420,000 coin-operated washers and dryers in approximately 42,000 locations on routes throughout the United States and in 151 retail laundromats located throughout Texas.

  The Company is a Delaware corporation with executive offices located at 55 Lumber Road, Roslyn, New York 11576, and its telephone number is (516) 484-2300.

HISTORY

  Coinmach Industries Co., L.P. ("Coinmach Industries") was established as a private coin-operated laundry equipment services company in 1947. On October 20, 1989, CIC I Acquisition Corp ("CIC"), a non-operating holding company, acquired, through a series of related transactions, a controlling general partnership interest in Coinmach Industries and all of the issued and outstanding capital stock of Super Laundry Equipment Corp. ("Super Laundry"). On January 31, 1995, TCC, a company formed by GTCR, members of the Company's senior management and certain other investors acquired all of the partnership interests of Coinmach Industries and Super Laundry Equipment Co., L.P. from CIC. On April 5, 1995, GTCR and substantially all of the other stockholders of TCC formed the Company to acquire all of the capital stock of Solon, a private coin-operated laundry equipment services business established in 1948. On November 30, 1995, TCC merged with Solon (the "Merger"), whereupon the surviving corporation changed its name to "Coinmach Corporation", the principal operating subsidiary of Coinmach Laundry.

ACQUISITIONS

  In January 1995, the Company initiated a strategy of controlled growth through acquisitions. This strategy was designed to increase the installed machine base in its then existing operating region as well as to provide the Company with a strong market presence in new regions. Since January 1995, the Company has completed six significant acquisitions adding revenues of approximately $221 million and expanding its national presence from the Northeast into the Mid-Atlantic, Southeast, South-Central, Midwest and Western regions of the United States. Accordingly, the Company has grown its installed base from approximately 54,000 machines to approximately 420,000 machines.

  The acquisitions described below have enabled the Company to increase its installed machine base, improve its EBITDA margins and expand its geographic presence through the acquisition of operations in new regions:

                                             APPROXIMATE
                                             HISTORICAL
                                               ANNUAL         DESCRIPTION OF
       DATE           ACQUISITION TARGET      REVENUES          OPERATIONS
 ----------------- ------------------------- ----------- -----------------------
                                                 (IN
                                              MILLIONS)
 November 30, 1995 Solon Automated              $100     Multi-regional operator
                   Services, Inc.                        providing Mid-Atlantic,
                                                         South-Central and
                                                         Southeast presence.
 April 1, 1996     Allied Laundry                  9     Regional operator
                   Equipment Company                     providing Midwest
                                                         presence.
 January 8, 1997   Kwik Wash Laundries, L.P.      63     Multi-regional operator
                                                         providing expanded
                                                         South-Central presence
                                                         and operations in
                                                         laundromat business.

                                       APPROXIMATE
                                       HISTORICAL
                                         ANNUAL
      DATE        ACQUISITION TARGET    REVENUES     DESCRIPTION OF OPERATIONS
 -------------- ---------------------- ----------- ----------------------------
                                           (IN
                                        MILLIONS)
 March 14, 1997 Atlanta Washer &             2     Regional operator providing
                Dryer Leasing, Inc.                expanded presence in
                                                   Southeast and operations in
                                                   the machine rental market
                                                   for individual housing
                                                   units.
 April 23, 1997 Reliable Holding Corp.      31     Regional operator providing
                                                   Western presence (California
                                                   and northern Mexico).
 July 17, 1997  National Coin Laundry       16     Regional operator providing
                Holding, Inc.                      expanded Midwest presence.

  On November 30, 1995, the Company acquired (the "Solon Acquisition") the capital stock of Solon, a multi-regional route operator for $141.5 million. The Solon Acquisition gave the Company an immediate and significant operating presence in the Mid-Atlantic, South-Central and Southeast regions.

  On April 1, 1996, Coinmach acquired (the "Allied Acquisition") substantially all of the assets of Allied Laundry Equipment Company ("Allied"), a regional route operator located in St. Louis, Missouri for $15.5 million in cash. The Allied Acquisition provided the Company with a larger market presence in the Midwest region.

  On January 8, 1997, Coinmach acquired (the "Kwik Wash Acquisition") 100% of the outstanding voting securities of the partners of Kwik Wash Laundries, L.P. ("Kwik Wash") for $125 million in cash and a $15 million promissory note (the "9 7/8% Promissory Note"). The Kwik Wash Acquisition increased the Company's presence in the South-Central region by enabling the Company to provide coin-operated laundry equipment services to multi-family housing properties in Texas, Louisiana, Arkansas and Oklahoma and to operate 150 retail laundromats throughout Texas.

  On March 14, 1997, Coinmach acquired (the "Appliance Warehouse Acquisition") substantially all of the assets of Atlanta Washer & Dryer Leasing, Inc. ("Appliance Warehouse"), for approximately $6.3 million in cash and promissory notes aggregating $1.2 million. The Appliance Warehouse Acquisition increased the Company's presence in the Southeast region and expanded the company's operations into the related machine rental market for individual housing units providing an additional growth opportunity in a complementary market.

  On April 23, 1997, Coinmach completed the acquisition and merger (the "Reliable Acquisition") of Reliable Holding Corp. ("Reliable") and its subsidiaries, Reliable Laundry Service Inc., Girard-Hopkins Acquisition Corp., Marquilados Automaticas S.A. de C.V., and Automatica S.A. de C.V. (collectively, the "Reliable Entities") with and into the Company, for $44 million in cash. The Reliable Acquisition provided the Company with a strong foothold in the California market and an entry into the northern Mexican market.

  On July 17, 1997, Coinmach acquired 100% of the outstanding voting securities of National Coin Laundry Holding, Inc. ("National Coin"), and National Laundry Equipment Company, an Ohio corporation ("NLEC") and the assets of Whitmer Vend-O-Mat Laundry Services, Inc. ("Whitmer"). National Coin is the parent of National Coin Laundry, Inc., an Ohio corporation ("NCL"). Coinmach acquired (the "National Coin Acquisition") National Coin, NLEC, NCL and Whitmer (collectively, the "NCL Entities") for an aggregate purchase price of approximately $19.0 million in cash. The National Coin Acquisition enabled the Company to further expand its operations in the Mid-Atlantic, Southeast, South-Central and Midwest regions by providing coin-operated laundry equipment services to multi-family housing properties in the states of Ohio, Indiana, Kentucky, Michigan, West Virginia, Pennsylvania, Georgia, Tennessee, Illinois and Florida, as well as distributing exclusive lines of commercial coin and non-coin laundry machines and parts, and selling service contracts.

  As part of its growth strategy, the Company continues to evaluate additional acquisition opportunities. There can be no assurance however that, subsequent to ongoing negotiations and due diligence reviews, the Company will complete any such acquisitions.

                                USE OF PROCEEDS

  The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of September 26, 1997 (i) on an actual basis and (ii) as adjusted, to give effect to the issuance of the Private Notes and the application of the net proceeds therefrom. This table should be read in conjunction with the unaudited pro forma financial data and the combined and consolidated financial statements of the Company and notes thereto included elsewhere in this Prospectus.

                                                           SEPTEMBER 26, 1997
                                                          ---------------------
                                                                     PRO FORMA
                                                           ACTUAL   AS ADJUSTED
                                                          --------  -----------
                                                              (DOLLARS IN
                                                               THOUSANDS)
Short-term debt, including current maturities of long-
 term debt...............................................      --         --
Long-term debt:
  11 3/4% Series B/C Notes due 2005...................... $196,655   $296,655
  Premium on 11 3/4% Series C Notes due 2005.............      --       9,875
  Credit Facility........................................  203,250     98,500
  Other long-term debt...................................    2,411      2,411
                                                          --------   --------
    Total long-term debt.................................  402,316    407,441
Stockholder's equity:
  Additional paid-in capital.............................   41,391     41,391
  Accumulated deficit....................................  (36,873)   (36,873)
  Less management loans..................................     (254)      (254)
                                                          --------   --------
    Total stockholder's equity...........................    4,264      4,264
                                                          --------   --------
Total capitalization..................................... $406,580   $411,705
                                                          ========   ========

                      UNAUDITED PRO FORMA FINANCIAL DATA

  The following unaudited pro forma combined balance sheet of the Company as of September 26, 1997, gives effect to the issuance of the Private Notes and the application of the proceeds therefrom as if such transaction occurred as of September 26, 1997. The unaudited pro forma combined statements of operations of the Company for the year ended March 28, 1997 and for the six month interim period ended September 26, 1997 give effect to the issuance of the Private Notes and the application of the proceeds therefrom and certain acquisitions, including the Kwik Wash Acquisition, the Reliable Acquisition, the Appliance Warehouse Acquisition and the National Coin Acquisition, in each case, as if such transactions occurred on March 30, 1996.

  The pro forma adjustments are based upon currently available information as well as upon certain assumptions that management believes are reasonable. Each of the above-mentioned acquisitions were accounted for as a purchase with assets recorded at their estimated fair market values. Management believes that actual fair market value adjustments, if any, will not differ materially from the preliminary allocation of the purchase price contained in the pro forma adjustments reflected in the pro forma financial information.

  The unaudited pro forma combined financial statements are not necessarily indicative of either future results of operations or results that might have been achieved had the foregoing transactions been consummated as of the indicated dates. The unaudited pro forma combined financial statements should be read in conjunction with the notes thereto and the historical consolidated financial statements of the Company, together with the related notes thereto, presented elsewhere in this Prospectus.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              SEPTEMBER 26, 1997
                           (IN THOUSANDS OF DOLLARS)

                                              COMPANY     PRO FORMA    COMBINED
                                             HISTORICAL ADJUSTMENTS(A) PRO FORMA
                                             ---------- -------------- ---------
ASSETS:
Cash and cash equivalents..................   $ 16,349    $     --     $ 16,349
Receivables, net...........................      8,633          --        8,633
Inventories and prepaid expenses...........     16,184          --       16,184
Advance rental payments....................     47,540          --       47,540
Property and equipment, net................    130,348          --      130,348
Contract rights, net.......................    217,371          --      217,371
Goodwill, net..............................    109,027          --      109,027
Other assets...............................     13,735        4,375      18,110
                                              --------    ---------    --------
  Total assets.............................   $559,187    $   4,375    $563,562
                                              ========    =========    ========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Accounts payable and accrued liabilities...   $ 73,804    $    (750)   $ 73,054
Deferred income taxes......................     78,803          --       78,803
11 3/4% Series B/C Notes due 2005..........    196,655      100,000     296,655
Premium on 11 3/4% Series C Notes due 2005.        --         9,875       9,875
Credit facility............................    203,250     (104,750)     98,500
Other long-term debt.......................      2,411          --        2,411
                                              --------    ---------    --------
                                               554,923        4,375     559,298
                                              --------    ---------    --------
STOCKHOLDER'S EQUITY:
Common stock and capital in excess of par
 value.....................................     41,391          --       41,391
Notes receivable from management...........       (254)         --         (254)
Accumulated (deficit) earnings.............    (36,873)         --      (36,873)
Total stockholder's equity.................      4,264          --        4,264
                                              --------    ---------    --------
Total liabilities and stockholder's equity.   $559,187    $   4,375    $563,562
                                              ========    =========    ========

--------
(a) Reflects issuance of the Private Notes and the application of the net proceeds therefrom. The Private Notes were issued at a premium of $9.875 million. Reflects payment of consent fee, underwriter fees and accrual of transaction expenses for professional fees.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                           YEAR ENDED MARCH 28, 1997
                           (IN THOUSANDS OF DOLLARS)

                                                       PRO FORMA
                                                      ADJUSTMENTS
                                                      -----------
                           COMPANY     ACQUIRED     PURCHASE                 PRO FORMA
                          HISTORICAL BUSINESSES(A) ACCOUNTING     OTHER      COMBINED
                          ---------- ------------- ----------    -------     ---------
REVENUES................   $206,852    $100,061     $   --       $   --      $306,913
COSTS AND EXPENSES
Operating, general and
 administrative
 expenses...............    143,966      70,429         --        (5,254)(b)  209,141
Depreciation and
 amortization...........     46,316      15,824      (2,070)(c)                71,973
                                                     11,506 (d)
                                                        397 (e)
Stock based compensation
 charge.................      1,768         --          --           --         1,768
                           --------    --------     -------      -------     --------
                            192,050      86,253       9,833       (5,254)     282,882
                           --------    --------     -------      -------     --------
Operating income........     14,802      13,808      (9,833)       5,254       24,031
Interest expense, net...     27,417       2,879         --        12,802 (f)   43,098
Other nonoperating
 expenses...............        --          472        (626)         --          (154)
                           --------    --------     -------      -------     --------
(Loss) income before
 income taxes...........    (12,615)     10,457      (9,207)      (7,548)     (18,913)
                           --------    --------     -------      -------     --------
Provision (benefit) for
 income taxes...........     (2,307)        280      (1,749)(g)      183 (g)   (3,593)
                           --------    --------     -------      -------     --------
(Loss) income before
 extraordinary item.....   $(10,308)   $ 10,177     $(7,458)     $(7,731)    $(15,320)
                           ========    ========     =======      =======     ========
EBITDA (before stock
 based compensation
 charge)................   $ 62,886    $ 29,160                              $ 97,926
                           ========    ========                              ========

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                           YEAR ENDED MARCH 28, 1997
                           (IN THOUSANDS OF DOLLARS)

(a) Represents historical operating results of: (i) Kwik Wash for the period prior to the Kwik Wash Acquisition; (ii) Appliance Warehouse for the period prior to the Appliance Warehouse Acquisition; (iii) Reliable for the year ended June 30, 1996; and (iv) the NCL Entities.

(b) Reflects anticipated cost savings directly related to the Kwik Wash Acquisition of $3,750, the Reliable Acquisition of $1,014 and the National Coin Acquisition of $490. Prior to completing an acquisition, the Company formulates a cost savings program affecting corporate, financial and administrative functions and regional operations which is implemented upon the completion of each acquisition. The cost savings from the Kwik Wash Acquisition represents certain identifiable personnel cost savings relating to the elimination of 83 employees of Kwik Wash for $3,350 and certain identifiable cost savings for facility and other costs for $400 resulting from the reduction and consolidation of certain regional operations in Texas and administrative functions in Roslyn, N.Y. pursuant to the cost savings program. The cost savings from the Reliable Acquisition represents certain identifiable personnel costs savings relating to the elimination of 13 employees of Reliable for $881 and certain other identifiable cost savings for $133 resulting from the reductions and consolidation of certain regional operations in California and administrative functions in Roslyn, N.Y. pursuant to the cost savings program. The cost savings from the National Coin Acquisition represents certain identifiable personnel cost savings relating to the elimination of 6 employees of the NCL Entities for $205 and certain identifiable cost savings for facility, and other costs for $285 resulting from the reduction and consolidation of certain regional operations in Ohio and Indiana and administrative functions in Roslyn, N.Y. pursuant to the cost savings program. Each of the above-mentioned pro forma personnel and facility cost savings are derived from actual historical amounts reflected on the acquired entities financial statements. Additionally, substantially all the employees have been terminated and the expected cost savings have begun to be realized with respect to all of the facilities for which cost savings have been recorded. If the Company's integration plans had occurred on March 30, 1996, the Company believes that there would have been no effect on revenues or expenses other than as presented in the pro forma statements of operations.

(c) Includes the decrease in depreciation expense of $959 and $1,137 for the fixed assets of the Kwik Wash and the Reliable Entities, respectively, primarily resulting from extending the lives of laundry equipment and components from 5 or 7 years to 8 years, to be consistent with the Company's accounting policy.

(d) Represents the amortization of contract rights and goodwill over 15 years, related to the Kwik Wash Acquisition, the Reliable Acquisition, the National Coin Acquisition and the Appliance Warehouse Acquisition.

(e) Represents the amortization of the covenants not to compete over 5 years, related to the Kwik Wash Acquisition, the National Coin Acquisition and the Appliance Warehouse Acquisition.

(f) The following table presents a reconciliation of pro forma interest expense:

                                                                   YEAR ENDED
                                                                 MARCH 28, 1997
                                                                 --------------
     Historical combined interest expense.......................    $30,296
                                                                    -------
       Add:
         Interest on $142.3 million loans to finance the Kwik
          Wash Acquisition......................................      8,350
         Interest on $44 million term loan to finance the
          Reliable Acquisition..................................      3,388
         Interest on $16 million revolving loan to finance the
          National Coin Acquisition.............................      1,152
         Interest on $100 million Private Notes at 11.75%.......     11,750
         Amortization of deferred financing costs on new debt:
           Credit Facility......................................        129
           Private Notes........................................        547
       Deduct:
         Interest on acquired businesses........................     (2,879)
         Interest on $104.750 million term loans repaid by
          proceeds of the sale of the Private Notes.............     (8,651)
         Amortization of premium of $9.875 million recorded on
          the issuance of the Private Notes on new debt (8
          years)................................................       (984)
                                                                    -------
       Pro forma adjustment.....................................     12,802
                                                                    -------
       Pro forma interest expense...............................    $43,098
                                                                    =======

(g) Represents the income tax impact on purchase accounting adjustments and other pro forma adjustments.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      SIX MONTHS ENDED SEPTEMBER 26, 1997
                           (IN THOUSANDS OF DOLLARS)

                                                 PRO FORMA ADJUSTMENTS
                                                 ---------------------             COMBINED
                           COMPANY    ACQUIRED     PURCHASE                          PRO
                          HISTORICAL BUSINESS(A)  ACCOUNTING        OTHER           FORMA
                          ---------- ----------- -------------     -----------     --------
REVENUES................   $149,797    $7,186      $      --       $       --      $156,983
COSTS AND EXPENSES
Operating, general and
 administrative
 expenses...............    103,196     5,571             --            (1,162)(b)  107,605
Depreciation and
 amortization...........     34,580       823             489 (c)          --        35,912
                                                           84 (d)
                                                          (64)(e)
Stock based compensation
 charge.................        462       --              --               --           462
                           --------    ------      ----------      -----------     --------
                            138,238     6,394             509           (1,162)     143,979
                           --------    ------      ----------      -----------     --------
Operating income........     11,559       792            (509)           1,162       13,004
Interest expense, net...     21,173       153             --             1,643 (f)   22,969
                           --------    ------      ----------      -----------     --------
Net (loss) income before
 income taxes...........     (9,614)      639            (509)            (481)      (9,965)
Provision (benefit) for
 income tax.............     (1,905)       77             (97)(g)           32 (g)   (1,893)
                           --------    ------      ----------      -----------     --------
Net (loss) income.......   $ (7,709)   $  562      $     (412)     $      (513)    $ (8,072)
                           ========    ======      ==========      ===========     ========
EBITDA (before stock
 based compensation
 charge)................   $ 46,601    $1,615                                      $ 49,378
                           ========    ======                                      ========

                         NOTES TO UNAUDITED PRO FORMA

                       COMBINED STATEMENTS OF OPERATIONS

                      SIX MONTH ENDED SEPTEMBER 26, 1997
                           (IN THOUSANDS OF DOLLARS)

(a) Represents historical combined operating results of (i) Reliable for the period prior to the Reliable Acquisition and (ii) the NCL Entities for the period prior to the National Coin Acquisition.
(b) Reflects anticipated cost savings directly related to the Kwik Wash Acquisition of $500, the Reliable Acquisition of $508 and the National Coin Acquisition of $154. Prior to completing an acquisition, the Company formulates a cost savings program affecting corporate, financial and administrative functions and regional operations which is implemented upon the completion of each acquisition. The cost savings from the Kwik Wash Acquisition represents certain identifiable personnel cost savings relating to the elimination of 6 employees of Kwik Wash for $230 and certain identifiable cost savings for facility and other costs for $270 resulting from the reduction and consolidation of certain regional operations in Texas and administrative functions in Roslyn, N.Y. pursuant to the cost savings program. The cost savings from the Reliable Acquisition represents certain identifiable personnel costs savings relating to the elimination of 13 employees of Reliable for $441 and certain other identifiable cost savings for $67 resulting from the reductions and consolidation of certain regional operations in California and administrative functions in Roslyn, N.Y. pursuant to the cost savings program. The cost savings from the National Coin Acquisition represents certain identifiable personnel cost savings relating to the elimination of 6 employees of the NCL Entities for $85 and certain identifiable cost savings for facility, and other costs for $69 resulting from the reduction and consolidation of certain regional operations in Ohio and Indiana and administrative functions in Roslyn, N.Y. pursuant to the cost savings program. Each of the above-mentioned pro forma personnel and facility cost savings are derived from actual historical amounts reflected on the acquired entities financial statements. Additionally, substantially all the employees have been terminated and the expected cost savings have begun to be realized with respect to all of the facilities for which cost savings have been recorded. If the Company's integration plans had occurred on March 29, 1997, the Company believes that there would have been no effect on revenues or expenses other than as presented in the pro forma statements of operations.
(c) Represents the amortization of contract rights and goodwill over 15 years, related to the Reliable Acquisition and the National Coin Acquisition.
(d) Represents the amortization of the covenant not to compete over 5 years related to the National Coin Acquisition.
(e) Represents the decrease in depreciation expense for the fixed assets of the Reliable Entities primarily resulting from extending the lives of laundry equipment and components from 5 or 7 years to 8 years to be consistent with the Company's accounting policy.
(f) The following table presents a reconciliation of pro forma interest expense:

                                                              SIX MONTHS ENDED
                                                             SEPTEMBER 26, 1997
                                                             ------------------
       Historical combined interest expense................       $21,326
         Add:
           Interest on $44 million term loan to finance the
            Reliable Acquisition...........................           150
           Interest on $16 million revolving loan to
            finance the National Coin Acquisition..........           410
           Interest on $100 million Private Notes at
            11.75%.........................................         5,875
           Amortization of Deferred finance costs on new
            debt:
             Private Notes.................................           273
         Deduct:
           Interest on acquired businesses.................          (153)
           Interest on $104.750 million loans repaid by
            proceeds of the Offering.......................        (4,295)
           Amortization of premium of $9.875 million
            recorded on the issuance of the Private
             Notes on new debt (8 years)...................          (617)
                                                                  -------
         Pro forma adjustment..............................         1,643
                                                                  -------
         Pro forma interest expense........................       $22,969
                                                                  =======

(g)Represents income tax impact on pro forma adjustments

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

  The following table presents consolidated summary historical financial data of the Company for the year ended March 28, 1997 ("1997 fiscal year") for the six month transition period ended March 29, 1996, for the period from April 5, 1995 to September 29, 1995, for the period from October 1, 1994 to April 4, 1995, and for each of the fiscal years ended the Friday closest to September 30, 1994, 1993 and 1992, and the unaudited summary historical financial data for the six months ended September 26, 1997 and for the six months ended September 27, 1996. All financial data therein are in thousands.

                                           SUCCESSOR/1/                                           PREDECESSOR/1/
                  --------------------------------------------------------------- ----------------------------------------------
                                                                                                         YEAR ENDED
                                                                                                         ----------
                                                         SIX MONTH
                       SIX           SIX                 TRANSITION   APRIL 5,    OCTOBER 1,
                     MONTHS        MONTHS       YEAR       PERIOD       1995         1994
                      ENDED         ENDED       ENDED      ENDED         TO           TO
                  SEPTEMBER 26, SEPTEMBER 27, MARCH 28,  MARCH 29,  SEPTEMBER 29,  APRIL 4,  SEPTEMBER 30, OCTOBER 1, OCTOBER 2,
                      1997          1996        1997        1996        1995         1995        1994         1993     1992/2/
                  ------------- ------------- ---------  ---------- ------------- ---------- ------------- ---------- ----------
STATEMENT OF
 OPERATIONS
 DATA:
Revenues........    $ 149,797     $ 94,446    $206,852    $ 89,070     $89,719     $52,207     $104,553     $104,888   $104,311
Laundry
 operating
 expenses.......      100,310       63,596     139,446      60,536      62,905      33,165       66,418       67,420     67,138
General and ad-
 ministrative
 expenses.......        2,886        2,092       4,520       2,024       2,458       1,539        2,839        2,576      3,125
Depreciation and
 amortization...       34,580       20,192      46,316      18,212      18,423      10,304       21,347       21,002     20,745
Stock based com-
 pensation
 charge.........          462        1,460       1,768         --          --          --           --           --         --
Restructuring
 expenses.......          --           --          --          --        2,200         --           --           --         --
                    ---------     --------    --------    --------     -------     -------     --------     --------   --------
Operating in-
 come...........       11,559        7,106      14,802       8,298       3,733       7,199       13,949       13,890     13,303
Interest ex-
 pense..........       21,173       12,345      27,417      11,830      11,541       8,928       18,105       17,453     15,857
Income taxes
 (benefits).....       (1,905)      (1,600)     (2,307)       (998)     (1,862)         50        2,762         (768)      (416)
                    ---------     --------    --------    --------     -------     -------     --------     --------   --------
Loss before ex-
 traordinary
 item...........       (7,709)      (3,639)    (10,308)     (2,534)     (5,946)     (1,779)      (6,918)      (2,795)    (2,138)
Extraordinary
 loss (net of
 tax)/3/........          --           --         (296)     (8,925)        --         (848)         --           --        (833)
                    ---------     --------    --------    --------     -------     -------     --------     --------   --------
Net loss........    $  (7,709)    $ (3,639)   $(10,604)   $(11,459)    $(5,946)    $(2,627)    $ (6,918)    $ (2,795)  $ (2,971)
                    =========     ========    ========    ========     =======     =======     ========     ========   ========
BALANCE SHEET
 DATA (AT END OF
 PERIOD):
Property and
 equipment, net.    $ 130,348     $ 93,819    $112,116    $ 82,699     $80,706         --      $ 48,727     $ 50,593   $ 50,679
Total assets....      559,187      251,929     467,550     248,167     239,943         --       143,589      150,402    155,827
Total debt......      402,316      203,909     329,278     202,765     176,415         --       128,487      128,299    128,737
Stockholder's
 equity
 (deficit)......        4,264       (4,349)     11,973      (2,148)     13,783         --        (8,721)      (1,636)     1,004
FINANCIAL INFOR-
 MATION AND
 OTHER DATA:
Cash flow from
 operating
 activities.....    $  22,358     $ 15,884    $ 34,305    $ 12,100     $12,639     $10,216     $ 17,914     $ 16,547   $ 11,842
Cash flow used
 for investing
 activities.....       91,900       35,050     196,698      14,162      13,114       6,537       16,763       18,500     16,168
Cash flow from
 (used for)
 financing
 activities.....       75,781      (14,637)    152,780      12,503     (1,017)     (1,068)        (270)        (636)     10,272
EBITDA/4/.......       46,601       28,758      62,886      26,510      24,356      17,503       35,296       34,892     34,048
Capital expendi-
 tures/5/.......       25,600       17,427      41,588      14,219      13,119       6,944       16,779       18,556     16,563
Ratio of earn-
 ings to fixed
 charges/6/.....          --           --          --          --          --          --           --           --         --

-------
(1) On November 30, 1995, Solon completed the Merger with TCC, which transaction was accounted for in a manner similar to a pooling of interests. As a result of the common investor group control over both entities, the term "Successor" will refer to such common control periods; that is, the period in time after the Solon Acquisition, and includes the historical results of Solon which have been restated to include the pooling of interests of TCC. The term "Predecessor" refers to the period in time prior to the Solon Acquisition. Successor is presented on a different basis of accounting and, therefore, is not comparable to the Predecessor. Historical financial data for Solon (for period prior to April 5, 1995) are contained in the financial statements and related notes thereto presented elsewhere in this Prospectus.
(2) Fiscal year 1992 was a 53-week year. All other fiscal years were 52-week years.
(3) Represents extraordinary loss on the early extinguishment of debt on February 14, 1997 and November 30, 1995, on the change in control in the Solon Acquisition on April 5, 1995, and on the early extinguishment of debt in 1992.
(4) EBITDA represents earnings from continuing operations before deductions for interest, income taxes, depreciation and amortization. EBITDA for the period ending March 28, 1997 and the six months ended September 26, 1997 and September 27, 1996 is before the deduction for stock based compensation charges, and EBITDA for the period ending September 29, 1995 is before the deduction for restructuring costs. EBITDA is used by management and certain investors as an indication of a company's ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. However, EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to either (a) operating income (as determined by generally accepted accounting principles) as an indicator of operating performance or (b) cash flows from operating, investing and financing activities (as determined by generally accepted accounting principles) as a measure of liquidity. Given that EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.
(5) Capital expenditures include additions to property and equipment and advance rental payments to location owners.
(6) For the purpose of computing the ratio of earnings to fixed charges, "earnings" include income (loss) before other expense (income), income taxes and extraordinary gain plus fixed charges. "Fixed charges" include interest expense, amortization expense relating to the issuance of any indebtedness and such portion of operating lease rentals estimated to represent the interest factor of such rentals. Earnings did not cover fixed charges during these periods by the following amounts: Six Months ended September 26, 1997 - $9,614, Six Months ended September 27, 1996 -
     $5,239, Year ended March 28, 1997 - $12,615, Six Month Transition Period ended March 29, 1996 - $3,532, Period April 5, 1995 to September 29,
    1995 - $7,808, October 1, 1994 to April 4, 1995 - $1,729, Year ended
    September 30, 1994 - $4,156, Year ended October 1, 1993 - $3,563, Year ended October 2, 1992 - $2,554.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

  The Company's primary financial objective is to increase its EBITDA, which is a source of funds to service indebtedness and for investment in both continued internal growth and acquisitions. In the 1997 fiscal year and the six months ended September 26, 1997, the Company experienced net losses. Such net losses are attributable in part to significant non-cash charges associated with the Company's execution of its business strategy, namely, (i) high levels of depreciation and contract rights amortization expenses related to the addition of new machines and customers and (ii) increases in goodwill amortization associated with acquisitions accounted for under the purchase method of accounting.

  The Company is principally engaged in the business of supplying outsourced coin-operated laundry equipment services to multi-family housing properties. The Company owns and operates approximately 420,000 coin-operated washers and dryers in approximately 42,000 multi-family housing properties on routes throughout the United States and 151 retail laundromats located throughout Texas.

  The Company provides outsourced, coin-operated laundry equipment services to locations by leasing laundry rooms from building owners and property management companies, typically on a long-term, renewable basis. In return for the exclusive right to provide these services, most of the Company's contracts provide for commission payments to the location owners. Commission expense (also referred to as rent expense), the Company's single largest expense item, is included in laundry operating expenses and represents payments to location owners. Commissions may be fixed amounts or percentages of revenues and are generally paid monthly. Also included in laundry operating expenses are the costs of servicing and collections in the route business, including, payroll, parts, vehicles and other related items, the cost of sales associated with Super Laundry and certain expenses related to the operation of retail laundromats.

  In addition to commission payments, many of the Company's leases require the Company to make advance rental payments to the location owners. These advance payments are capitalized and amortized over the life of the applicable lease.

  Other revenue sources for the Company include (i) leasing laundry equipment and other household appliances and electronic items to corporate relocation entities, property owners, managers of multi-family housing properties and individuals (approximately $1.5 million for the six months ended September 26, 1997); (ii) operating, maintaining and servicing retail laundromats (approximately $10.5 million for the six months ended September 26, 1997); and
(iii) constructing complete turnkey retail laundromats, retrofitting existing retail laundromats, distributing exclusive lines of commercial coin and non-coin operated machines and parts, and selling service contracts (approximately $12.3 million for the six months ended September 26, 1997).

RESULTS OF OPERATIONS

  The following table sets forth, for the periods indicated, selected statement of operations data and EBITDA margin of the Company:

                            COMBINED
                          TWELVE MONTHS FISCAL YEAR      SIX MONTHS ENDED
                              ENDED        ENDED    ---------------------------
                            MARCH 29,    MARCH 28,  SEPTEMBER 27, SEPTEMBER 26,
                              1996         1997         1996          1997
                          ------------- ----------- ------------- -------------
Revenues.................     100.0%       100.0%       100.0%        100.0%
Laundry operating ex-
 penses..................      69.0         67.4         67.3          67.0
General and administra-
 tive expenses...........       2.5          2.2          2.3           1.9
Depreciation and amorti-
 zation..................      20.5         22.4         21.4          23.1
Operating income.........       6.7          7.2          7.5           7.7
Interest expense, net....      13.1         13.3         13.1          14.1
EBITDA margin............      28.5         30.4         30.4          31.1

  The following discussion and analysis should be read in conjunction with the condensed consolidated financial statements and related notes thereto included elsewhere in this Prospectus.

 SIX MONTH PERIOD ENDED SEPTEMBER 26, 1997 COMPARED TO THE SIX MONTH PERIOD ENDED SEPTEMBER 27, 1996

  Revenues increased by approximately 59% for the six month period ended September 26, 1997, as compared to the prior year's corresponding period. The improvement in revenues for the six month period resulted primarily from the Kwik Wash Acquisition, the Reliable Acquisition and the National Coin Acquisition. The Company's acquisition strategy involves the complete integration of its acquired companies. The Company estimates that approximately $50.0 million of its revenue increase is the combined result of the Kwik Wash Acquisition, the Reliable Acquisition and the National Coin Acquisition based on the historical revenue of such acquired companies. In addition, during such six month period, the Company's installed base increased by approximately 9,400 machines from internal growth (excluding the machines added from the Reliable Acquisition and the National Coin Acquisition) as compared to an increase of approximately 4,200 machines during the prior year's corresponding period.

  Laundry operating expenses increased by approximately 58% for the six month period ended September 26, 1997, as compared to the prior year's corresponding periods. The increase was due primarily to an increase in laundry operating expenses related to the Kwik Wash Acquisition, the Reliable Acquisition and the National Coin Acquisition.

  General and administrative expenses increased by approximately $0.8 million, for the six month period ended September 26, 1997, as compared to the prior year's corresponding period. The increase for the period was primarily due to various expenses associated with (i) costs relating to the Company's acquisition strategy, including legal and financial due diligence investigations of potential targets and related costs, (ii) the development and implementation of procedures for the management of investor relations, and
(iii) systems development and refinement relating to the integration of prior acquisitions.

  Depreciation and amortization increased by approximately 71% for the six month period ended September 26, 1997, as compared to the prior year's corresponding period, due primarily to the contract rights and goodwill associated with the Kwik Wash Acquisition, the Reliable Acquisition and the National Coin Acquisition as well as an increase in capital expenditures for the installed base of machines. As a result of the Company's acquisition activity since early 1995, the Company incurred approximately $18.9 million in non-cash depreciation and amortization charges for the six months ended September 26, 1997 as compared to $11.7 million for the prior year's corresponding period.

  In July 1996, Coinmach Laundry issued in privately negotiated transactions, 79,029 shares of its Class B common stock to certain members of management. Coinmach Laundry recorded a stock-based compensation charge of approximately $887,000 attributable to the issuance of such stock. In addition, in July 1996 approximately $83,000 of receivables relating to loans to management in connection with prior purchases of Coinmach Laundry Common Stock were forgiven and have been recorded as a stock-based compensation charge.

  During July and September 1996, Coinmach Laundry granted nonqualified options (the "Options") to purchase Coinmach Laundry Common Stock, to certain members of management and certain other individuals, which enable such persons to purchase shares of Coinmach Laundry Common Stock at a 15% discount to the initial offering price of the Coinmach Laundry Common Stock. With respect to the Options granted to its employees, the Company will record such discount as a stock-based compensation charge over the applicable four year vesting period.

  In September 1997, Coinmach Laundry granted non-qualified options (the "1997 Options") to purchase an aggregate of 200,000 shares of Coinmach Laundry Common Stock to certain members of management at an exercise price of $11.90 per share of Common Stock. The Company will record the difference between the exercise price of the 1997 Options and the fair market value of the Coinmach Laundry Common Stock on the date of grant as a stock-based compensation charge over the applicable four year vesting period.

  For the six months ended September 26, 1997 and September 27, 1996, the Company recorded a stock-based compensation charge of approximately $462,000 and $470,000 respectively, relating to the Options and the 1997 Options.

  Operating income margins were approximately 8% for the six month period ended September 26, 1997, as compared to approximately 7% for the six month period ended September 27, 1996.

  Interest expense, net increased by approximately 72% for the six month period ended September 26, 1997, as compared to the prior year's corresponding period, due primarily to increased interest payable under the Credit Facility resulting from increased borrowings to fund acquisitions.

  EBITDA (earnings before deductions for interest, income taxes, depreciation and amortization), before deduction for stock-based compensation charges, was approximately $46.6 million for the six months ended September 26, 1997, as compared to approximately $28.8 million for the corresponding period in 1996, representing an improvement of approximately 62%. EBITDA margin improved to approximately 31.1% for the six months ended September 26, 1997, compared to approximately 30.4% for the prior year's corresponding period.

  The Company's effective income tax rate differs from the amount computed by applying the U.S. federal statutory rate to loss before income taxes as a result of state taxes and permanent book/tax difference (largely goodwill and certain stock compensation expenses).

 FISCAL YEAR ENDED MARCH 28, 1997 COMPARED TO THE TWELVE MONTH PERIOD ENDED MARCH 29, 1996

  The discussion below should be read in conjunction with the following table, which presents a combined twelve month fiscal period, comprised of the six month transition period ended March 29, 1996 and the period from April 5, 1995 to September 29, 1995 with the combined periods to be referred to as the prior twelve month period (in thousands):

                            YEAR        SIX MONTH          PERIOD
                           ENDED    TRANSITION PERIOD APRIL 5, 1995 TO
                           MARCH     ENDED MARCH 29,   SEPTEMBER 29,
                          28, 1997        1996              1995       COMBINED
                          --------  ----------------- ---------------- --------
Revenues................  $206,852      $ 89,070          $89,719      $178,789
Laundry operating ex-
 penses.................   139,446        60,536           62,905       123,441
General and administra-
 tive expenses..........     4,520         2,024            2,458         4,482
Depreciation and amorti-
 zation.................    46,316        18,212           18,423        36,635
Stock-based compensation
 charge.................     1,768           --               --            --
Restructuring expenses..       --            --             2,200         2,200
                          --------      --------          -------      --------
Operating income........    14,802         8,298            3,733        12,031
Interest expense, net...    27,417        11,830           11,541        23,371
                          --------      --------          -------      --------
Loss before extraordi-
 nary items and income
 taxes..................   (12,615)       (3,532)          (7,808)      (11,340)
Income tax (benefit) ex-
 pense..................    (2,307)         (998)          (1,862)       (2,860)
                          --------      --------          -------      --------
Loss before extraordi-
 nary items.............   (10,308)       (2,534)          (5,946)       (8,480)
Extraordinary items, net
 of tax.................      (296)       (8,925)             --         (8,925)
                          --------      --------          -------      --------
Net loss................  $(10,604)     $(11,459)         $(5,946)     $(17,405)
                          ========      ========          =======      ========

  Revenues increased by approximately 16% for the 1997 fiscal year as compared to the prior fiscal year. The improvement in revenues was primarily attributable to increased route revenues resulting from internal expansion, the Allied Acquisition, the Kwik Wash Acquisition and an increase in revenues from Super Laundry. The Company's acquisition strategy includes the complete integration of its acquired companies. The Company estimates that approximately $24.0 million of its revenue increase is the combined result of the Allied Acquisition and the Kwik Wash Acquisition based on the historical revenue results of such acquired companies. During the 1997 Fiscal Year, the Company's installed base increased by approximately 7,500 machines from internal growth due primarily to the elimination of capital constraints existing at Solon prior to the Merger, as compared to a reduction of approximately 750 machines during the twelve months ended March 29, 1996.

  Laundry operating expenses increased by approximately 13% for the 1997 fiscal year, as compared to the prior twelve month period. The increase was due primarily to the Allied Acquisition and the Kwik Wash Acquisition as well as to an increase in the cost of sales related to Super Laundry's increased sales volume. Such increase in laundry operating expenses was partially offset by the implementation of cost savings programs in the Company's field operations and the consolidation of certain operating regions.

  General and administrative expenses increased slightly for the 1997 fiscal year as compared to the prior twelve month period. The increase for the period was due to expenses associated with (i) costs relating to the Company's acquisition strategy, including legal and financial due diligence investigations of potential targets and related costs; (ii) the development and implementation of procedures for the management of investor relations; and
(iii) systems development and refinement relating to the integration of prior acquisitions. This increase includes a reduction of certain expenses resulting from the consolidation of the Company's corporate staff into its existing facility in Roslyn, New York on September 29, 1995.

  Depreciation and amortization increased by approximately 27% for the 1997 fiscal year, as compared to the prior twelve month period, due primarily to the Allied Acquisition and the Kwik Wash Acquisition, as well as an increase in capital expenditures for the installed base of machines resulting from the elimination of capital constraints existing at Solon prior to the Merger. As a result of the Company's acquisition activity since early 1995, the Company incurred approximately $26.8 million in non-cash purchase accounting related depreciation and amortization charges for the 1997 fiscal year as compared to $23.6 million for the prior twelve month period.

  The Company incurred restructuring costs of approximately $2.2 million during the twelve months ended March 29, 1996 to cover severance obligations to certain personnel, costs to relocate certain corporate functions to Roslyn, New York, systems integration costs, and expenses related to the consolidation of certain of its regional offices, in each case, as a result of the Solon Acquisition and the Merger.

  The extraordinary items for the 1997 fiscal year consisted of costs related to the extinguishment of debt in February 1997 and the termination of the then existing revolving credit facility. The extraordinary items for the six month period ending March 29, 1996 consisted of costs relating to the extinguishment of debt in connection with a debt refinancing in November 1995 (the "Refinancing").

  In July 1996, Coinmach Laundry issued, in privately negotiated transactions, 79,029 shares of its Class B common stock to certain members of management. The Company recorded a stock-based compensation charge of approximately $887,000 attributable to the issuance of such stock. In addition, approximately $83,000 of receivables relating to loans to management in connection with prior purchases of Coinmach Laundry Common Stock were forgiven and have been recorded as a stock-based compensation charge.

  During July and September 1996, Coinmach Laundry granted Options to management and certain other individuals, which enable such persons to purchase shares of Coinmach Laundry Common Stock at a 15% discount to the initial offering price of the Coinmach Laundry Common Stock. With respect to the Options granted to its employees, the Company will record such discount as a stock-based compensation charge over the applicable four year vesting period. During the 1997 fiscal year, the Company recorded a stock-based compensation charge of approximately $798,000 relating to such Options.

  The Company's operating income margin, approximately 7% of revenues for the 1997 fiscal year, was equal to that for the twelve months ended March 29, 1996.

  Interest expense, net, increased by approximately 17% for the 1997 fiscal year as compared to the prior year due primarily to the Refinancing in November 1995 as well as entering into the Credit Agreement in January 1997. Partially offsetting this increase in interest expense was the decrease in the effective interest rate applied against outstanding borrowings as the result of the Refinancing, as well as interest income earned on excess cash balances generated from operations.

  EBITDA was approximately $62.9 million (before deduction for stock-based compensation charges) for the 1997 fiscal year as compared to approximately $50.9 million (before deduction for restructuring costs) for the prior twelve month period, representing an improvement of approximately 24%. EBITDA margin improved to approximately 30% of revenues for the current year compared to approximately 28% of revenues for the prior year.

 SIX MONTH TRANSITION PERIOD ENDED MARCH 29, 1996 COMPARED TO THE PERIOD OCTOBER 1, 1994 TO APRIL 4, 1995

  Prior to the merger of Solon and TCC, Solon's fiscal year was the fifty-two or fifty-three week period ended on the Friday nearest September 30. Effective upon the Merger, the Company changed its fiscal year end to the Friday nearest to March 31.

  This discussion below should be read in conjunction with the following table which combines the operating results of Solon and TCC for the period October 1, 1994 to April 4, 1995 (in thousands):

                                                      PERIOD OCTOBER 1, 1994
                                                                TO
                                                          APRIL 4, 1995
                                                     --------------------------
                                        SIX MONTH
                                        TRANSITION
                                       PERIOD ENDED
                                      MARCH 29, 1996   (PREDECESSOR)(1),(2)
                                      (SUCCESSOR)(1)   TCC     SOLON   COMBINED
                                      -------------- -------  -------  --------
Revenues.............................    $ 89,070    $35,789  $52,207  $87,996
Laundry operating expenses...........      60,536     28,253   33,165   61,418
General and administrative expenses..       2,024      1,345    1,539    2,884
Depreciation and amortization........      18,212      6,009   10.304   16,313
                                         --------    -------  -------  -------
Operating income.....................       8,298        182    7,199    7,381
Interest expense, net................      11,830      2,464    8,928   11,392
Other expense........................         --       1,341      --     1,341
                                         --------    -------  -------  -------
Loss before extraordinary item and
 income taxes........................      (3,532)    (3,623)  (1,729)  (5,352)
Income tax (benefit) expense.........        (998)         4       50       54
                                         --------    -------  -------  -------
Loss before extraordinary item.......      (2,534)    (3,627)  (1,779)  (5,406)
Extraordinary item, net of tax.......      (8,925)       --      (848)    (848)
                                         --------    -------  -------  -------
Net loss.............................    $(11,459)   $(3,627) $(2,627) $(6,254)
                                         ========    =======  =======  =======

--------
(1) The term "Predecessor" refers to the period in time prior to the Solon Acquisition. The term "Successor" refers to the period in time after the Solon Acquisition and includes the historical results of Solon which have been restated to include the pooling of interests of TCC. Successor is presented on a different basis of accounting and therefore, is not comparable to the Predecessor.
(2) Certain reclassifications have been made to conform to the 1996 presentation.

  Revenues for the six month transition period ended March 29, 1996 were approximately 1.2% higher than combined revenues for the period October 1, 1994 to April 4, 1995. The improvement in revenues consisted primarily of increased revenues from Super Laundry of approximately $2.5 million. Such improvement was partially offset by a decrease of approximately $1.4 million in revenues from the route business. The average machine base for the six month transition period ended March 29, 1996 was approximately 1.4% lower than the prior period, primarily as the result of constraints on available capital prior to the Merger. From September 30, 1995, through March 29, 1996, the Company successfully implemented a program to maintain its base of installed machines and eliminate any additional erosion. The effect of the decreased number of machines was partially offset by increased revenue per machine from price increases.

  Laundry operating expenses decreased by approximately 1.4% primarily as the result of decreased expenses of approximately $0.8 million related to implementation of cost savings programs in the Company's field operations and a decrease in commission expense of approximately 2.3%. These decreases were partially offset by an increase in the cost of sales related to the increased volume of Super Laundry.

  General and administrative expenses decreased by $.9 million or 29.8%, primarily due to the consolidation of corporate staff by closing Solon's Philadelphia, Pennsylvania office and combining its operations into the Company's existing facility in Roslyn, New York on September 29, 1995.

  Depreciation and amortization increased by approximately $1.9 million or 11.6% due primarily to purchase accounting adjustments resulting from the Solon Acquisition.

  Interest expense, net increased by approximately 3.8%. Approximately $1.8 million of such increase was due primarily to the increased debt level that resulted from the Refinancing. Offsetting this increase is approximately $0.8 million in interest expense due to the decrease in the effective interest rate as the result of the Refinancing. The increased debt resulted in an excess cash balance, which excess is contemplated to be used for working capital purposes and for future acquisition opportunities.

  The extraordinary item for the six month transition period ending March 29, 1996, consisted of costs related to the extinguishment of debt in connection with the Refinancing. The extraordinary item for the six months ended March 31, 1995, consist of costs related to the change in control in connection with the Solon Acquisition.

 PERIOD APRIL 5, 1995 TO SEPTEMBER 29, 1995 COMPARED TO SIX MONTHS ENDED SEPTEMBER 30, 1994

  The discussion below should be read in conjunction with the following table which combines the operating results of Solon and TCC for the period April 5, 1995 to September 29, 1995 (in thousands):

                                        PERIOD
                                   APRIL 5, 1995 TO      SIX MONTHS ENDED
                                  SEPTEMBER 29, 1995    SEPTEMBER 30, 1994
                                    (SUCCESSOR)(1)   --------------------------
                                  ------------------   (PREDECESSOR)(1),(2)
                                                       TCC     SOLON   COMBINED
                                                     -------  -------  --------
Revenues.........................      $89,719       $37,154  $51,577  $88,731
Laundry operating expenses.......       62,905        28,576   32,337   60,913
General and administrative ex-
 penses..........................        2,458         1,123    1,444    2,567
Depreciation and amortization....       18,423         7,576   10,966   18,542
Restructuring costs..............        2,200           --       --       --
                                       -------       -------  -------  -------
Operating income (loss)..........        3,733          (121)   6,830    6,709
Interest expense, net............       11,541         2,214    9,053   11,267
                                       -------       -------  -------  -------
Loss before income taxes.........       (7,808)       (2,335)  (2,223)  (4,558)
Income tax (benefit) expense.....       (1,862)           24    3,208    3,232
                                       -------       -------  -------  -------
Net Loss.........................      $(5,946)      $(2,359) $(5,431) $(7,790)
                                       =======       =======  =======  =======

--------
(1) The term "Predecessor" refers to the period in time prior to the Solon Acquisition. The term "Successor" refers to the period in time after the Solon Acquisition and includes the historical results of Solon which have been restated to include the pooling of interests of TCC. Successor is presented on a different basis of accounting and therefore, is not comparable to the Predecessor.
(2) Certain reclassifications have been made to conform to the 1995 presentation.

  Revenues for the period April 5, 1995 to September 29, 1995 were approximately 1.1% higher than combined revenues for the prior year's corresponding period. The improvement in revenues consisted primarily of increased revenues from Super Laundry of approximately $1.3 million. Such improvement was partially offset by a decrease of approximately $0.3 million in revenues from routes, primarily due to a 2.0% decline in the average number of laundry machines on location, due to constraints on capital prior to the Merger. The effect of the decreased number of machines was partially offset by increased revenue per machine of approximately 1.6% primarily due to price increases.

  Laundry operating expenses increased by approximately 3.3% due primarily to a $1.0 million increase in the cost of sales related to the increase in Super Laundry revenue. The remaining increase is primarily the result of the method of accounting for installation costs applied in the Successor period. This increase is the result of increased cost of sales related to the increased volume of Super Laundry. In addition, the Company's commission expense decreased by approximately 1.0%.

  General and administrative expenses decreased by approximately $0.1 million, or 4.2% primarily due to a decrease in the corporate staff.

  The Company provided for restructuring costs of approximately $2.2 million to cover severance payments to certain of Solon's management, administrative and regional personnel, costs to relocate Solon's financial and administrative functions to Roslyn, New York, costs to integrate certain financial and operating systems, and costs related to the consolidation of certain of Solon's regional offices.

  Interest expense, net increased by approximately 2.4% primarily due to an increase in the interest rate on TCC's revolver, which was based on the prime lending rate.

  FISCAL YEAR ENDED SEPTEMBER 29, 1995 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1994

  The discussion should be read in conjunction with the following table which combines the Predecessor and Successor periods for fiscal 1995 (in thousands).

                          FISCAL YEAR ENDED SEPTEMBER 29, 1995
                          -------------------------------------
                            APRIL 5,      OCTOBER 1,                FISCAL YEAR
                             1995 TO       1994 TO                     ENDED
                          SEPTEMBER 29,    APRIL 4,                SEPTEMBER 30,
                              1995           1995       TOTAL           1994
                          ------------- -------------- --------  ------------------
                          SUCCESSOR(1)  PREDECESSOR(1)           PREDECESSOR(1),(2)
Revenues................     $89,719       $52,207     $141,926       $104,553
Laundry operating
 expenses...............      62,905        33,165       96,070         66,527
Depreciation and
 amortization...........      18,423        10,304       28,727         21,347
General and
 administrative
 expenses...............       2,458         1,539        3,997          2,839
Gain on sale of
 equipment..............         --            --           --            (109)
Restructuring costs.....       2,200           --         2,200            --
                             -------       -------     --------       --------
Operating income........       3,733         7,199       10,932         13,949
Interest expense, net...      11,541         8,928       20,469         18,105
                             -------       -------     --------       --------
Loss before income taxes
 and extraordinary
 item...................      (7,808)       (1,729)      (9,537)        (4,156)
                             -------       -------     --------       --------
Provision (benefit) for
 income taxes:
Currently payable.......         420           270          690            200
Deferred................      (2,282)         (220)      (2,502)         2,562
                             -------       -------     --------       --------
                             (1,862)            50       (1,812)         2,762
                             -------       -------     --------       --------
Loss before
 extraordinary item.....      (5,946)       (1,779)      (7,725)        (6,918)
Extraordinary item, net
 of income taxes of $0..         --            848          848            --
                             -------       -------     --------       --------
Net loss................     $(5,946)      $(2,627)    $ (8,573)      $ (6,918)
                             =======       =======     ========       ========

--------
(1) The term "Predecessor" refers to the period in time prior to the Solon Acquisition. The term "Successor" refers to the period in time after the Solon Acquisition and includes the historical results of Solon which have been restated to include the pooling of interests of TCC. Successor is presented on a different basis of accounting and therefore, is not comparable to the Predecessor.

(2) Certain reclassifications have been made to conform to the 1995 presentation.

  Excluding revenues of TCC of $38.5 million for the Successor period, revenues of $103.4 million for fiscal 1995 were $1.1 million or 1.1% lower than revenues for fiscal 1994. A favorable change of approximately $1.8 million in revenues resulting from increases in revenue per machine was offset by approximately $2.9 million in losses caused by a decline in the average number of laundry machines on location. The decline in the average number of laundry machines on location was primarily due to the lack of available capital prior to the Merger. Revenue per machines rose slightly primarily because of price increases and improved occupancy levels in the Southeast and South-Central regions.

  Excluding laundry operating expenses of TCC of $29.8 million for the Successor period, laundry operating expenses of $66.3 million for fiscal 1995 were $0.2 million or 0.3% lower than laundry operating expenses for fiscal 1994. Commissions expense decreased by approximately $1.0 million due to lower revenues and a reduction in the average commissions rate from 44.7% of revenues during fiscal 1994 to 44.1% of revenues during fiscal 1995. The decrease in the commissions rate was primarily attributable to Solon's ongoing commission control programs and a shift away from higher commission locations primarily in the Washington, D.C. Metropolitan area. Laundry operating expenses other than commissions expense rose by approximately $0.8 million in fiscal 1995 compared to fiscal 1994 primarily due to inflationary increases.

  Excluding depreciation and amortization expenses of TCC of $5.5 million for the Successor period, depreciation and amortization increased by $1.9 million or 8.6% for fiscal 1995, compared to the prior year. The increase was due primarily to purchase accounting adjustments resulting from the Solon Acquisition.

  Excluding general and administrative expenses of TCC of $0.9 million for the Successor period, general and administrative expenses of $3.1 million for fiscal 1995 were $0.3 million or 10.7% higher than such expenses for fiscal 1994. General and administrative expenses include a charge of approximately $0.3 million for the cost of a severance agreement with the former chief executive officer of Solon.

  Solon provided for one-time restructuring costs of approximately $2.2 million to cover severance payments to certain of Solon's management, administrative and regional personnel, costs to relocate Solon's financial and administrative functions to Roslyn, New York, costs to integrate certain financial and operating systems, and costs related to the consolidation of certain of Solon's regional offices.

  Excluding interest expense of TCC of $2.7 million for the Successor period, interest expense for fiscal 1995 decreased by $0.3 million or 1.7% compared to the prior year primarily due to an increase in interest income, and to a lesser extent, a decrease in interest caused by a repurchase and retirement of $1.0 million of Solon's 12 3/4% Senior Notes due 2001 in November 1994.

  Solon's income tax benefit was $1.8 million in fiscal 1995 compared to a tax provision of $2.8 million for fiscal 1994. As further discussed in the consolidated financial statements, the tax provision for fiscal 1994 included a $3.7 million charge to establish a valuation allowance for previously recorded deferred tax assets. The deferred tax asset of $2.0 million recorded in the Successor period does not reflect a valuation allowance because the loss can be utilized against the deferred tax liabilities in the carryforward periods. In addition to this benefit, Solon's effective income tax rate differs from the amount computed by applying the U.S. federal statutory rate to loss before income taxes as a result of state taxes and permanent book/tax differences.

  Solon incurred costs aggregating $0.8 million in connection with the Solon Acquisition, including a total of $0.4 million in lump sum payments made to fourteen management employees pursuant to certain contractual arrangements relating to the acquisition. The total costs have been reflected as an extraordinary item in the financial statements.

 IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

  Effective March 30, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("FAS 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. FAS 121 also addresses the accounting treatment for long-lived assets that are expected to be disposed of. The effect of the Company's adoption of FAS 121 did not have an effect on the Company's results of operations or financial condition for the 1997 fiscal year.

  In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). FAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. FAS 123 is effective for transactions entered into in fiscal years beginning after December 15, 1995. The Company has elected to account for stock-based compensation awards pursuant to the provisions of Accounting Principles Board Opinion No. 25, as permitted by FAS 123.

LIQUIDITY AND CAPITAL RESOURCES

  The Company continues to have substantial indebtedness and debt service requirements. On September 26, 1997, the Company had outstanding long-term debt of approximately $402.3 million and stockholder's equity of approximately $4.3 million. As of November 1, 1997, the Company had approximately $98.5 million outstanding under the Credit Facility.

 FINANCING ACTIVITIES

  Coinmach Senior Notes. In November 1995, Coinmach issued 11 3/4% Senior Notes due 2005 (the "Series A Notes") pursuant to the terms of an indenture, between Coinmach and State Street Bank and Trust Company (formerly Shawmut Bank Connecticut, National Association) (as amended, the "Series B Indenture") in an aggregate principal amount of $196,655,000. On March 28, 1996, Coinmach consummated a registered exchange offer, pursuant to which all issued and outstanding Series A Notes were exchanged for Series B Notes.

  On October 8, 1997, the Company completed the private placement of $100 million aggregate principal amount of the Private Notes on substantially identical terms as the outstanding Series B Notes. The issue price for the Private Notes was 109.875%, representing a 9.94% yield to maturity. The gross proceeds from the sale of the Private Notes were $109.875 million, of which $100.0 million represented the payment of principal and $9.875 million represented the payment of a premium for the Private Notes. The Company used approximately $105.5 million of the net proceeds from the sale of the Private Notes to repay indebtedness outstanding under the Credit Facility, including the repayment of all revolving loan and Tranche A term loan indebtedness.

  Redemption of 12 3/4% Senior Notes due 2001. On February 18, 1997, Coinmach redeemed its outstanding 12 3/4% Senior Notes due 2001 at a redemption price of 106.375% of the principal amount thereof, together with accrued interest from January 15, 1997 to February 18, 1997, in an aggregate amount of approximately $5.4 million.

  Credit Facility. On January 8, 1997, the Company entered into the Credit Agreement with Bankers Trust Company, First Union National Bank of North Carolina, Lehman Commercial Paper, Inc. and other lending institutions named therein (collectively, the "Banks"), which provides for the Credit Facility. The Credit Facility replaced the Company's then existing credit facility. The Credit Facility, as amended effective June 2, 1997, and prior to any principal installment payments, consists of a $70 million revolving credit facility and a $190 million term loan facility, which is comprised of a Tranche A term loan in the amount of $30.0 million, payable quarterly commencing March 1997, and a Tranche B term loan in the amount of $160.0 million, payable semi-annually commencing June 1997. The Credit Facility also provides for up to $10 million of letter of credit financings and short term borrowings under a swing line facility of up to $5 million.

  On November 1, 1997, $98.5 million was outstanding under the Credit Facility.

  Subject to the terms and conditions of the Credit Agreement, the Company may, at its option, convert Base Rate Loans (as defined in the Credit Agreement) into Eurodollar Loans (as defined in the Credit Agreement). Interest on the Company's borrowings under the Credit Agreement is payable at a rate per annum no greater than the sum of the Applicable Base Rate Margin plus the Base Rate or the sum of the Applicable Eurodollar Margin plus the Eurodollar Rate (in each case, as defined in the Credit Agreement).

  Indebtedness under the Credit Agreement is secured by all of the Company's real and personal property. Coinmach Laundry has guaranteed the indebtedness under the Credit Agreement and pledged to Bankers Trust Company, as Collateral Agent, its interests in all of the issued and outstanding shares of capital stock of Coinmach.

  The Credit Agreement contains a number of restrictive covenants and agreements, including covenants with respect to limitations on (i) indebtedness; (ii) certain payments (in the form of the declaration or payment of certain dividends or distributions on the capital stock of Coinmach Laundry or its subsidiaries or the purchase, redemption or other acquisition of any capital stock of Coinmach Laundry or its subsidiaries); (iii) voluntary prepayments of previously existing indebtedness; (iv) Investments (as defined in the Credit Agreement); (v) transactions with affiliates; (vi) liens; (vii) sales or purchases of assets;
(viii) conduct of business; (ix) dividends and other payment restrictions affecting subsidiaries; (x) consolidations and mergers; (xi) capital expenditures; (xii) issuances of certain equity securities of the Company; and
(xiii) creation of subsidiaries. The Credit Agreement also requires that the Company satisfy certain financial ratios, including a maximum leverage ratio and a minimum consolidated interest coverage ratio.

  The Credit Agreement contains certain events of default, including the following: (i) the failure of the Company to pay any of its obligations under the Credit Agreement when due; (ii) certain failures by the Company to pay principal or interest on indebtedness or certain breaches or defaults by the Company in respect of certain indebtedness, in each case, after the expiration of any applicable grace periods; (iii) certain defaults by the Company in the performance or observance of the agreements or covenants under the Credit Agreement or related agreements, beyond any applicable cure periods; (iv) the falsity in any material respect of certain of the Company's representations or warranties under the Credit Agreement; (v) certain judgments against the Company; and (vi) certain events of bankruptcy or insolvency of the Company.

  The Company intends to amend and restate its Credit Facility concurrently with the completion by Coinmach Laundry of the offering and sale by Coinmach Laundry of 2,500,000 shares of Coinmach Laundry Common Stock (the "CLC Offering") which is currently expected to be completed in December, 1997. The amended and restated Credit Facility is expected to provide $235 million of financing consisting of (i) a $35 million working capital revolving credit facility (undrawn at closing of the CLC Offering) bearing interest at an annual rate of LIBOR plus 1.50%; (ii) a $125 million acquisition revolving credit facility (undrawn at closing of the CLC Offering) bearing interest at an annual rate of LIBOR plus 1.50%; and (iii) a $75 million term loan facility (fully funded at closing of the CLC Offering) bearing interest at an annual rate of LIBOR plus 2.00%. The working capital revolving credit facility and the acquisition revolving credit facility are expected to mature in six years, and the term loan facility is expected to mature in seven years. In addition to certain terms and provisions, events of default, and customary restrictive covenants and agreements, the Credit Facility is expected to contain certain covenants including, but not limited to, a maximum leverage ratio, advances, investments and loans, mergers and acquisitions, dividends, stock issuances, transactions with affiliates and Coinmach's ability to pay dividends. Upon the amendment and restatement of the Credit Facility, the Company expects that it will be in full compliance with all presently proposed financial ratios and covenants limiting the incurrence of indebtedness and, immediately following the CLC Offering, will have the ability to utilize the full amount of the $35 million working capital revolving loan contained in the amended and restated Credit Facility. There can be no assurances, however, that the Company will amend and restate such Credit Facility.

  9 7/8% Promissory Note. In connection with the Kwik Wash Acquisition, Coinmach Laundry issued the 9 7/8% Promissory Note, a $15 million promissory note in partial payment of the purchase price for the outstanding voting securities acquired in such transaction. Interest accrues on the Kwik-Wash Note at a rate of 9 7/8% per annum. Annual payments of principal under the Kwik-Wash Note commence on January 15, 1998. The Kwik-Wash Note is payable in full on June 15, 2004.

OPERATING ACTIVITIES

  The Company's level of indebtedness will have several important effects on its future operations including, but not limited to, the following: (i) a significant portion of the Company's cash flow from operations will be required to pay interest on its indebtedness and will not be available for other purposes; (ii) the financial covenants contained in certain of the agreements governing the Company's indebtedness will require the Company to meet certain financial tests and will limit its ability to borrow additional funds or to dispose of assets; (iii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; and (iv) the Company's ability to adapt to changes in the coin-operated laundry equipment services industry and to economic conditions in general could be limited.

  The Company anticipates that it will continue to utilize cash flows from operations to finance its capital expenditures and working capital needs, including interest payments on its outstanding indebtedness. Capital expenditures for the six months ended September 26, 1997 were approximately $91.9 million. Of such amount, the Company spent approximately $66.3 million in acquisition and related transaction costs, including the Reliable Acquisition and the National Coin Acquisition, and approximately $8.0 million related to the net increase in the installed base of machines. The balance was used to maintain the existing machine base and for general corporate purposes. The full impact on revenues and EBITDA generated from capital expended on acquisitions and the net increase in the installed base are not expected to be reflected in the Company's financial results until subsequent reporting periods, depending on the timing of the capital expended.

  Capital expenditures for the 1997 fiscal year were approximately $213.0 million (including approximately $16.2 million of promissory notes). Of such amount, the Company spent approximately $171.5 million (including approximately $16.2 million of promissory notes) in acquisition and related transaction costs, including the Kwik Wash Acquisition and the Allied Acquisition, and approximately $12.4 million related to a net increase in the installed base of machines. The balance was used to maintain the existing base and for general corporate purposes. The full impact on revenues and EBITDA generated from capital expended on acquisitions and the net increase in the installed base are not expected to be reflected in the Company's financial results until subsequent reporting periods. The age of the Company's equipment is evenly distributed over its machine base, and management estimates that no more than approximately 12% of its machine base is likely to be replaced in any given year. The Company anticipates that renewal capital expenditures, which exclude acquisitions and capital expenditures for internal growth, will be approximately $38.0 million for the twelve months ending March 31, 1998. While the Company estimates that it will generate sufficient cash flows from operations to finance anticipated capital expenditures, there can be no assurances that it will be able to do so. The Company also relies upon available credit under its Credit Facility as an additional source of revenue for capital expenditures.

  On a pro forma basis, after giving effect to all route acquisitions consummated through July 1997 as if such transactions occurred at the beginning of such period, the Company spent $290.2 million on capital expenditures for the year ended March 28, 1997 (including approximately $233.9 million in acquisition and related transaction costs).

  The Company's working capital requirements are, and are expected to continue to be, minimal since a significant portion of the Company's operating expenses are not paid until after cash is collected from the installed machines. In connection with certain of the financing agreements governing the Company's indebtedness, Coinmach is required to make monthly cash interest payments under the Credit Facility and semi-annual cash interest payments on the Series B Notes and the Private Notes.

  The Company's depreciation and amortization expenses (aggregating approximately $34.6 million for the six months ended September 26, 1997) have the effect of reducing net income but not operating cash flow. In accordance with generally accepted accounting principles, a significant amount of the purchase price of businesses acquired by the Company is allocated to "contract rights and goodwill", which costs are amortized over periods of up to 15 years.

  Management believes that the Company's future operating activities will generate sufficient cash flow to repay borrowings under the Exchange Notes and any Series B Notes, or Private Notes, the Credit Facility and the 9 7/8% Promissory Note or to permit any necessary refinancings thereof. An inability of the Company, however, to comply with covenants or other conditions contained in the Series B Indenture, the Indenture or in the Credit Agreement could result in an acceleration of all amounts due under the Series B Indenture, the Indenture and the Credit Agreement. If the Company is unable to meet its debt service obligations, it could be required to take certain actions such as reducing or delaying capital expenditures, selling assets, refinancing or restructuring its indebtedness, selling additional equity capital or other actions. There is no assurance that any of such actions could be effected on commercially reasonable terms, if at all, or on terms permitted under the Credit Agreement, the Indenture or the Series B Indenture, respectively.

  The Company's ability to incur additional indebtedness to facilitate its acquisition strategy is limited by the covenants and other restrictions imposed by the Series B Indenture, the Indenture and the Credit Agreement, including, without limitation, compliance with certain financial covenants and maintenance tests and ratios, including debt to equity and fixed charge coverage ratios. As of November 1, 1997, subject to compliance with the foregoing covenants, the Company would have had approximately $98.5 million of availability under its revolving credit facility. The amount of additional indebtedness the Company is able to incur to further facilitate its acquisition strategy is dependent upon a number of variables, including, without limitation, the pro forma effects of the acquisition with respect to which such additional indebtedness is to be incurred.

INFLATION AND SEASONALITY

  In general, the Company's laundry operating expenses and general and administrative expenses are affected by inflation, and the effects of inflation may be experienced by the Company in future periods. Management believes that such effects have not been nor will be material to the Company. The Company's business generally is not seasonal.

FORWARD-LOOKING INFORMATION

  This Prospectus contains or may contain certain forward looking statements and information that are based on the beliefs of the Company's management as well as estimates and assumptions made by, and information currently available to, the Company's management. The words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan" and similar expressions, as they relate to the Company or the Company's management, identify forward looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions relating to the Company's operations and results of operations, competitive factors, shifts in market demand, and other risks and uncertainties, including, in addition to any uncertainties specifically identified in the text surrounding such statements, uncertainties with respect to changes or developments in social, economic, business, industry, market, legal and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including the Company's stockholders, customers, suppliers, competitors, legislative, regulatory, judicial and other governmental authorities. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary significantly from those anticipated, believed, estimated, expected, intended or planned.

                                   BUSINESS

OVERVIEW

  The Company, established in 1947, is the leading supplier of outsourced coin-operated laundry equipment services for multi-family housing properties in the United States. The Company's business involves leasing laundry rooms from building owners and property management companies, installing and servicing the laundry equipment and collecting revenues generated from laundry machines. The Company owns and operates approximately 420,000 coin-operated washers and dryers in approximately 42,000 locations on routes throughout the United States and in 151 retail laundromats located throughout Texas.

  In January 1995, the Company initiated a strategy of controlled growth through acquisitions. This strategy was designed to increase the installed machine base in its then existing operating region as well as to provide the Company with a strong market presence in new regions. Since January 1995, the Company has completed six significant acquisitions adding revenues of approximately $221 million and expanding its national presence from the Northeast into the Mid-Atlantic, Southeast, South-Central, Midwest and Western regions of the United States. Accordingly, the Company has grown its installed base from approximately 54,000 machines to approximately 420,000 machines.

  As a result of this strategy of growth, the Company's revenues and EBITDA have grown from $72.9 million and $13.6 million, respectively, on a historical basis for the twelve months ended March 31, 1995, to $306.9 million and $97.9 million, respectively, for the 1997 fiscal year, on a pro forma basis, giving effect to the acquisitions consummated by the Company since March 30, 1996.

BUSINESS STRATEGY

  The Company's business strategy is to enhance its position as the largest provider of outsourced coin-operated laundry equipment services in the United States. Management intends to continue to grow the Company's installed machine base both internally and through selective acquisitions to achieve benefits of scale, increase its operating efficiencies and improve its financial performance. Internal growth is comprised of: (i) adding new customers in existing regions and securing contracts for additional locations from current customers; (ii) converting owner-operated facilities to Company managed facilities; (iii) improving the net contribution per machine through operating efficiencies and selective price increases; and (iv) pursuing additional growth opportunities presented by the Company's leading market position and access to approximately four million individual housing units. The Company's acquisition strategy is to continue to selectively acquire local, regional and multi-regional route businesses from independent operators at attractive prices. The Company is currently evaluating several acquisition opportunities, however, there can be no assurance that subsequent to ongoing negotiations and due diligence reviews, the Company will complete any such acquisitions.

  An important element of the Company's business strategy is to continue to expand its geographic presence to gain additional regional and multi-regional account opportunities with large multi-family housing property managers and owners. Management believes that a significant portion of its customer base, which manages multi-family housing and other residential properties, is consolidating. Consequently, management believes that opportunities for outsourcing coin-operated laundry equipment services to professionally managed, multi-regional, well-capitalized independent operators such as the Company are increasing.

  The Company's business strategy also includes the continued development of the Integrated Computer Systems which management believes are the most advanced in the industry. The Integrated Computer Systems provide real-time operational and competitive data, which in conjunction with the Company's multi-regional service capabilities, enhance the Company's operating efficiencies throughout its regions and enable the Company to deliver superior customer service. The Integrated Computer Systems also provide the Company with the flexibility to integrate acquisitions on a timely basis, including key functions such as sales, service, collections and security. Finally, as the industry leader, the Company works closely with its equipment vendors to assess ongoing technological changes and implements those which the Company believes are beneficial to operating efficiencies and financial performance.

GROWTH STRATEGY

  The Company's growth strategy is to increase operating cash flow and profitability through a combination of internal expansion and acquisitions.

 Internal Expansion

  Internal expansion is comprised of: (i) increasing the installed machine base by adding new customers and increasing the number of locations with existing customers; (ii) converting owner-operated facilities to Company managed facilities; (iii) improving the net contribution per machine through operating efficiencies and selective price increases; and (iv) pursuing additional growth opportunities presented by its lead in market position and access to approximately four million individual housing units.

    New Customers and Locations. The Company's sales and marketing efforts focus on two areas of expansion within its existing operating regions. The Company's primary means of internal expansion is by marketing the Company's products and services to building managers and property owners whose leases with other laundry equipment services providers are near expiration. The Company's Integrated Computer Systems track information on the lease expirations of its competitors. The Company believes that its leading market position and expanding geographic presence, primarily achieved through acquisitions, enhances its ability to gain new customers and additional locations from existing customers.

    Conversions. Management believes that there are approximately 1.0 million machines installed in locations which continue to be managed by owner-operators. Building owners or managers can forgo significant cash outlays by contracting with the Company to purchase, service and maintain laundry equipment. Accordingly, the Company pursues building owners and managers who will contract with the Company to provide their coin-operated laundry facilities. The Company offers a full range of services from the design, construction and installation of new laundry facilities to the refurbishment of existing facilities. Management believes these services provide a competitive advantage in securing new customers.

    Operating Efficiencies and Price Increases. The Company focuses on improving its net contribution per machine through achieving operating efficiencies and selective price increases. Due to factors beyond the Company's control, however, there can be no assurance that such efficiency or price increases will occur.

    Other Growth Opportunities. While management intends to continue its focus on increasing its installed machine base, management believes that its leading market position and its access to over four million housing units provides the Company with additional growth and diversification opportunities. These opportunities include laundry equipment rental as well as other route based facilities management services. In addition, the Company is discussing the formation of strategic alliances with vendors of products complimentary to its customer base. See "- Other Operations."

  Management believes that its strategy of growth within its existing operating regions will result in additional economies of scale and operating efficiencies associated with an expanded machine base. Such growth, however, will be dependent upon a number of factors beyond the Company's control, such as the Company's ability to secure new contracts from owner-operators on commercially favorable terms and competitive forces that may reduce the number of opportunities to secure new locations or to effect price increases.

 Acquisitions

  The Company intends to continue to capitalize on opportunities within the fragmented coin-operated laundry services industry through selective acquisitions of additional route businesses. It has been the Company's experience that there are numerous private, family-owned businesses that often lack the financial resources to provide advance rental payments, install new equipment, make laundry room improvements or otherwise compete effectively with larger independent operators such as the Company to secure new or existing contracts. Consequently, such independent operators, especially those which are undergoing generational ownership changes, represent potential acquisition opportunities for the Company.

  Management believes the Company is well positioned to capitalize on acquisition opportunities due to its operating efficiencies, its access to capital resources, and senior management's extensive experience and relationships in the industry. The Company evaluates potential acquisitions based on the size of the business (in terms of revenues and machine base), the geographic concentration of the business, market penetration, service history, customer relations, existing contract terms and potential operating efficiencies and cost savings. The Company considers three types of acquisition candidates: (i) small, local route operators; (ii) regional route operators; and (iii) large, multi-regional route operators.

    Local route operators. The purchase of small, local operators (businesses operating within one of the Company's existing regions) results in eliminating most of the target's existing cost structure through the complete absorption of the machine base into the Company's operations. The Company's experience has been that the acquisition of local route operators has increased operating leverage within its operating regions. In many instances, the Company is able to acquire routes adjacent to its existing areas of operation without incurring significant incremental operating costs.

    Regional route operators. The Company's acquisition of regional route operators provides opportunities to improve its cash flow by eliminating duplicative corporate and administrative functions, reducing capital expenditures through improved purchasing power and implementing the Company's Integrated Computer Systems. Since April 1, 1996, the Company has completed the Allied Acquisition, the Reliable Acquisition and the National Coin Acquisition. The Allied Acquisition has been substantially integrated and, in addition to improving the Company's cash flow, has allowed the Company to establish a larger market presence in the Mid-West. Management expects to integrate substantially all of the operations formerly conducted by the Reliable Entities and the NCL Entities into the Company's operations during 1997 and to achieve targeted cost savings as a result of such integration.

    Multi-regional route operators. Management believes that the acquisition of a large, multi-regional route operator results in a number of operating efficiencies, including significant cost savings through the elimination of duplicative financial and administrative functions and related fixed costs. In addition, the increased volume of equipment purchases usually results in reduced per unit capital expenditures. As is the case with all acquisitions, the Company's Integrated Computer Systems are utilized to provide further operating efficiencies and related cost savings. Kwik Wash is an example of a multi-regional acquisition which enabled the Company to substantially increase its operating base, add several experienced regional managers, penetrate new markets and, along with the aforementioned regional acquisitions, become the largest industry participant.

  As part of the Company's growth strategy, the Company continues to evaluate acquisition opportunities. There can be no assurance however that, subsequent to ongoing negotiations and due diligence reviews, the Company will complete any such acquisitions.

FINANCIAL CHARACTERISTICS OF THE BUSINESS

  The Company's business has the following financial characteristics:

    Recurring Revenues. The Company derives a majority of its revenues from outsourced coin-operated laundry equipment services typically performed under long-term contracts with landlords, property management companies and owners of rental apartment buildings, condominiums and cooperatives, university and institutional housing and other multi-family housing properties. Management estimates that approximately 90% of its locations are subject to long-term contracts with initial terms of three to ten years, most of which have automatic renewal or right of first refusal provisions. During the 1997 fiscal year, the

  Company retained approximately 97% of its existing machine base. The Company believes that its ability to retain its customers and machine base is attributable to a number of factors, including the Company's national reputation for superior service, the structure of its contracts and the strength of its long-term customer relationships.

    Diversified Customer Base. The Company provides outsourced coin-operated laundry equipment services to over 42,000 laundry rooms in its operating regions, and no one customer accounts for more than 2% of its revenues. Management estimates that the Company's services are located in multi-family housing properties containing over four million individual housing units.

    Leverageable Cash Flows. Due to the stable, recurring nature of the Company's revenues and its consistent EBITDA levels, the Company has been able to obtain debt financing on favorable terms to support its acquisition strategy. This use of debt financing to support growth is an important component of the Company's financial strategy, and the Company believes that access to both the public and private debt markets provides it with a competitive advantage.

    Benefits of Scale. By increasing its installed machine base, the Company has benefited from economies of scale in both operating costs and purchasing power. The Company is able to leverage its existing infrastructure, including its sales, service, collections, security and corporate overhead, over a larger installed machine base than its competition. As a result, the Company has been able to improve its EBITDA margin as it has increased its size. For the twelve months ended March 29, 1996, the 1997 fiscal year and the six months ended September 26, 1997, the Company's EBITDA margins were 28.5%, 30.4% and 31.1%, respectively. Furthermore, due to its purchasing power, management believes that the Company is able to purchase equipment on terms more favorable than those available to smaller industry participants.

    Significant Portion of Capital Investment Related to Growth. During the 1997 fiscal year, the Company spent $213.0 million in capital expenditures, of which $ 171.5, or approximately 80.6% was used to finance acquisitions as part of the Company's growth strategy. Of the remaining capital investment, $12.5 million, or approximately 5.8%, was used for internally generated growth and $29.1 million, or approximately 13.6%, related to the renewal of the Company's existing machine base.

INDUSTRY

  The coin-operated laundry equipment services industry is characterized by stable cash flows generated by long-term renewable lease contracts with multi-family housing property owners and management companies. The industry is highly fragmented nationally with many small, private and family-owned route businesses continuing to operate throughout all major metropolitan areas. According to information provided by the Multi-housing Laundry Association, the industry is comprised of over 280 independent operators. Based upon industry estimates, management believes there are approximately 3.5 million installed machines in multi-family properties throughout the United States, approximately 2.5 million of which have been outsourced to independent operators such as the Company and approximately 1.0 million of which continue to be operated by the owners of such locations.

  The industry is highly capital intensive, and customers require prompt and reliable service. The majority of capital costs are incurred upon procurement of new leases. Such initial costs include replacing or repairing existing washers and dryers, refurbishing laundry rooms and making advance rental payments to secure long-term, renewable leases. After the initial expenditures, ongoing working capital requirements are minimal, since machines operate for many years if serviced properly, and variable costs are paid out of revenues collected from the machines.

  Historically, the industry has been characterized by stable demand and has proven to be resistant to changing market conditions and general economic cycles. Management believes that the industry's consistent and predictable revenue and cash flow from operations are primarily due to: (i) the long-term nature of location leases; (ii) the stable demand for laundry services; and
(iii) minimal ongoing working capital requirements.

DESCRIPTION OF OPERATIONS

  The principal aspects of the Company's operations include: (i) sales and marketing, (ii) location leasing; (iii) service; (iv) information management;
(v) remanufacturing; and (vi) collection security.

 Sales and Marketing

  The Company markets its products and services through a sales staff with an average industry experience of over ten years. The principal responsibility of the sales staff is to solicit and negotiate lease arrangements with building owners and managers. All sales personnel are paid commissions that comprise 50% or more of their annual compensation. Selling commissions are based on a percentage of a location's annualized earnings before interest and taxes. Sales personnel must be proficient with the application of sophisticated financial analyses to achieve their targeted goals in securing location contracts and renewals. Management believes that its sales staff is among the most competent and effective in the industry.

  The Company's marketing strategy emphasizes service excellence offered by its experienced, highly skilled personnel and its quality equipment that maximizes efficiency and revenue and minimizes machine down-time. Additionally, the Integrated Computer Systems monitor performance, repairs and maintenance, as well as the profitability of locations on a daily basis. The Company's sales staff targets potential new and renewal lease locations by utilizing its Integrated Computer Systems' extensive database that provides information on the Company's, as well as its competitors' locations. All sales activity, from sale entries to data on service and installation is recorded and monitored daily on a custom-designed, computerized sales planner.

  No single customer represents more than 2% of the Company's revenues or installed machine base. In addition, the Company's ten largest customers taken together account for less than 10% of the Company's revenues.

LOCATION LEASING

  The Company's leases provide the Company the exclusive right to operate and service the laundry equipment, including repairs and maintenance. The Company typically sets pricing for the use of the machines on location, and the property owner or property manager maintains the premises and provides utilities such as gas, electricity and water.

  In return for the exclusive right to provide laundry equipment services, most of the Company's leases provide for monthly commission payments to the location owners. Under the majority of leases, these commissions are based on a percentage of the cash collected from the laundry machines. Many of the Company's leases require the Company to make advance rental payments to the location owner in addition to commissions. The Company's leases typically include provisions that allow for unrestricted price increases, a right of first refusal (an opportunity to match competitive bids at the expiration of the lease term) and termination rights if the Company does not receive minimum net revenues from a lease. The Company has some flexibility in negotiating its leases and, subject to regional competitive factors, may vary the terms and conditions of a lease, including commission rates and advance rental payments. The Company evaluates each lease opportunity through its Integrated Computer Systems which are designed to achieve certain targeted levels of return on investment.

  Management estimates that approximately 90% of its locations are under long-term leases with initial terms of three to ten years. Of the remaining locations not subject to long term leases, the Company believes that it has retained a majority of such customers through long-standing relationships and intends to continue to service such customers. Approximately 42% of the Company's leases renew automatically, and the Company has a right of first refusal on termination in approximately 40% of its leases. The Company's automatic renewal clause typically provides that, if the building owner fails to take any action prior to the end of the original lease term or any renewal term, the lease will automatically renew on substantially similar terms. As of September 26, 1997, the Company's leases have an average remaining life to maturity of approximately 50 months (without giving effect to automatic renewals).

SERVICE

  The Company's employees deliver, install, service and collect from coin-operated washers and dryers in laundry facilities at its leased locations.

  The Company's fleet of 352 radio-equipped service vehicles allows the quick dispatch of service technicians in response to both computer-generated (for preventive maintenance) and customer-generated service calls. On a daily basis, the Company receives and responds to approximately 2,200 service calls. Management estimates that less than 1% of the Company's machines are out of service on any given day. The ability to reduce machine down time, especially during peak usage, serves to enhance revenue and improve the Company's reputation with its customers.

  In a business that emphasizes prompt and efficient service, management believes that the Company's Integrated Computer Systems provide a significant competitive advantage in terms of responding promptly to customer needs. Computer-generated service calls for preventive maintenance are based on previous service history, repeat service call analysis and monitoring of service areas. These operations coordinate the Company's radio-equipped service vehicles that allow the Company to address customer needs quickly and efficiently.

 Information Management

  Management believes that the Company's Integrated Computer Systems serve three major functions: (i) tracking the service cycle of equipment; (ii) monitoring revenues and costs by location, customer and salesperson; and (iii) providing information on competitor's lease renewal schedules.

  The Integrated Computer systems provide speed and accuracy throughout the entire service cycle by integrating the functions of service call entry, dispatching service personnel, parts and equipment purchasing, installation, distribution and collection. In addition to coordinating all aspects of the service cycle, the Company's Integrated Computer Systems track contract performance which indicate unreported machine failure or pilferage and provide data to forecast future equipment failures.

  Data on machine performance is used by the sales staff to forecast revenue by location. Management is able to obtain daily, monthly, quarterly and annual reports on location performance, coin collection, service and sales activity by salesperson.

  The Integrated Computer Systems also provide the sales staff with an extensive database essential to the Company's marketing strategy to obtain new business through competitive bidding or owner-operator conversion opportunities.

  Management also believes that the Integrated Computer Systems enhance the Company's ability to successfully integrate acquired businesses into its existing operations. It has been the experience of the Company's management that regional or multi-regional acquisitions can be integrated within 90 to 120 days, while a local acquisition can be integrated almost immediately.

 Remanufacturing

  The Company's remanufacturing operations provide approximately one-third of its anticipated annual machine installation requirements. The Company rebuilds and reinstalls a portion of its machines at approximately one-third the cost of acquiring new machines. Remanufactured machines are restored to virtually new condition with the same estimated average life and service requirements as new machines. Machines that can no longer be remanufactured are added to the Company's inventory of spare parts.

  The Company maintains four regional remanufacturing facilities which provide for consistent machine quality and efficient operations and are strategically located to service each of its operating regions.

 Collection Security

  Management believes that it provides the highest level of collection security control in the laundry equipment services industry. The Company utilizes numerous precautionary procedures with respect to cash collection, including frequent alteration of collection patterns, extensive monitoring of collections and other control mechanisms. The Company enforces stringent employee standards and screening procedures with prospective employees. Employees responsible for or who have access to the collection of funds are tested randomly and frequently. Additionally, the Company's security department performs trend and variance analyses of daily collections by location. Security personnel monitor locations, conduct investigations, and implement additional security procedures as necessary.

COMPETITION

  The coin-operated laundry equipment services industry is highly competitive, capital intensive and requires reliable, quality service. Despite the overall fragmentation of the industry, there are currently three companies including the Company with significant operations in multiple regions throughout the United States. The other large multiple region operators are Web Service Company, Inc. and Macke Laundry Service, L.P.

OTHER OPERATIONS

  In addition to supplying outsourced coin-operated laundry equipment services, the Company has expanded its breadth of operations to other related lines of business.

 Individual Housing Units

  Through the acquisition of Appliance Warehouse, Coinmach entered the business of renting laundry equipment and other household appliances and electronic items to individuals. With access to approximately four million individual housing units, Coinmach believes its new business line represents an opportunity for growth in a new market segment which is complimentary to its core business.

 Laundromat Construction

  Super Laundry, a wholly-owned subsidiary of the Company, is a construction and laundromat equipment distribution company. Super Laundry's business consists of constructing complete turnkey laundromat retail stores, retrofitting existing laundromat retail stores, distributing exclusive lines of commercial coin and non-coin operated machines and parts, and selling service contracts. Super Laundry's customers generally enter into sales contracts pursuant to which Super Laundry constructs and equips a complete laundromat operation, including location identification, construction, plumbing, electrical wiring and all required permits.

 Retail Laundromat Operations

  The Company operates 151 retail laundromats located throughout Texas, 150 of which were acquired in the Kwik Wash Acquisition. The operation of the retail laundromats involves leasing store locations in desired geographic areas, maintaining an appropriate mix of washers and dryers at each store location and servicing such washers and dryers at such locations. The Company is also responsible for maintaining the premises at each laundromat and paying for utilities and related expenses.

FACILITIES

  As of November 1, 1997, the Company leased 39 offices throughout its operating regions serving various operational purposes, including sales and service activities, collections and warehousing. The Company presently maintains its headquarters in Roslyn, New York, leasing approximately 40,000 square feet pursuant to a five year lease terminating April 30, 2001. The Company's Roslyn facility is used for general corporate purposes, as well as for remanufacturing and warehouse space for the Northeast operating region. The Company has an option to purchase the Roslyn facility, which it presently does not intend to exercise.

EMPLOYEES

  As of November 1, 1997, the Company employed 1,450 full-time employees (including 334 laundromat attendants in the Company's retail laundromats in Texas). Approximately 140 hourly workers in the Northeast region are represented by Local 966, affiliated with the International Brotherhood of Teamsters (the "Union"). Management believes that the Company has maintained a good relationship with the Union employees and has never experienced a work stoppage since its inception.

LEGAL PROCEEDINGS

  The Company and its predecessors have been named as defendants in a number of legal actions arising in the ordinary course of its business. Although the amount of any liability that could arise with respect to these actions can not be accurately predicted, management believes that any such liability, individually or in the aggregate, will not have a material adverse effect on the Company.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The directors and executive officers of Coinmach are:

          NAME                                      TITLE                            AGE
          ----                                      -----                            ---
Stephen R. Kerrigan..... Chairman of the Board and Chief Executive Officer, Director  44
Mitchell Blatt.......... President, Chief Operating Officer, Director                 46
Robert M. Doyle......... Chief Financial Officer, Senior Vice President,
                         Treasurer, Secretary, Director                               40
John E. Denson.......... Senior Vice President                                        60
Michael E. Stanky....... Senior Vice President                                        46

BACKGROUND AND EXPERIENCE

  Mr. Kerrigan has been Chief Executive Officer of Coinmach Laundry since April 1996 and of Coinmach since November 1995. Mr. Kerrigan was President and Treasurer of Solon and Coinmach Laundry from April 1995 until April 1996, and Chief Executive Officer of TCC from January 1995 until November 1995. Mr. Kerrigan has been a director and Chairman of the Board of Coinmach Laundry since April 1995 and of Coinmach since November 1995. Mr. Kerrigan was a director of TCC from January 1995 to November 1995 and a director of Solon from April 1995 to November 1995. Mr. Kerrigan served as Vice President and Chief Financial Officer of TCC's predecessor, Coinmach Industries Co., L.P. from 1987 to 1994. Mr. Kerrigan was an executive officer of CIC, which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in 1993.

  Mr. Blatt has been President and Chief Operating Officer of Coinmach Laundry since April 1996 and of Coinmach since November 1995. Mr. Blatt was the President and Chief Operating Officer of TCC from January 1995 to November 1995. Mr. Blatt has been a director of Coinmach Laundry and Coinmach since November 1995. Mr. Blatt joined TCC as Vice President-General Manager in 1982 and was Vice President and Chief Operating Officer from January 1988 to February 1994. Mr. Blatt was an executive officer of CIC, which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in 1993.

  Mr. Doyle has been Chief Financial Officer, Senior Vice President, Treasurer and Secretary of Coinmach Laundry since April 1996 and Coinmach since November 1995. Mr. Doyle has been a director of Coinmach since November 1995. Mr. Doyle served as Vice President, Treasurer and Secretary of TCC from January 1995 to November 1995. Mr. Doyle joined TCC in 1987 as Controller. In 1988, Mr. Doyle became Director of Accounting, and was promoted in 1989 to Vice President and Controller. Mr. Doyle was an executive officer of CIC, which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in 1993.

  Mr. Denson has been Senior Vice President of Coinmach Laundry since April 1996 and of Coinmach since November 1995. Mr. Denson was Senior Vice President, Finance of Solon from June 1987 to November 1995. Mr. Denson has served as an officer of Solon under various titles since 1973, and served as a director and Co-Chief Executive Officer of Solon from November 1994 to April 1995.

  Mr. Stanky has been Senior Vice President of Coinmach Laundry since April 1996 and of Coinmach since November 1995. Mr. Stanky was a Senior Vice President of Solon from July 1995 to November 1995. Mr. Stanky served Solon in various capacities since 1976, and in 1985 was promoted to Area Vice President responsible for Solon's South-Central region. Mr. Stanky served as a Co-Chief Executive Officer of Solon from November 1994 to April 1995.

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

  The following summary of certain provisions of the Exchange Notes and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions."

  The Exchange Notes rank pari passu in right of payment with all senior Indebtedness of Coinmach, including borrowings under the Credit Facility. However, the Exchange Notes are unsecured obligations of Coinmach and the borrowings under the Credit Facility will be secured by Liens on substantially all of the assets of Coinmach and its subsidiaries. As a result, the Indebtedness under the Credit Facility will effectively rank senior to the Exchange Notes to the extent of the security therefor.

  The Exchange Notes are issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Exchange Notes. The Exchange Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which presently is the Trustee's corporate trust office. Coinmach may change any Paying Agent and Registrar without notice to holders of the Exchange Notes. Any Private Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

  The Exchange Notes are limited in aggregate principal amount to $296,655,000 and will mature on November 15, 2005. Interest on the Exchange Notes accrues at the rate of 11 3/4% per annum and is payable semiannually in cash on each May 15 and November 15 to the persons who are registered Holders at the close of business on the May 1 and November 1 immediately preceding the applicable interest payment date. Interest on the Exchange Notes accrues from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including November 15, 1997. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Coinmach will pay principal (and premium, if any) on the Senior Notes at the Trustee's corporate office in New York, New York. At Coinmach's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders.

  The Exchange Notes are not entitled to the benefit of any mandatory sinking fund.

REDEMPTION

 Optional Redemption

  The Exchange Notes are redeemable, at Coinmach's option, in whole or in part at any time or from time to time, on and after November 15, 2000, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on November 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

            YEAR                               PERCENTAGE
            ----                               ----------
            2000.............................. 105.8750%
            2001.............................. 102.9375%
            2002 and thereafter............... 100.0000%

Notwithstanding the foregoing, at any time, or from time to time, on or prior to December 31, 1998, Coinmach may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the outstanding Senior Notes at a redemption price equal to 11 3/4% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of all Exchange Notes and Private Notes then outstanding remain outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, Coinmach shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

  As used in the preceding paragraph, "Equity Offering" means an offering of Qualified Capital Stock of Coinmach pursuant to a registration statement filed with the Commission in accordance with the Securities Act or pursuant to an exemption from the registration requirements thereof.

 Selection and Notice of Redemption

  In the event that less than all of the Exchange Notes are to be redeemed at any time, selection of such Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Exchange Notes are listed or, if such Exchange Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee in its discretion shall deem fair and appropriate; provided, however, that no Exchange Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Exchange Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of the Depository), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to such Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new Exchange Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Exchange Note. On and after the redemption date, interest will cease to accrue on Exchange Notes or portions thereof called for redemption as long as Coinmach has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

CHANGE OF CONTROL

  The Indenture provides that upon the occurrence of a Change of Control, each holder of Exchange Notes will have the right to require that Coinmach purchase all or a portion of such holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

  Within 30 days following the date upon which the Change of Control occurred, Coinmach must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have an Exchange Note purchased pursuant to a Change of Control Offer will be required to surrender the Exchange Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

  If a Change of Control Offer is made, there can be no assurance that Coinmach will have available funds sufficient to pay the Change of Control purchase price for all of the Exchange Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event Coinmach is required to purchase outstanding Exchange Notes pursuant to a Change of Control Offer, Coinmach expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that Coinmach would be able to obtain such financing.

  Neither the Board of Directors of Coinmach nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of Coinmach and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of Coinmach, whether favored or opposed by the management of Coinmach. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Exchange Notes, and there can be no assurance that Coinmach or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of Coinmach or any of its Subsidiaries by the management of Coinmach. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Exchange Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

  If Coinmach becomes obligated to repurchase or pay the Exchange Notes other than upon the scheduled maturity date, such event could constitute a default under the Credit Facility (which would also cause an Event of Default under the Indenture). Given that indebtedness outstanding under the Credit Facility is secured by substantially all of the assets of Coinmach, in the event of the occurrence of an Event of Default under the Indenture or a default under the Credit Facility, holders of such secured indebtedness will have claims that effectively rank prior in right of payment to those of holders of Exchange Notes with respect to the assets securing such indebtedness.

  Coinmach will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, Coinmach shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

  The Indenture contains, among others, the following covenants:

 Limitation on Incurrence of Additional Indebtedness

  Coinmach will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, Coinmach may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of Coinmach is greater than 2.10 to 1.0 for the first 24 months following the date on which the Private Notes were originally issued and 2.25 to 1.0 on any such date of incurrence thereafter.

 Limitation on Restricted Payments

  Coinmach will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of Coinmach) on or in respect of shares of Coinmach's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Coinmach or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of Coinmach that is subordinate or junior in right of payment to the Senior Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses
(a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,
(i) a Default or an Event of Default shall have occurred and be continuing or
(ii) Coinmach is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the date on which the Series A Notes were originally issued (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of Coinmach) shall exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Coinmach earned subsequent to the date on which the Series A Notes were originally issued and ending on the last day of Coinmach's last fiscal quarter ending prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (y) 100% of the aggregate net cash proceeds received by Coinmach from any Person (other than a Subsidiary of Coinmach) from the issuance and sale subsequent to the date on which the Series A Notes were originally issued and on or prior to the Reference Date of Qualified Capital Stock of Coinmach; plus (z) without duplication of any amounts included in clause (iii)(y) above, 100% of the aggregate net cash proceeds of any equity contribution received by Coinmach from a holder of Coinmach's Capital Stock (excluding, in the case of clauses (iii)(y) and (z), any net cash proceeds from (A) an Equity Offering to the extent used to redeem the Senior Notes and
(B) issuances and sales of Qualified Capital Stock of Coinmach financed directly or indirectly using funds borrowed from Coinmach or any Subsidiary of Coinmach, until and to the extent such borrowing is repaid).

  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of Coinmach, either (i) solely in exchange for shares of Qualified Capital Stock of Coinmach or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Coinmach) of shares of Qualified Capital Stock of Coinmach; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of Coinmach that is subordinate or junior in right of payment to the Exchange Notes either (i) solely in exchange for shares of Qualified Capital Stock of Coinmach, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Coinmach) of (A) shares of Qualified Capital Stock of Coinmach or (B) Refinancing Indebtedness; (4) if no Default or Event of Default shall have occurred and be continuing, an Investment through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Coinmach) of shares of Qualified Capital Stock of Coinmach; (5) if no Default or Event of Default shall have occurred and be continuing, Investments in an aggregate amount not to exceed $5,000,000; (6) the making of payments by Coinmach to Coinmach Laundry in an amount not in excess of the federal and state (in such states that permit consolidated or combined tax returns) income tax liability that Coinmach and its Restricted Subsidiaries would have been liable for if Coinmach and its Restricted Subsidiaries had filed their tax returns on a stand-alone basis; provided that such payments shall be made by Coinmach no earlier than five days prior to the date on which Coinmach Laundry is required to make its payments to the Internal Revenue Service or the applicable state taxing authority, as the case may be; (7) the repayment on the date on which the Series A Notes were originally issued of Indebtedness of Coinmach Laundry owing to FINOVA Capital Corporation not to exceed $5.0 million in the aggregate; (8) if no Default or Event of Default shall have occurred and be continuing, a distribution to Coinmach Laundry solely to enable Coinmach Laundry to repurchase Coinmach Laundry Capital Stock from members of Coinmach Laundry management in connection with certain executive employment agreements in effect on the date on which the Series A Notes were originally issued not to exceed $500,000 in the aggregate; (9) if no Default or Event of Default shall have occurred and be continuing, the payment to Coinmach Laundry for reasonable accounting fees and other support services provided to Coinmach not to exceed $250,000 in any fiscal year; and
(10) if no Default or Event of Default shall have occurred and be continuing, a distribution to Coinmach Laundry solely to enable Coinmach Laundry to pay a management fee to the Permitted Holders not to exceed $500,000 in any fiscal year. In determining the aggregate amount of Restricted Payments made subsequent to the date on which the Series A Notes were originally issued in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2), (4), (5), (8), (9) and (10) shall be included in such calculation.

  Not later than the date of making any Restricted Payment, Coinmach shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon Coinmach's latest available internal quarterly financial statements.

 Limitation on Asset Sales

  Coinmach will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) Coinmach or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by Coinmach's Board of Directors), (ii) at least 75% of the consideration received by Coinmach or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, Coinmach shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of receipt thereof either (A) to repay any Indebtedness secured by the assets involved in such Asset Sale together with a concomitant permanent reduction in the amount of such Indebtedness (including a permanent reduction in the committed amounts therefor in the case of any revolving credit facility so repaid), (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of Coinmach and its Subsidiaries as existing on the date on which the Series A Notes were originally issued or in businesses reasonably related thereto ("Replacement Assets"), or (C) a combination of repayment and investment permitted by the foregoing clauses (iii)(A) and
(iii)(B); provided, however, that the 75% limitation set forth in clause (ii) of this paragraph shall not apply to any proposed Asset Sale for which an independent certified accounting firm shall certify to the Board of Directors of Coinmach and the Trustee that the after-tax cash portion of the consideration to be received by Coinmach or such Restricted Subsidiary in such proposed Asset Sale is equal to or greater than what the net after-tax cash proceeds would have been had such proposed Asset Sale complied with the 75% limitation set forth in clause (ii) of this paragraph and provided, further, that for purposes of this covenant, Cash Equivalents shall include any unsubordinated Indebtedness of Coinmach or any Restricted Subsidiary (as shown on Coinmach's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee and for which Coinmach or such Restricted Subsidiary is reasonably indemnified in connection with the relevant Asset Sale. On the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of Coinmach or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and
(iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by Coinmach or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders of Private Notes and Exchange Notes on a pro rata basis that amount of Private Notes and Exchange Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Private Notes and Exchange Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by Coinmach or any Restricted Subsidiary of Coinmach, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset

Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Coinmach may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

  In the event of the transfer of substantially all (but not all) of the property and assets of Coinmach and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "- Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of Coinmach and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of Coinmach or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

  Notwithstanding the two immediately preceding paragraphs, Coinmach and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by Coinmach or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

  Each notice of a Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Exchange Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders of Exchange Notes and Private Notes properly tender Exchange Notes and Private Notes in an amount exceeding the Net Proceeds Offer Amount, Exchange Notes and Private Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

  Coinmach will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitation on Asset Sales" provisions of the Indenture, Coinmach shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Limitation on Asset Sales" provisions of the Indenture by virtue thereof.

 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

  Coinmach will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Coinmach to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to Coinmach or any other Restricted Subsidiary of Coinmach; or (c) transfer any of its property or assets to Coinmach or any other Restricted Subsidiary of Coinmach, except for such encumbrances or restrictions existing under or by reason of:
(1) applicable law; (2) the Indenture or the Series B Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of Coinmach; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the date on which the Series A Notes were originally issued to the extent and in the manner such agreements are in effect on the date on which the Series A Notes were originally issued; or (6) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions

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

relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to Coinmach in any material respect as determined by the Board of Directors of Coinmach in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

 Limitation on Preferred Stock of Restricted Subsidiaries

  Coinmach will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to Coinmach or to a Wholly-Owned Restricted Subsidiary of Coinmach) or permit any Person (other than Coinmach or a Wholly-Owned Restricted Subsidiary of Coinmach) to own any Preferred Stock of any Restricted Subsidiary of Coinmach.

 Limitation on Liens

  Coinmach will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of Coinmach or any of its Restricted Subsidiaries whether owned on the date on which the Series A Notes were originally issued or acquired after the date on which the Series A Notes were originally issued, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Exchange Notes, the Exchange Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Exchange Notes are equally and ratably secured, except for (A) Liens existing as of the date on which the Series A Notes were originally issued to the extent and in the manner such Liens are in effect on the date on which the Series A Notes were originally issued; (B) Liens securing the Senior Notes; (C) Liens securing borrowings under the Credit Agreement including any additional Obligations thereunder (which Liens may extend to all property now owned or hereafter acquired by Coinmach or any of its Subsidiaries); (D) Liens of Coinmach or a Wholly-Owned Restricted Subsidiary of Coinmach on assets of any Subsidiary of Coinmach; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and which has been incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" provisions of the Indenture; provided, however, that such Liens (x) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (y) do not extend to or cover any property or assets of Coinmach or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

 Merger, Consolidation and Sale of Assets

  Coinmach will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of Coinmach to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of Coinmach's assets (determined on a consolidated basis for Coinmach and Coinmach's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) Coinmach shall be the surviving or continuing corporation or (2) the Person (if other than Coinmach) formed by such consolidation or into which Coinmach is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of Coinmach and of Coinmach's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the then outstanding Exchange Notes and Private Notes and the performance of every covenant of the Exchange Notes, any outstanding Private Notes, the Indenture and the Registration Rights Agreement on the part of Coinmach to be performed or observed; (ii) immediately after giving effect to such transaction and the

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

assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Coinmach or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Coinmach immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "- Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) Coinmach or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of Coinmach the Capital Stock of which constitutes all or substantially all of the properties and assets of Coinmach, shall be deemed to be the transfer of all or substantially all of the properties and assets of Coinmach.

  The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of Coinmach in accordance with the foregoing, in which Coinmach is not the continuing corporation, the successor Person formed by such consolidation or into which Coinmach is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Exchange Notes and any outstanding Private Notes with the same effect as if such surviving entity had been named as such.

 Limitations on Transactions with Affiliates

  (a) Coinmach will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Coinmach or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $500,000 shall be approved by a majority of the disinterested members of the Board of Directors of Coinmach or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If Coinmach or any Restricted Subsidiary of Coinmach enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $2,500,000, Coinmach or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Coinmach or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

  (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of Coinmach or any Restricted Subsidiary as determined in good faith by Coinmach's Board of Directors or senior management; (ii) transactions exclusively between or among Coinmach and any of its Wholly-Owned Restricted Subsidiaries or exclusively

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

between or among such Wholly-Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; and (iii) Restricted Payments permitted by the Indenture.

 Limitation on Sale and Leaseback Transactions

  Coinmach shall not, and shall not cause or permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction. Notwithstanding the foregoing, Coinmach and its Restricted Subsidiaries may enter into a Sale and Leaseback Transaction involving only the sale or transfer of assets acquired after the date on which the Series A Notes were originally issued if: (i) after giving pro forma effect to any such Sale and Leaseback Transaction, Coinmach or such Restricted Subsidiary, as the case may be, shall be in compliance with "- Limitation on Incurrence of Additional Indebtedness" above; (ii) Coinmach or such Restricted Subsidiary shall comply with the provisions set forth under "- Limitation on Asset Sales" above, and
(iii) the aggregate amount of Capitalized Lease Obligations in respect of all Sale and Leaseback Transactions consummated since the date on which the Series A Notes were originally issued (including such proposed Sale and Leaseback Transaction) would not exceed 10% of Consolidated Net Tangible Assets of Coinmach.

 Conduct of Business

  Coinmach and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or related to the businesses in which Coinmach and its Restricted Subsidiaries were engaged on the date on which the Series A Notes were originally issued.

 Reports to Holders

  The Indenture provides that Coinmach will deliver to the Trustee and mail to each Holder within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which Coinmach is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that Coinmach may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Coinmach will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act and make such information available to securities analysts and prospective investors upon request. Coinmach will also comply with the other provisions of TIA (S) 314(a).

 Limitation on Restrictive Covenants

  Notwithstanding any other provisions of the Indenture, the restrictive covenants set forth therein, including, without limitation, those described under "--Limitation on Restricted Payments," "--Limitation on Transactions with Affiliates," "--Limitation on Sale and Leaseback Transactions," "-- Limitation on Asset Sales," "--Limitation on Liens" and "--Merger, Consolidation and Sale of Assets," shall be and shall be deemed limited to the extent necessary so that the creation, existence and effectiveness of such restrictive covenants shall not result in a breach of the covenant of the Series B Indenture relating to "--Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries."

 Events of Default

  The following events are defined in the Indenture as "Events of Default":

    (a) the failure to pay interest on any then outstanding Exchange Notes or Private Notes, when the same becomes due and payable and the default continues for a period of 30 days;

    (b) the failure to pay the principal on any then outstanding Exchange Notes or Private Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase any Exchange Notes or Private Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

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

    (c) a default in the observance or performance of any of the covenants described under "Limitation on Incurrence of Additional Indebtedness", "Limitation on Restricted Payments", "Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries", "Limitation on Preferred Stock of Restricted Subsidiaries", "Limitation on Liens", "Merger, Consolidation and Sale of Assets", "Limitation on Transactions with Affiliates" and "Limitation on Sale and Leaseback Transactions" which default continues for a period of 30 days after Coinmach receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the then outstanding principal amount of the Exchange Notes and Private Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

    (d) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after Coinmach receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the then outstanding Exchange Notes and Private Notes;

    (e) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of Coinmach or of any Restricted Subsidiary of Coinmach (or the payment of which is guaranteed by Coinmach or any Restricted Subsidiary of Coinmach), whether such Indebtedness now exists or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "payment default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $3,500,000;

    (f) one or more judgments in an aggregate amount in excess of $3,500,000 shall have been rendered against Coinmach or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

    (g) certain events of bankruptcy affecting Coinmach or any of its Significant Subsidiaries.

  If an Event of Default (other than an Event of Default specified in clause
(g) above) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Notes and Private Notes may declare the principal of and accrued interest on all the Exchange Notes and Private Notes to be due and payable by notice in writing to Coinmach and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default specified in clause (g) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the then outstanding Exchange Notes and Private Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

  The Indenture provides that, at any time after a declaration of acceleration with respect to the Exchange Notes and Private Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding Exchange Notes and Private Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration and (iii) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

  The Holders of a majority in principal amount of the then outstanding Exchange Notes and Private Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Exchange Notes or Private Notes.

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

  Holders of the Exchange Notes may not enforce the Indenture or the Exchange Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Exchange Notes and Private Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

  Under the Indenture, Coinmach is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining actual knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

  No past, present or future director, officer, employee, incorporator or stockholder of Coinmach, as such, shall have any liability for any obligations of Coinmach under the Exchange Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  Coinmach may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Exchange Notes ("Legal Defeasance"). Such Legal Defeasance means that Coinmach shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Exchange Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Exchange Notes when such payments are due, (ii) Coinmach's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and Coinmach's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, Coinmach may, at its option and at any time, elect to have the obligations of Coinmach released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) Coinmach must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts and at such times as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest on all then outstanding Exchange Notes and Private Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, Coinmach shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) Coinmach has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, Coinmach shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant

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Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such deposit shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which Coinmach or any of its Subsidiaries is a party or by which Coinmach or any of its Subsidiaries is bound; (vi) Coinmach shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by Coinmach with the intent of preferring the Holders over any other creditors of Coinmach or with the intent of defeating, hindering, delaying or defrauding any other creditors of Coinmach or others; (vii) Coinmach shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) Coinmach shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

  The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Exchange Notes, as expressly provided for in the Indenture) as to all outstanding Exchange Notes when (i) either (a) all then outstanding Exchange Notes and Private Notes theretofore authenticated and delivered (except lost, stolen or destroyed Exchange Notes and Private Notes which have been replaced or paid and Exchange Notes and Private Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Coinmach and thereafter repaid to Coinmach or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all then outstanding Exchange Notes and Private Notes not theretofore delivered to the Trustee for cancellation have become due and payable and Coinmach has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Exchange Notes and Private Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Exchange Notes and Private Notes to the date of deposit together with irrevocable instructions from Coinmach directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) Coinmach has paid all other sums payable under the Indenture by Coinmach; and (iii) Coinmach has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

  From time to time, Coinmach and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not adversely affect the rights of any of the Holders in any material respect. Other modifications and amendments of the Indenture may be made with the consent of the Holders of at least a majority in principal amount of the then outstanding Exchange Notes and Private Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Exchange Notes and Private Notes whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture or such Exchange Notes and Private Notes; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Exchange Notes or Private Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Exchange Notes or Private Notes, or change the date on which any Exchange Notes or Private Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Exchange Notes or Private Notes payable in money other than that stated in the Exchange Notes or Private Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Exchange Note or Private Note on or after the due date thereof or to bring suit to enforce such

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

payment, or permitting Holders of a majority in principal amount of the then outstanding Exchange Notes and Private Notes to waive Defaults or Events of Default; or (vi) modify or change any provision of the Indenture or the related definitions affecting the ranking of the then outstanding Exchange Notes and Private Notes in a manner which adversely affects the Holders. In addition, without the consent of the Holders of at least 75% of the then outstanding Exchange Notes and Private Notes, no amendment may amend, change or modify in any material respect the obligation of Coinmach to make or consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto.

GOVERNING LAW

  The Indenture provides that it and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

  The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of Coinmach, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

DELIVERY AND FORM; BOOK-ENTRY PROCEDURES

  The Exchange Notes will initially be issued in the form of one or more fully-registered global notes (collectively, the "Global Note") which will be deposited on the date of the closing of the Exchange Offer with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as nominee of the Depository (such nominee being referred to herein as the "Global Note Registered Owner"). Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

  Series B Notes and Private Notes that were originally issued or subsequently transferred in the form of registered definitive certificates ("Certificated Senior Notes") upon the exchange thereof in accordance with the Exchange Offer, thereafter initially will be represented by an interest in the Global Note representing the same principal amount of Exchange Notes as that of the Series B Notes or Private Notes so exchanged.

  The Depository has advised Coinmach that the Depository is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Participants or the Indirect Participants. The ownership interest and transfer

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

of ownership interest of each actual purchaser of each security held by or on behalf of the Depository are recorded on the records of the Participants and Indirect Participants.

  Coinmach expects that pursuant to the procedures established by the Depository, (i) upon deposit of the Global Note, the Depository will credit the accounts of Participants designated by the Trustee in its capacity as Exchange Agent with portions of the principal amount of the Global Note and
(ii) ownership of such interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Note). The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes will be limited to that extent. For certain other restrictions on the transferability of the Exchange Notes, see "Plan of Distribution."

  So long as the Global Note Registered Owner is the registered owner of any Exchange Notes, the Global Note Registered Owner will be considered the sole owner of the Exchange Notes represented by such Global Note. Beneficial owners of Exchange Notes evidenced by the Global Note will not be considered the owners or holders thereof under the Indenture or Coinmach's articles of incorporation for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee. As a result, the ability of a person having a beneficial interest in the Exchange Notes represented by a Global Note to pledge such interest to persons or entities that do not participate in the Depository's system or to otherwise take actions in respect of such interest may be affected by the lack of a physical certificate evidencing such interest. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Exchange Notes by the Depository, or for maintaining, supervising or reviewing any records of the Depository relating to such Exchange Notes.

  Except as described below, owners of interests in the Global Note will not have Exchange Notes registered in their names, will not receive physical delivery of Exchange Notes in definitive form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

  Payments in respect of the principal of and premium, if any, and interest on any Exchange Notes registered in the name of the Global Note Registered Owner will be payable by the Trustee to the Global Note Registered Owner in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, Coinmach and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither Coinmach, the Trustee nor any agent of Coinmach or the Trustee has or will have any responsibility or liability for (i) any aspect of the Depository's records or any Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note, or for maintaining, supervising or reviewing any of the Depository's records or any Participant's records relating to the beneficial ownership interest in the Global Note or (ii) any other matter relating to the actions and practices of the Depository or any of its Participants.

  The Depository has advised Coinmach that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depository unless the Depository has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the Depository, the Trustee or Coinmach.

CERTIFICATED SECURITIES

  Subject to certain conditions, any person having a beneficial interest in any Global Note may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in the form of Certificated Securities. Upon

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any such issuance, the Trustee is required to register such Certificated
Securities in the name of, and cause the same to be delivered to, such persons (or the nominee of any thereof). In addition, if (i) the Depository notifies Coinmach that it is unwilling or unable to continue as Depository for the Global Note and Coinmach thereupon fails to appoint a successor Depository or
(ii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Exchange Notes or (iii) Coinmach, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in the form of Certificated Securities, then, upon surrender by the Global Note Registered Owner of its Global Note, Exchange Notes in such form will be issued to each person that the Global Notes Registered Owner and the Depository identify as being the beneficial owner of the related Exchange Notes.

  Neither Coinmach nor the Trustee will be liable for any delay by the Depository or any of its Participants in identifying the beneficial owners of the Exchange Notes, and Coinmach and the Trustee may conclusively rely on and will be protected in relying on instructions from the Global Note Registered Owner for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

  The Indenture requires that payments in respect of the Exchange Notes represented by the Global Note (including principal, premium and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Registered Owner. With respect to Certificated Securities, Coinmach will make all payments in respect of the Exchange Notes (including principal, premium and interest) by mailing a check to each such Holder's registered address. Secondary trading in long-term notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Exchange Notes represented by the Global Note are expected to trade in the Depository's Same-Day Funds Settlement System, and any permitted secondary trading activity in such Exchange Notes will, therefore, be required by the Depository to be settled in immediately available funds. Coinmach expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

  The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that Coinmach believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of Coinmach or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of Coinmach or such acquisition, and which Indebtedness is without recourse to Coinmach or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person becomes a Restricted Subsidiary of Coinmach or the time of such acquisition, merger or consolidation.

  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

  "Asset Acquisition" means (a) an Investment by Coinmach or any Restricted Subsidiary of Coinmach in any other Person pursuant to which such Person shall become a Restricted Subsidiary of Coinmach or any

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

Restricted Subsidiary of Coinmach, or shall be merged with or into Coinmach or any Restricted Subsidiary of Coinmach, or (b) the acquisition by Coinmach or any Restricted Subsidiary of Coinmach of the assets of any Person (other than a Restricted Subsidiary of Coinmach) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by Coinmach or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than Coinmach or a Wholly-Owned Restricted Subsidiary of Coinmach of (a) any Capital Stock of any Restricted Subsidiary of Coinmach; or
(b) any other property or assets of Coinmach or any Restricted Subsidiary of Coinmach other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which Coinmach or its Restricted Subsidiaries receive aggregate consideration of less than $250,000 and (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Coinmach as permitted under "Merger, Consolidation and Sale of Assets."

  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

  "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above.

  "Change of Control" means the occurrence of one or more of the following events: (i) any Person or "Group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act,

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

except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total outstanding Voting Stock of Coinmach Laundry or Coinmach; provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Coinmach; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Coinmach Laundry or Coinmach (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of Coinmach Laundry or Coinmach, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; provided, however, there shall be no Change of Control pursuant to this clause (ii) if during such two-year period the Permitted Holders continue to own, directly or indirectly, a majority of the Voting Stock of Coinmach; or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Coinmach Laundry or Coinmach to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) that are not controlled, directly or indirectly, by the Permitted Holders.

  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

  "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income plus (ii) to the extent that any of the following shall have been taken into account in determining Consolidated Net Income, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), (B) Consolidated Interest Expense, amortization expense and depreciation expense, and (C) Consolidated Non-cash Charges less other non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

  "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds therefrom), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, and (ii) any Asset Sales or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset

Acquisition) occurred on the first day of the Four Quarter Period; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of "Consolidated Net Income." If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction
Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (including amortization or write-off of deferred financing costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness, other than (A) such amortization or write off of deferred financing costs incurred by Coinmach or any of its Restricted Subsidiaries in connection with the Merger or (B) any premium or penalty paid on the date on which the Series A Notes were originally issued in connection with the redemption of Coinmach's 12 3/4% Senior Notes due 2001 or Coinmach's 13 3/4% Senior Subordinated Debenture due 2002), plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; (c) net cash costs under all Interest Swap Obligations (including amortization of fees); (d) all capitalized interest; and (e) the interest portion of any deferred payment obligations for such period.

  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly-Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the date on which the Series A Notes were originally issued, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) all gains and losses realized on or because of the purchase or other acquisition by such Person

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

or any of its Restricted Subsidiaries of any securities of such person or any of its Restricted Subsidiaries, (i) relocation, severance and other employee costs not to exceed $2,000,000 incurred in connection with the Merger, (j) any other restructuring reserves or charges (provided, however, that any cash payments actually made after the date on which the Series A Notes were originally issued with respect to liabilities for which such restructuring reserves or charges were created shall be deducted from Consolidated Net Income in the period when made), in each case, incurred by Coinmach or any of its Restricted Subsidiaries in connection with the Merger, (k) all non-cash depreciation and amortization charges (excluding the amortization of goodwill) resulting from purchase accounting adjustments with respect to transactions prior to the date on which the Series A Notes were originally issued, and (l) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

  "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

  "Consolidated Net Tangible Assets" means, with respect to any Person, as at any date, the total amount of assets of such Person and its Restricted Subsidiaries and after deducting therefrom (i) all current liabilities, (ii) appropriate adjustments on account of minority interests of other Persons holding shares of Capital Stock of any Subsidiary of the referent Person and
(iii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and all other like intangibles, all as set forth on the most recent consolidated balance sheet of the referent Person and its Restricted Subsidiaries and computed in accordance with GAAP; provided, however, that route contracts shall be deemed to be tangible assets.

  "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

  "Credit Agreement" means the Credit Agreement, dated as of January 8, 1997, between the Company and Bankers Trust Company, First Union National Bank of North Carolina, Lehman Commercial Paper, Inc. and other lending institutions named therein (which replaced the Credit Agreement dated as of the date on which the Series A Notes were originally issued, between Coinmach and Heller Financial, Inc., referred in the Series B Indenture), together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding Subsidiaries of Coinmach as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

  "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Senior Notes for cash.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.


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

  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of Coinmach acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of Coinmach delivered to the Trustee.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the date on which the Series A Notes were originally issued.

  "Holder" means the Person in whose name a Senior Note is registered on the Registrar's books.

  "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

  "Independent Financial Advisor" means an investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Coinmach and (ii) which, in the judgment of the Board of Directors of Coinmach, is otherwise independent and qualified to perform the task for which it is to be engaged.

  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of

Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by Coinmach and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of Coinmach or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by Coinmach or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If Coinmach or any Restricted Subsidiary of Coinmach sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of Coinmach such that, after giving effect to any such sale or disposition, Coinmach no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, Coinmach shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

  "Issue Date" means the date of original issuance of the Private Notes.

  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

  "Merger" means the merger of the former The Coinmach Corporation into Solon Automated Services, Inc., with Solon Automated Services, Inc. surviving and changing its name to Coinmach Corporation.

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by Coinmach or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by Coinmach or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Coinmach or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Permitted Holders" means Golder, Thoma, Cressey, Rauner, Inc. or any entity controlled thereby.

  "Permitted Indebtedness" means, without duplication, each of the following:

    (i) Indebtedness under the Series B Notes, the Private Notes, the Exchange Notes, the Series B Indenture and the Indenture;

    (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $35 million (increased by Indebtedness described in any other clause of this definition of "Permitted Indebtedness"), reduced by any required permanent repayments actually made (which are accompanied by a corresponding permanent commitment reduction) thereunder;

    (iii) other Indebtedness of Coinmach and its Restricted Subsidiaries outstanding on the date on which the Series A Notes were originally issued reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

    (iv) Interest Swap Obligations of Coinmach covering Indebtedness of Coinmach or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of Coinmach covering Indebtedness of such Restricted Subsidiary; provided, however, that such Interest Swap Obligations are entered into to protect Coinmach and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

    (v) Indebtedness of a Wholly-Owned Restricted Subsidiary of Coinmach to Coinmach or to a Wholly- Owned Restricted Subsidiary of Coinmach for so long as such Indebtedness is held by Coinmach or a Wholly-Owned Restricted Subsidiary of Coinmach, in each case subject to no Lien held by a Person other than Coinmach or a Wholly-Owned Restricted Subsidiary of Coinmach; provided that if as of any date any Person other than Coinmach or a Wholly-Owned Restricted Subsidiary of Coinmach owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

    (vi) Indebtedness of Coinmach to a Wholly-Owned Restricted Subsidiary of Coinmach for so long as such Indebtedness is held by a Wholly-Owned Restricted Subsidiary of Coinmach, in each case subject to no Lien; provided that (a) any Indebtedness of Coinmach to any Wholly-Owned Restricted Subsidiary of Coinmach is unsecured and subordinated, pursuant to a written agreement, to Coinmach's obligations under the Indenture and the Senior Notes and (b) if as of any date any Person other than a Wholly-Owned Restricted Subsidiary of Coinmach owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by Coinmach;

    (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

    (viii) Indebtedness of Coinmach or any of its Restricted Subsidiaries represented by letters of credit for the account of Coinmach or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

    (ix) Refinancing Indebtedness;

    (x) Capital Lease Obligations and purchase money Indebtedness used to finance the acquisition of property or assets of Coinmach or any Restricted Subsidiary in the ordinary course of business in an aggregate principal amount not to exceed $15 million at any one time outstanding; and

    (xi) additional Indebtedness of Coinmach in an aggregate principal amount not to exceed $10 million at any one time outstanding.

  "Permitted Investments" means (i) Investments by Coinmach or any Restricted Subsidiary of Coinmach in any Person that is or will become immediately after such Investment a Wholly-Owned Restricted Subsidiary of Coinmach or that will merge or consolidate into Coinmach or a Wholly-Owned Restricted Subsidiary,
(ii) Investments in Coinmach by any Restricted Subsidiary of Coinmach; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to Coinmach's obligations under the Exchange Notes, the Private Notes and the Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of Coinmach and its Restricted Subsidiaries to assist with relocation expenses incurred in connection with the Merger; (v) loans and advances to employees and officers of Coinmach and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $500,000 at any one time outstanding; (v) Interest Swap Obligations entered into in the ordinary course of Coinmach's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments in the Series B Notes, the Private Notes or the Exchange Notes; and (viii) Investments made by Coinmach or its Restricted Subsidiaries as a result of an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant.

  "Permitted Liens" means the following types of Liens:

    (i) Liens for taxes, assessments or governmental charges or claims either
  (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which Coinmach or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

    (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of Coinmach or any of its Restricted Subsidiaries;

    (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

    (vii) purchase money Liens to finance property or assets of Coinmach or any Restricted Subsidiary of Coinmach acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of Coinmach or any Restricted Subsidiary of Coinmach other than the property and assets so acquired and
  (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

    (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

    (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Coinmach or any of its Restricted Subsidiaries, including rights of offset and set-off;

    (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture; and

    (xii) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by Coinmach or a Restricted Subsidiary of Coinmach and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by Coinmach or a Restricted Subsidiary of Coinmach and (B) such Liens do not extend to or cover any property or assets of Coinmach or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Coinmach or a Restricted Subsidiary of Coinmach and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Coinmach or a Restricted Subsidiary of Coinmach.

  "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

  "Refinancing Indebtedness" means any Refinancing by Coinmach or any Restricted Subsidiary of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii) or (x) of the definition of Permitted Indebtedness), that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by Coinmach in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of Coinmach, then such Refinancing Indebtedness shall be Indebtedness solely of Coinmach and (y) if such Indebtedness being Refinanced is subordinate or junior to the Exchange Notes and the Private Notes, then such Refinancing Indebtedness shall be subordinate to the Exchange Notes and the Private Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

  "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

  "Revolving Credit Facility" means one or more revolving credit facilities under the Credit Agreement.

  "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Coinmach or a Restricted Subsidiary of any property, whether owned by Coinmach or any Restricted Subsidiary at the date on which the Series A Notes were originally issued or later acquired, which has been or is to be sold or transferred by Coinmach or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

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

  "Series B Indenture" means the Indenture dated as of November 30, 1995, as amended and supplemented, between the Company and State Street Bank and Trust Company (formerly Shawmut Bank Connecticut, National Association), as Trustee, providing for the issuance of the Series A Notes and the Series B Notes in the aggregate principal amount of $196,655,000, as such may be amended and supplemented from time to time.

  "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(v) of Regulation S-X under the Securities Act.

  "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

  "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Coinmach or any other Subsidiary of Coinmach that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) Coinmach certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Coinmach or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, Coinmach is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

  "Wholly-Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Restricted Subsidiary of such Person.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion, which was prepared by Anderson Kill & Olick, P.C., counsel to the Company, summarizes the material U.S. federal income tax consequences of the exchange of the Private Notes and the Series B Notes for the Exchange Notes. The discussion is based on provisions of the Code, its legislative history, judicial authority, current administrative rulings and practice, and Treasury Regulations. Legislative, judicial or administrative changes or interpretations after the date hereof could alter or modify the validity of the statements and conclusions set forth below. Any such changes or interpretations may be retroactive and could adversely affect a Holder of the Series B Notes, the Private Notes or the Exchange Notes.

  This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their personal investment or tax circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of Holders subject to special treatment under the U.S. federal income tax laws, such as financial institutions, insurance companies, dealers in securities or foreign currency, tax-exempt organizations, foreign corporations or nonresident alien individuals, or persons holding Private Notes or Exchange Notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

  THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH HOLDER OF EITHER A PRIVATE NOTE OR A SERIES B NOTE THAT IS PARTICIPATING IN THE EXCHANGE OFFER IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISORS TO DETERMINE THE IMPACT OF SUCH HOLDER'S PARTICULAR TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, OF THE EXCHANGE OF THE PRIVATE NOTES OR THE SERIES B NOTES FOR THE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER.

EXCHANGE OFFER

  The exchange of the Private Notes or the Series B Notes by any Holder for the Exchange Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or in extent from the Private Notes or the Series B Notes. Rather, the Exchange Notes received by any Holder should be treated as a continuation of the Private Notes or the Series B Notes, as the case may be, in the hands of such Holder. As a result, there should be no federal income tax consequences to Holders exchanging the Private Notes or the Series B Notes for the Exchange Notes pursuant to the Exchange Offer, and the federal income tax consequences of holding and disposing of the Exchange Notes should be the same as the federal income tax consequences of holding and disposing of the Private Notes or the Series B Notes. In addition, a Holder's adjusted tax basis in the Exchange Notes or the Series B Notes will be the same as its adjusted tax basis in the Private Notes or the Series B Notes exchanged therefor and its holding period for the Private Notes or the Series B Notes will be included in its holding period for the Exchange Notes. Further, the determination of gain on a sale or other disposition of the Exchange Notes will be the same as for the Private Notes or the Series B Notes.

                             PLAN OF DISTRIBUTION

  Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Series B Notes and Private Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such Exchange Notes. Each Holder will be required to acknowledge in the Letter of Transmittal that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. Accordingly, any Holder using the Exchange Offer to participate in a distribution of the Exchange Notes will not be able to rely on such no-action letters. Notwithstanding the foregoing, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer will be required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes received in exchange for Series B Notes or Private Notes where such Series B Notes or Private Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days from the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. However, based on the above-mentioned interpretations by the staff of the Commission, the Company believes that broker-dealers who acquired the Series B Notes or Private Notes directly from the Company and not as a result of market-making activities or other trading activities cannot rely on such interpretations by the staff of the Commission and must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with secondary resales of the Exchange Notes. Such broker-dealers may not use this Prospectus, as it may be amended or supplemented from time to time, in connection with any such resales
of the Exchange Notes. In addition, until             , 1998 (90 days from the
date of this Prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be resold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states by acknowledging that it will deliver, and by delivering, a prospectus as required, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days from the Expiration Date the Company will send a reasonable number of additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company will pay all the fees and expenses incident to the Exchange Offer (which expenses shall include, among others, registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, but shall not include the expenses of any Holder in connection with resales of the Exchange Notes). As of the date hereof, the Company estimates that such fees and expenses shall not exceed approximately $504,000.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the Exchange Notes exchanged hereby will be passed upon for the Company by Anderson Kill & Olick, P.C.

                                    EXPERTS

  The consolidated financial statements of Coinmach and its subsidiaries appearing in Coinmach's Annual Report on Form 10-K for the year ended March 28, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included herein and incorporated herein by reference; the consolidated financial statements of Coinmach and subsidiaries (formerly Solon, which was combined with TCC and subsidiaries, a company under common control, beginning April 5, 1995) as of September 29, 1995, and for the period from April 5, 1995 to September 29, 1995 and from October 1, 1994 to April 4, 1995, appearing in Coinmach's Annual Report on Form 10-K for the year ended March 28, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included herein and incorporated herein by reference; and the combined financial statements of Kwik Wash Laundries, Inc. and KWL, Inc. appearing in Coinmach's Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K dated January 8, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements referred to above are included or incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The financial statements of Solon as of September 30, 1994, for the fiscal year then ended included and incorporated by reference in this Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report thereon which are included and incorporated by reference herein and have been so included and incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing and the Registration Statement in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


                                                                           PAGE
COINMACH CORPORATION AND SUBSIDIARIES                                      ----
  Consolidated Financial Statements--Consolidated balance sheets of
   Coinmach Corporation and Subsidiaries as of March 28, 1997 and March 29
   1996 and the related consolidated statements of operations, stockholder's equity (deficit), and cash flows for the year ended March
   28, 1997, the six-month transition period ended March 29, 1996, the period from April 5, 1995 to September 29, 1995, the period from
   October 1, 1994 to April 4, 1995 and the year ended September 30, 1994 with accompanying notes and Report of Independent Auditors thereof.....  F-2
  Unaudited Consolidated Financial Statements--Consolidated balance sheet of Coinmach Corporation and Subsidiaries as of September 26, 1997, and
   the related Consolidated statements of operations, and cash flows for the six month periods ended September 26, 1997 and September 27, 1996 with accompanying notes................................................ F-25

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
 Coinmach Corporation

  We have audited the accompanying consolidated balance sheets of Coinmach Corporation and Subsidiaries (the "Company") as of March 28, 1997 and March 29, 1996, and the related combined and consolidated statements of operations, stockholder's equity (deficit), and cash flows for the year ending March 28, 1997, the six-month transition period ended March 29, 1996, and the period from April 5, 1995 to September 29, 1995 ("Successor period") and the related consolidated statements of operations, stockholder's equity (deficit) and cash flows for the period from October 1, 1994 to April 4, 1995 ("Predecessor period"). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Coinmach Corporation and Subsidiaries at March 28, 1997 and March 29, 1996, and the combined and consolidated results of their operations and their cash flows for years ending March 28, 1997, the six-month transition period ended March 29, 1996 and for the Successor period from April 5, 1995 to September 29, 1995 and the consolidated results of their operations and their cash flows for the Predecessor period from October 1, 1994 to April 4, 1995, in conformity with generally accepted accounting principles.

  As more fully described in Note 2 to the combined and consolidated financial statements, Coinmach Laundry Corporation purchased Solon Automated Services, Inc. ("Solon") as of April 5, 1995 in a business combination accounted for as a purchase. Subsequent thereto, on November 30, 1995, The Coinmach Corporation, a company under common control with Solon, was merged into Solon, who thereupon changed its name to Coinmach Corporation, in a business combination accounted for as though it were a pooling of interests. As a result, the combined and consolidated financial statements for the periods subsequent to April 5, 1995 are presented on a different basis of accounting than that of the Predecessor periods and, therefore, are not comparable.

                                          ERNST & YOUNG LLP

Melville, NY
May 13, 1997, except for Note 7b., as
to which the date is June 2, 1997

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Solon Automated Services, Inc.:

We have audited the consolidated balance sheet of Solon Automated Services, Inc. (a Delaware corporation) and subsidiaries as of September 30, 1994 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the fiscal year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solon Automated Services, Inc. and subsidiaries as of September 30, 1994, and the results of their operations and their cash flows for the fiscal year then ended, in conformity with generally accepted accounting principles.

As further discussed in Note 1 to the consolidated financial statements, effective October 2, 1993, the Company implemented the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                          /s/ Arthur Andersen LLP

Philadelphia, Pa.,
December 19, 1994

                     COINMACH CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           (IN THOUSANDS OF DOLLARS)

                                                             MARCH 28,  MARCH 29,
                                                               1997       1996
                                                             ---------  ---------
ASSETS
Cash and cash equivalents..................................  $ 10,110   $ 19,723
Receivables, less allowance of $555 and $454...............     6,894      5,260
Inventories................................................     7,959      4,443
Prepaid expenses...........................................     3,170      2,641
Advance rental payments....................................    38,472     20,320
Property and equipment:
 Laundry equipment and fixtures............................   135,656     89,394
 Land, building and improvements...........................    14,266     10,965
 Trucks and other vehicles.................................     4,211      1,849
                                                             --------   --------
 Less accumulated depreciation.............................   154,133    102,208
Net property and equipment.................................   (42,017)   (19,509)
                                                             --------   --------
                                                              112,116     82,699
Contract rights, net of accumulated amortization of $19,815
 and $8,925................................................   180,557     59,745
Goodwill, net of accumulated amortization of $5,574 and
 $2,386....................................................    95,771     44,071
Other assets...............................................    12,501      9,265
                                                             --------   --------
Total assets...............................................  $467,550   $248,167
                                                             ========   ========


                            See accompanying notes.

                     COINMACH CORPORATION AND SUBSIDIARIES

                    COMBINED AND CONSOLIDATED BALANCE SHEETS
           (IN THOUSAND OF DOLLARS, EXCEPT PAR VALUE AND SHARE DATA)

                                                             MARCH     MARCH
                                                            28, 1997  29, 1996
                                                            --------  --------
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Accounts payable........................................... $  8,946  $  5,944
Accrued commissions........................................   10,573     7,380
Accrued interest...........................................    9,712     7,745
Other accrued expenses.....................................    8,986     7,557
Due to parent..............................................   22,432       --
Deferred income taxes......................................   65,650    18,924
11 3/4% senior notes.......................................  196,655   196,655
Credit facility............................................  130,000       --
12 3/4% senior notes.......................................      --      5,000
Other long-term debt.......................................    2,623     1,110
Stockholder's equity (deficit):
 Common stock, par value $.01:
  1,000 shares authorized, 100 shares issued at March 28,
   1997 and March 29, 1996.................................      --        --
Capital in excess of par value.............................   41,391    18,104
Accumulated deficit........................................  (29,164)  (18,560)
                                                            --------  --------
                                                              12,227      (456)
Notes receivable from management...........................     (254)   (1,692)
                                                            --------  --------
Total stockholder's equity (deficit).......................   11,973    (2,148)
                                                            --------  --------
Total liabilities and stockholder's equity (deficit)....... $467,550  $248,167
                                                            ========  ========


                            See accompanying notes.

                     COINMACH CORPORATION AND SUBSIDIARIES

               COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                      SIX-MONTH
                                      TRANSITION    APRIL 5,    OCTOBER 1,
                          YEAR ENDED PERIOD ENDED    1995 TO      1994 TO    YEAR ENDED
                          MARCH 28,   MARCH 29,   SEPTEMBER 29,  APRIL 4,   SEPTEMBER 30,
                             1997        1996         1995         1995         1994
                          ---------- ------------ ------------- ----------- -------------
                                                    SUCCESSOR   PREDECESSOR  PREDECESSOR
Revenues................   $206,852    $ 89,070      $89,719      $52,207     $104,553
Costs and expenses:
  Laundry operating
   expenses.............    139,446      60,536       62,905       33,165       66,527
  General and
   administrative.......      4,520       2,024        2,458        1,539        2,839
  Depreciation and
   amortization.........     46,316      18,212       18,423       10,304       21,347
  Gain on sale of
   equipment............        --          --           --           --          (109)
  Stock based
   compensation charge..      1,768         --           --           --           --
  Restructuring                 --          --         2,200          --           --
   expenses.............   --------    --------      -------      -------     --------
                            192,050      80,772       85,986       45,008       90,604
                           --------    --------      -------      -------     --------
Operating income........     14,802       8,298        3,733        7,199       13,949
Interest expense, net...     27,417      11,830       11,541        8,928       18,105
                           --------    --------      -------      -------     --------
Loss before income taxes
 and extraordinary          (12,615)     (3,532)      (7,808)      (1,729)      (4,156)
 items..................   --------    --------      -------      -------     --------
Provision (benefit) for
 income taxes:
  Currently payable.....        200          50          420          270          200
  Deferred..............     (2,507)     (1,048)      (2,282)        (220)       2,562
                           --------    --------      -------      -------     --------
                             (2,307)       (998)      (1,862)          50        2,762
                           --------    --------      -------      -------     --------
Loss before
extraordinary items.....    (10,308)     (2,534)      (5,946)      (1,779)      (6,918)
Extraordinary items, net
 of income tax benefits
 of $206 and $5,305 for
 the year ended March
 28, 1997 and for the
 six-month transition
 period ended                  (296)     (8,925)         --           848          --
 March 29, 1996.........   --------    --------      -------      -------     --------
Net loss................   $(10,604)   $(11,459)     $(5,946)     $(2,627)    $ (6,918)
                           ========    ========      =======      =======     ========
Loss per share:
  Before extraordinary item...................................    $  (.12)    $   (.44)
  Extraordinary item..........................................       (.05)         --
                                                                  -------     --------
Net loss per share............................................    $  (.17)    $   (.44)
                                                                  =======     ========

                            See accompanying notes.

                     COINMACH CORPORATION AND SUBSIDIARIES

     COMBINED AND CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
             (IN THOUSANDS OF DOLLARS, EXCEPT PAR VALUE AND SHARES)

                                  CLASS A CAPITAL IN             RECEIVABLES      TOTAL
                          COMMON  COMMON  EXCESS OF  ACCUMULATED    FROM      STOCKHOLDER'S
                          STOCK    STOCK  PAR VALUE    DEFICIT   MANAGEMENT  EQUITY (DEFICIT)
                          ------  ------- ---------- ----------- ----------- ----------------
Balance, October 1,
 1993...................  $ 124    $ 33    $14,386    $(16,179)    $   --        $ (1,636)
 Net loss...............    --      --         --       (6,918)        --          (6,918)
 Repurchase of 270,000
  shares of common
  stock.................    (3)     --        (267)        --          --            (270)
 Contribution to
  retirement savings
  plan..................      1     --         102         --          --             103
                          -----    ----    -------    --------     -------       --------
Balance, September 30,
 1994...................    122      33     14,221     (23,097)        --          (8,721)
 Net loss--Predecessor
  period................    --      --         --       (2,627)        --          (2,627)
 Repurchase of 45,459
  shares of common
  stock.................    --      --         (68)        --          --             (68)
 Purchase accounting
  adjustments...........    --      --      (2,308)     25,724         --          23,416
 Recapitalization of
  common stock..........   (122)    (33)       155         --          --             --
 Merger of TCC..........    --      --      11,222      (1,155)       (338)         9,729
 Advance to Coinmach
  Laundry Corporation...    --      --         --          --       (2,000)        (2,000)
 Net loss--Successor
  period................    --      --         --       (5,946)        --          (5,946)
                          -----    ----    -------    --------     -------       --------
Balance, September 29,
 1995...................    --      --      23,222      (7,101)     (2,338)        13,783
 Dividend to Coinmach
  Laundry Corporation...    --      --      (5,118)        --          --          (5,118)
 Repayment of
  receivables from
  stockholder...........    --      --         --          --          646            646
 Net loss...............    --      --         --      (11,459)        --         (11,459)
                          -----    ----    -------    --------     -------       --------
Balance, March 29, 1996.    --      --      18,104     (18,560)     (1,692)        (2,148)
 Net loss...............    --      --         --      (10,604)        --         (10,604)
 Investment by Coinmach
  Laundry Corporation...    --      --      23,287         --          --          23,287
 Repayment of
  receivables from
  stockholder...........    --      --         --          --        1,355          1,355
 Forgiveness of
  stockholder's
  receivables...........    --      --         --          --           83             83
                          -----    ----    -------    --------     -------       --------
Balance, March 28, 1997.  $ --     $--     $41,391    $(29,164)    $  (254)      $ 11,973
                          =====    ====    =======    ========     =======       ========


                            See accompanying notes.

                     COINMACH CORPORATION AND SUBSIDIARIES

               COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                       SIX-MONTH
                                       TRANSITION    APRIL 5,    OCTOBER 1,
                          YEAR ENDED  PERIOD ENDED    1995 TO      1994 TO    YEAR ENDED
                          MARCH 28,    MARCH 29,   SEPTEMBER 29,  APRIL 4,   SEPTEMBER 30,
                             1997         1996         1995         1995         1994
                          ----------  ------------ ------------- ----------- -------------
                                                     SUCCESSOR   PREDECESSOR  PREDECESSOR
OPERATING ACTIVITIES
  Net loss..............  $ (10,604)    $(11,459)    $ (5,946)     $(2,627)    $ (6,918)
Adjustments to reconcile
 net loss to net cash
 provided by operating
 activities:
  Depreciation and
   amortization.........     46,316       18,212       18,423       10,304       21,347
  Deferred income taxes.     (2,507)      (1,048)      (2,000)        (220)       2,649
  Amortization of debt
   discount and deferred
   issue costs..........        533          414          735          440          878
  Stock based
   compensation.........      1,768          --           --           --           --
  Extraordinary charges
   for early
   extinguishment of
   debt, net of taxes...        296        8,925          --           --           --
  Increase or decrease
   in operating assets
   and liabilities, net
   of businesses
   acquired:
   (Increase) decrease
    in other assets.....     (2,462)          24         (717)         106         (233)
   (Increase) decrease
    in receivables, net.     (1,100)      (1,489)         (73)         164           78
   (Increase) decrease
    in inventories and
    prepayments.........     (3,008)      (1,100)         930         (676)       2,074
   Increase (decrease)
    in accounts payable.      2,144         (272)        (668)       1,725       (2,173)
   Increase (decrease)
    in accrued interest.      1,956        3,193          (25)         (81)         (24)
   Increase (decrease)
    in other accrued
    expenses, net.......        973       (3,300)       1,980        1,081          236
                          ---------     --------     --------      -------     --------
Net cash provided by
 operating activities...     34,305       12,100       12,639       10,216       17,914
                          ---------     --------     --------      -------     --------
INVESTING ACTIVITIES
Additions to property
 and equipment..........    (29,779)     (10,757)      (9,550)      (4,815)     (11,224)
Advance rental payments
 to location owners.....    (11,809)      (3,462)      (3,569)      (2,129)      (5,555)
Additions to net assets
 related to acquisitions
 of businesses..........   (155,247)         --           --           --           --
Sales of property and
 equipment..............        137           57            5          407           16
                          ---------     --------     --------      -------     --------
Net cash used in
 investing activities...   (196,698)     (14,162)     (13,114)      (6,537)     (16,763)
                          ---------     --------     --------      -------     --------

                     COINMACH CORPORATION AND SUBSIDIARIES

                           (IN THOUSANDS OF DOLLARS)

                                     SIX- MONTH
                                     TRANSITION    APRIL 5,    OCTOBER 1,
                         YEAR ENDED PERIOD ENDED    1995 TO      1994 TO    YEAR ENDED
                         MARCH 28,   MARCH 29,   SEPTEMBER 29,  APRIL 4,   SEPTEMBER 30,
                            1997        1996         1995         1995         1994
                         ---------- ------------ ------------- ----------- -------------
                                                   SUCCESSOR   PREDECESSOR  PREDECESSOR
FINANCING ACTIVITIES
Proceeds from issuance
 of 11 3/4% senior
 notes..................  $    --     $ 72,655      $   --       $   --       $   --
Proceeds from issuance
 of term loans from
 credit facility........   130,000         --           --           --           --
Deferred debt issuance
 costs..................      (178)     (4,794)         --           --           --
Debt extinguishment
 costs..................      (319)     (6,909)         --           --           --
Net advances from (to)
 parent.................    29,609         646       (2,000)         --           --
Dividends to Coinmach
 Laundry Corporation....       --       (5,118)         --           --           --
Repurchase of 12 3/4%
 senior notes...........    (5,000)        --           --        (1,000)         --
Net (repayments)
 borrowings of bank and
 other borrowings.......      (325)    (43,715)       1,126          --           --
Principal payments of
 capitalized lease
 obligations............    (1,007)       (262)        (143)         --           --
Repurchases of common
 stock..................       --          --           --           (68)        (270)
                          --------    --------      -------      -------      -------
Net cash provided by
 (used in) financing
 activities.............   152,780      12,503       (1,017)      (1,068)        (270)
                          --------    --------      -------      -------      -------
Net (decrease) increase
 in cash................    (9,613)     10,441       (1,492)       2,611          881
Cash and cash
 equivalents, beginning
 of period..............    19,723       9,282       10,774        7,241        6,360
                          --------    --------      -------      -------      -------
Cash and cash
 equivalents, end of
 period.................  $ 10,110    $ 19,723      $ 9,282      $ 9,852      $ 7,241
                          ========    ========      =======      =======      =======
Supplemental disclosure
 of cash flow
 information:
  Interest paid.........  $ 24,845    $  8,500      $10,900      $ 8,500      $17,100
                          ========    ========      =======      =======      =======


                            See accompanying notes.

                     COINMACH CORPORATION AND SUBSIDIARIES

            NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 28, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION AND CONSOLIDATION

  The accompanying financial statements combine the consolidated accounts of Coinmach Corporation and Subsidiaries, (formerly Solon Automated Services, Inc. ("Solon")) with the consolidated accounts of The Coinmach Corporation ("TCC") (collectively, the "Company") for the periods under common control. The Predecessor financial statements reflect the consolidated accounts of Solon only. Solon was acquired on April 5, 1995 by Coinmach Laundry Corporation ("CLC") (the "Solon Acquisition"), a company controlled by Golder Thoma Cressey Rauner, Inc. ("GTCR"). TCC was formed in January 1995 by an investor group, comprised principally of the same investors who formed CLC, and acquired Coinmach Industries Co., L.P. ("Industries") and Super Laundry Equipment Co., L.P. ("Super Laundry LP") on January 31, 1995 (the "TCC Acquisition"). Both the Solon Acquisition and the TCC Acquisition were accounted for as purchases and, accordingly, the acquired assets and liabilities were recorded at their estimated fair values at the respective acquisition dates.

  As described in Note 2e, Solon completed a merger with TCC on November 30, 1995. This transaction was accounted for in a manner similar to a pooling of interests. As a result of the common investor groups control over both Solon and TCC, the accompanying financial statements have been prepared to reflect the accounts of Solon and TCC and their wholly-owned subsidiaries on a combined basis since the date of common control, April 5, 1995.

  References to the Successor period refer to the Company during the common control period, while references to the Predecessor period refer to Solon for prior periods. The Predecessor period from October 1, 1994 to April 4, 1995 is referred to as 1995P while the Successor period from April 5, 1995 to September 29, 1995 is referred to as 1995S, the transition period for the six-months ended March 29, 1996 is referred to as 1996T and the year ended March 28, 1997 is referred to as 1997. As a result of the acquisition of Solon by CLC and the subsequent merger with TCC, the combined and consolidated financial statements for the Successor are presented on a different basis of accounting than that for the Predecessor and therefore, are not comparable.

  The Company is primarily engaged in providing coin-operated laundry equipment services to multi-family housing properties throughout the United States. The Company owns and operates approximately 337,000 coin-operated washers and dryers on routes in over 30,000 multi-family housing complexes in 30 states and the District of Columbia and in 150 retail laundromats throughout Texas. The Company's wholly-owned subsidiary, Super Laundry Equipment Corp. ("Super Laundry"), also is a construction and laundromat equipment distribution company.

  All material intercompany accounts and transactions have been eliminated in consolidation and combination.

FISCAL YEAR

  Prior to the merger with TCC, Solon's fiscal year was the fifty-two or fifty-three week period which ended on the Friday nearest September 30th. Effective with the merger of Solon and TCC, the Company has changed its fiscal year end to the last Friday in March.

RECOGNITION OF LAUNDRY REVENUES

  The Company has agreements with various property owners which provide for the Company's installation and operation of laundry machines at various locations in return for a commission. These agreements provide for both contingent (percentage of revenues) and fixed commission payments. The Company reports revenues from laundry machines on the accrual basis and has accrued the cash computed to be in the machines at the end of the fiscal period.

                     COINMACH CORPORATION AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Super Laundry's customers generally sign sales contracts pursuant to which Super Laundry constructs and equips complete laundromat operations, including location identification, construction, plumbing, electrical wiring and all required permits. Revenue is recognized on the completed contract method. A contract is considered complete when all costs have been incurred and either the installation is operating according to specifications or has been accepted by the customer. The duration of such contracts is normally less than six months. Sales of laundromats were approximately $18.8 million, $7.8 million and $7.9 million for 1997, 1996T and 1995S, respectively.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

  The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

INVENTORIES

  Inventories are valued at the lower of cost (first-in, first-out) or market and consist of the following (in thousands):

                                                             MARCH 28, MARCH 29,
                                                               1997      1996
                                                             --------- ---------
        Laundry equipment...................................  $6,198    $3,774
        Machine repair parts................................   1,761       669
                                                              ------    ------
                                                              $7,959    $4,443
                                                              ======    ======

PROPERTY AND EQUIPMENT

  Property, equipment and leasehold improvements are carried at cost and are depreciated on a straight-line basis over the lesser of the estimated useful lives or lease life:

        Laundry equipment, installation costs and fixtures........ 3 to 10 years
        Leasehold improvements and decorating costs............... 4 to 10 years
        Trucks and other vehicles................................. 3 to 4 years

  Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts, and the resulting gain or loss is included in income. Maintenance and repairs are charged to operations currently, and replacements of laundry machines and significant improvements are capitalized.

  Depreciation expense was $22.6 million, $9.4 million, $9.5 million, $6.2 million, and $13.0 million for 1997, 1996T, 1995S, 1995P, and fiscal year 1994, respectively.

                     COINMACH CORPORATION AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  On April 5, 1995, TCC revised its estimate of the useful life of its laundry equipment from 5 to 8 years. The effect of this change in estimate was to decrease loss before extraordinary item and net loss for the Successor period by approximately $470,000.

GOODWILL AND CONTRACT RIGHTS

  Goodwill represents the excess of cost over fair value of net assets acquired. Goodwill as of September 30, 1994 arose primarily as a result of the purchase of Solon in 1987 by an investor group (not affiliated with the Company) and which was amortized over 40 years for the predecessor periods. Goodwill recorded as the result of the Solon Acquisition on April 5, 1995 (see
Note 2e) is being amortized on a straight-line basis over 20 years. Goodwill recorded in acquisitions subsequent thereto is being amortized on a straight-line basis over 15 years.

  Contract rights represent amounts expended for location contracts arising from the acquisition of laundry machines on location. These amounts, which arose solely from purchase price allocations, are amortized on a straight-line basis over the period of expected benefit of approximately 13 years for the Predecessor, and ranging from 3 to 15 years for the Successor based on independent appraisals or present valued future cash flows at prevailing discount rates.

  Management periodically evaluates the realizability of the goodwill and contract rights balances based upon the Company's expectations of undiscounted cash flows and operating income. Based upon present operations and strategic plans, management believes that no impairment of goodwill nor contract rights has occurred.

ADVANCE RENTAL PAYMENTS

  Advance rental payments to location owners are amortized on a straight-line basis over the contract term, which generally ranges from 5 to 10 years.

INTEREST EXPENSE

  Interest expense is reported net of interest income of approximately $966,000, $277,000, $148,000, $112,000, and $75,000 for 1997, 1996T, 1995S,
1995P, and fiscal year 1994, respectively.

RECLASSIFICATION

  Certain 1996T balances have been reclassified to conform with the 1997 presentation.

LOSS PER SHARE

  In the 1995P period and in fiscal year 1994, loss per share for the Predecessor company was calculated based upon the weighted average number of common shares and Class A common shares outstanding. Weighted average shares outstanding were 15,455,000 for 1995P, and 15,559,000 for fiscal 1994. Loss per share data is not presented for the Successor as the Company is a wholly-owned subsidiary of CLC.

TRANSACTIONS WITH AFFILIATES

  During 1995S, the Company reimbursed CLC $114,000 for certain restructuring costs, incurred by CLC relating to the restructuring of Solon.

                     COINMACH CORPORATION AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
INCOME TAXES

  Effective October 2, 1993, Solon implemented the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS No. 109") "Accounting for Income Taxes." The accounting change had an immaterial effect on the consolidated financial statements. SFAS No. 109 requires the asset and liability method of accounting for income taxes pursuant to which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. SFAS No. 109 requires that any tax benefits recognized for net operating loss carryforwards and other items be reduced by a valuation allowance where it is more likely than not that the benefits may not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

IMPAIRMENT OF LONG-LIVED ASSETS

  Effective March 30, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," SFAS No. 121 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The adoption of SFAS No. 121 did not have an effect on the results of operations or financial condition of the Company.

2. BUSINESS COMBINATIONS

A. THE KWIK WASH ACQUISITION

  On January 8, 1997, pursuant to the terms and conditions of a Stock Purchase Agreement, dated as of November 25, 1996, the Company completed the acquisition of 100% of the outstanding voting securities of each of KWL, Inc. ("KWL"), a Nevada corporation, and Kwik-Wash Laundries, Inc. ("Kwik Wash"), a Nevada corporation, for $125 million in cash (excluding transaction expenses) and a $15 million promissory note issued by CLC (the "Kwik Wash Acquisition"). KWL and Kwik Wash are the sole partners of Kwik Wash Laundries, L.P. (the "Kwik Wash Partnership"), a Texas limited partnership. The Kwik Wash Partnership, based in Dallas, Texas, provides coin-operated laundry equipment services to multi-family dwellings in Texas, Louisiana, Arkansas and Oklahoma and operates approximately 150 retail laundromats located throughout Texas. Simultaneously with the acquisition, KWL, Kwik Wash and the Kwik Wash Partnership merged with and into the Company.

  Concurrently with the Kwik Wash Acquisition, the Company entered into a new senior financing arrangement providing up to $200 million (the "New Credit Facility") (see Note 7). The New Credit Facility, proceeds of which were used in part to fund the Kwik Wash Acquisition, replaced the Company's then existing credit facility and will provide financing to support the Company's acquisition strategy.

  The Kwik Wash Acquisition has been accounted for as a purchase and accordingly, assets and liabilities were recorded at fair value at the date of acquisition and the results of operations are included subsequent to that date. The excess cost over net tangible assets acquired was allocated to contract rights of approximately $123.3 million, goodwill of $49.4 million and deferred taxes payable of approximately $49.4 million.

                     COINMACH CORPORATION AND SUBSIDIARIES

2. BUSINESS COMBINATIONS--(CONTINUED)
  The following table reflects unaudited pro forma combined results of operations of the Company and Kwik Wash as if such acquisition had taken place at the beginning of the fiscal year for each of the periods presented (in thousands except per share data):

                                                                  SIX-MONTH
                                                   YEAR ENDED TRANSITION PERIOD
                                                   MARCH 28,   ENDED MARCH 29,
                                                      1997          1996
                                                   ---------- -----------------
        Revenues..................................  $255,605      $121,687
        Loss from operation before extraordinary
         items....................................   (11,148)       (3,190)
        Net loss..................................   (11,444)      (12,115)

  These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as increased interest expense on the related acquisition debt and additional amortization expense of intangible assets, offset by the capitalization of installation and decorating costs to conform to the accounting policy of the Company.

  In management's opinion, the unaudited pro forma combined results of operations are not indicative of the actual results that would have occurred had the acquisition been consummated at the beginning of each period or of the results of future operations of the combined companies under the ownership and management of the Company.

B. OTHER ACQUISITIONS

  During the 1997 fiscal year, the Company made acquisitions of certain small route businesses or assets of businesses, with purchase prices aggregating approximately $26.3 million, of which the Company paid approximately $25.2 million in cash and $1.2 million in promissory notes issued by CLC.

C. THE SOLON ACQUISITION

  Solon entered into a Stock Purchase Agreement, dated as of March 7, 1995, with Ford Coin Laundries, Inc. ("Ford"), and certain other parties named therein, whereby Ford purchased all of Solon's outstanding Common Stock (the "Common Stock") and substantially all of Solon's Class A Common Stock (the "Class A Common Stock") (collectively, the "Shares"). The purchase price for the Shares was $11.5 million. The foregoing transaction closed on April 5, 1995. The source of funds used by Ford for the Shares was the cash proceeds from the sales by Ford to CLC of (i) the Ford's non-voting Class A common stock (the "Ford Non-Voting Common Stock") pursuant to a Stock Purchase Agreement, dated April 4, 1995, and (ii) an option to purchase Ford's voting Common Stock (the "Ford Voting Common Stock") pursuant to a Letter Agreement dated April 4, 1995. As of April 5, 1995, Ford beneficially owned, and had the sole power to dispose of, the Shares. The Shares beneficially owned by Ford represented 100% of the outstanding Common Stock and approximately 97% of the outstanding Class A Common Stock.

  Pursuant to the Stock Purchase Agreement with Ford, CLC purchased from Ford all of the outstanding shares of Ford Non-Voting Common Stock. The purchase price for the Ford Non-Voting Common Stock was

                     COINMACH CORPORATION AND SUBSIDIARIES

2. BUSINESS COMBINATIONS--(CONTINUED)
$11.4 million. The sources of the funds used by CLC for the Ford Non-Voting Common Stock were certain shareholders of TCC, including GTCR. As of April 5, 1995, CLC beneficially owned, and had the sole power to dispose of, 1,000 shares of Ford Non-Voting Common Stock.

  Pursuant to the Letter Agreement dated April 4, 1995, Ford granted to CLC, among other things, an option (the "Option") to purchase, subject to the terms and conditions contained therein, all of the Ford Voting Common Stock for an aggregate purchase price of $100,000. On April 28, 1995, CLC exercised the Option. The sources of funds used by CLC to exercise the Option were substantially the same sources used to purchase the Ford Non-Voting Common Stock. As of April 28, 1995, CLC beneficially owned, and had the sole power to vote and dispose of, ten shares of Ford Voting Common Stock.

  The then current shareholders of TCC and their respective affiliates were entitled to participate in the equity of CLC (formerly SAS Acquisitions Inc., and the parent of Solon) on a pro rata basis, generally in accordance with their respective equity interests in TCC.

  Solon incurred costs aggregating $848,000 in connection with the foregoing transactions (collectively, the "Change of Control"), including a total of $387,000 in lump sum payments made to fourteen management employees pursuant to certain contractual arrangements relating to the Change of Control. The total costs have been reflected as an extraordinary item in the accompanying financial statements.

  The Stock Purchase Agreement was accounted for as a purchase and, according to a practice known as "push-down" accounting, as of April 5, 1995, Solon adjusted its consolidated assets and liabilities to their estimated fair values, based on independent appraisals, evaluations, estimations and other studies. Reflected below is a summary of these adjustments (in thousands):

        Increase in property and equipment............................ $  9,065
        Increase in contract rights...................................   34,063
        Increase in goodwill..........................................    1,268
        Increase in deferred income taxes.............................  (19,465)
        Other.........................................................   (1,515)
                                                                       --------
        Increase in shareholders' equity.............................. $ 23,416
                                                                       ========

D. THE TCC ACQUISITION

  TCC was incorporated in January 1995 and was capitalized primarily through an equity investment by an investor group led by the majority shareholder, GTCR, and senior management and bank financing.

  TCC was a holding company formed to acquire partnership interests in Industries and Super Laundry LP. On January 31, 1995, TCC acquired the partnership interests in Industries and Super Laundry L.P. from CIC I Acquisition Corp. ("CIC I"). The transaction resulted in TCC owning 100% of all the partnership interests in Industries and Super Laundry L.P. The aggregate purchase price for these interests was $8.57 million, paid in cash. The acquisition was accounted for using the purchase method of accounting. The fair value of assets acquired (based on an independent appraisal for certain assets) less liabilities assumed exceeded the purchase price by approximately $7.7 million. The excess was allocated to property, equipment and intangible assets ratably based on their respective fair values.

                     COINMACH CORPORATION AND SUBSIDIARIES

2. BUSINESS COMBINATIONS--(CONTINUED)

E. THE MERGER WITH TCC

  On November 30, 1995, Solon completed a merger ("Merger") with TCC through an exchange of stock pursuant to which TCC merged with and into Solon. Shares of common stock of CLC were issued in exchange for all of the issued and outstanding shares of common stock of TCC. CLC then contributed its stock of TCC to Solon. Solon became the surviving corporation after the merger, whereupon it changed its name to Coinmach Corporation. Details of the results of operations of TCC and Solon for the period prior to the merger are as follows (in thousands):

                                             SEPTEMBER 30, 1995  APRIL 5, 1995
                                              TO NOVEMBER 29,   TO SEPTEMBER 29,
                                                    1995              1995
                                             ------------------ ----------------
        REVENUES
          Solon.............................      $17,909           $51,256
          TCC...............................       13,018            38,463
                                                  -------           -------
          Combined..........................      $30,927           $89,719
                                                  =======           =======
        NET (LOSS) INCOME
          Solon.............................      $  (525)          $(5,496)
          TCC...............................           49              (450)
                                                  -------           -------
          Combined..........................      $  (476)          $(5,946)
                                                  =======           =======

  The combined financial results presented above include an adjustment to decrease TCC's net loss by approximately $185,000 in 1995 and $70,000 for the period from September 30, 1995 to November 29, 1995, to conform its accounting policy for the capitalization of machine installation costs to that of Solon. Intercompany transactions between the two companies for the period presented were not material.

3. TRANSITION PERIOD COMPARATIVE FINANCIAL INFORMATION

  Presented below is comparative financial information for the six-month transition period ended March 29, 1996 compared to the six-month transition period ended March 31, 1995:

                                                    SIX MONTH PERIOD ENDED
                                                    --------------------------
                                                    MARCH 29,      MARCH 31,
                                                       1996           1995
                                                    -----------   ------------
                                                                  (UNAUDITED)
        Revenues................................... $    89,070     $   87,996
        Laundry operating expenses.................      60,536         61,418
                                                    -----------     ----------
                                                         28,534         26,578
                                                    -----------     ----------
        Income taxes (benefit) expense.............        (998)            54
                                                    -----------     ----------
        Loss before extraordinary item.............      (2,534)        (5,406)
        Extraordinary item, net of tax.............      (8,925)          (848)
                                                    -----------     ----------
        Net loss................................... $   (11,459)    $   (6,254)
                                                    ===========     ==========

                     COINMACH CORPORATION AND SUBSIDIARIES

4. RECEIVABLES

  Receivables consist of the following (in thousands):

                                                             MARCH 28, MARCH 29,
                                                               1997      1996
                                                             --------- ---------
        Trade receivables...................................  $5,551    $3,113
        Notes receivable....................................   1,225     1,811
        Finance lease receivables...........................     380       625
        Other...............................................     293       165
                                                              ------    ------
                                                               7,449     5,714
        Allowance for doubtful accounts.....................     555       454
                                                              ------    ------
                                                              $6,894    $5,260
                                                              ======    ======

  Notes receivable, which arise from the sale of laundromats, bear interest at a weighted average rate of approximately 10% per annum and mature through 1998. The notes are collateralized by the underlying laundry equipment. The Company periodically sells notes receivable arising from the sale of laundromats to third party finance companies. Included in other receivables are finance reserves, which arise when the Company sells notes and a portion of the proceeds are retained by the finance company. As the notes are collected, the finance companies remit a portion of the collections to the Company. Many of the notes receivable are sold with recourse to the Company (see Note 14). Control of the notes sold with recourse is surrendered by the Company on the date of transfer. The Company generally sells its receivables with recourse at cost; recognizing no gain or loss.

5. SALE OF EQUIPMENT

  Effective September 30, 1994, Solon sold approximately 600 machines for a total of $407,000 resulting in a pretax gain of $109,000 and a related tax of $84,000. Prior to the sale, these machines contributed revenues of $343,000 and operating income of $78,000 for fiscal year 1994.

6. RESTRUCTURING COSTS

  Restructuring charges for 1995S consist of costs aggregating approximately $2.2 million, which included approximately $1.3 million of severance payments for 55 of Solon's management, administrative and regional personnel, approximately $300,000 of costs to relocate Solon's financial and administrative functions to Roslyn, New York, approximately $100,000 of costs to integrate certain financial and operating systems, and approximately $500,000 of costs related to the consolidation of certain of Solon's regional offices. Of the total restructuring costs of $2.2 million, approximately $300,000 was paid during the period ended September 29, 1995, approximately $1.3 million was paid during the six months ended March 29, 1996, and the remaining portion of approximately $600,000 was paid during the fiscal year ended March 28, 1997. The 55 employee terminations include 5 management employees, 17 corporate staff financial and administrative employees and 33 regional laundry operational employees. Notifications to employees were made on various dates through September 1995.

                     COINMACH CORPORATION AND SUBSIDIARIES

7. DEBT

  Debt consists of the following (in thousands):

                                                           MARCH 28, MARCH 29,
                                                             1997       1996
                                                           --------- ----------
                                                                     TRANSITION
        11 3/4% Senior Notes due 2005..................... $196,655   $196,655
        12 3/4% Senior Notes due 2001.....................      --       5,000
        Credit facility...................................  130,000        --
        Obligations under capital leases..................    1,711        686
        Other long-term debt with varying terms and
         maturities.......................................      912        424
                                                           --------   --------
                                                           $329,278   $202,765
                                                           ========   ========

A. SENIOR NOTES

  On November 30, 1995, the Company completed an exchange offer with substantially all the holders of certain 12 3/4% Senior Notes due 2001 (the "Senior Notes") and certain 13 3/4% Senior Subordinated Debentures due 2002 (the "Subordinated Debentures"). Through December 14, 1995, the Company issued a total of $196.7 million of 11 3/4% Senior Notes due 2005 (the "Notes") which enabled it to complete this exchange offer, consummate the merger with TCC, retire its remaining debt, and provide additional working capital. The Company incurred costs of approximately $4.0 million, net of income taxes, related to a 5.5% premium paid to retire its Senior Notes and Subordinated Debentures, wrote-off the unamortized balance of the related original issue discount and deferred finance costs of approximately $1.3 million and $1.8 million, net of income taxes, respectively, and also incurred costs related to the retirement of a revolving credit facility of TCC of approximately $1.8 million, net of income taxes. The aggregate of the foregoing items totaling $8.9 million, net of income taxes, is shown as an extraordinary item in 1996T.

  Interest on the Notes is payable semi-annually on May 15 and November 15. The Notes are redeemable at the option of the Company at any time after November 15, 2000 at a price equal to 105 7/8% declining to par if redeemed after November 15, 2002. The Notes contain certain financial covenants and were exchanged for identical notes in a registered exchange offer in April 1996. Additionally, the Notes restrict the payment of cash dividends and certain other distributions from the Company to CLC.

  In February 1997, the Company redeemed all of its outstanding Senior Notes at a redemption price of 106.375% of the principal amount thereof, together with accrued interest from January 15, 1997 to February 18, 1997, in an aggregate amount of approximately $5.4 million. As part of the premium paid to redeem the Senior Notes, together with the writeoff of all unamortized financing costs associated with these Senior Notes, the Company recognized an extraordinary charge of $502,000 (net of a tax benefit of $206,000).

B. CREDIT FACILITY

  On November 30, 1995, the Company entered into a revolving credit facility, ("Credit Facility"), which provided up to a maximum of $35 million and which replaced certain credit facilities of both Solon and TCC. Availability under the Credit Facility was limited by an amount equal to one semi-annual interest payment on the Notes. Interest on the borrowings was payable monthly at a rate per annum no greater than the sum of LIBOR plus 2.50%. The Company was obligated to pay an unused line fee in an amount equal to 0.5% of the unused

                     COINMACH CORPORATION AND SUBSIDIARIES

7. DEBT--(CONTINUED)
availability payable monthly in arrears. Borrowings under the Credit Facility were secured by real and personal property of the Company and also required the Company, among other things, to maintain certain financial ratios and restrict additional investments and indebtedness.

  On January 8, 1997, the Company entered into a senior financing arrangement under the New Credit Facility, with Bankers Trust Company, First Union National Bank of North Carolina, Lehman Commercial Paper, Inc. and other certain lending institutions named therein (collectively, the "Banks"), replacing the Company's then existing credit facility. The New Credit Facility, as amended effective June 2, 1997 and prior to giving effect to payment of principal installments, consists of a $70 million revolving credit facility and a $190 million term loan facility, which is comprised of a Tranche A term loan in the amount of $30 million and a Tranche B term loan in the amount of $160 million. The Tranche B term loan was increased by $60 million effective June 2, 1997. The New Credit Facility also provides for up to $10 million of letter of credit financing and short term borrowings under a swing line facility of up to $5 million.

  Interest on the Company's borrowings under the New Credit Facility is payable quarterly in arrears with respect to Base Rate Loans and the last day of each applicable interest period with respect to Eurodollar Loans and at a rate per annum no greater than the sum of the Applicable Base Rate Margin plus the Base Rate or the sum of the Applicable Eurodollar Margin plus the Eurodollar Rate (in each case, as defined in the New Credit Facility).

  Indebtedness under the New Credit Facility is secured by all of the Company's real and personal property. CLC has guaranteed the indebtedness under the New Credit Facility and pledged to Bankers Trust Company, as Collateral Agent, its interests in all of the issued and outstanding shares of capital stock of the Company. In addition to certain terms and provisions, events of default, as defined, and customary restrictive covenants and agreements, the New Credit Facility contains certain covenants including, but not limited to, a maximum leverage ratio, a minimum consolidated interest coverage ratio, and limitations on indebtedness, capital expenditures, advances, investments and loans, mergers and acquisitions, dividends, stock issuances and transactions with affiliates.

  Debt outstanding under the New Credit Facility as of March 28, 1997, consisted of the following (in thousands):

        Term loan A, quarterly payments of $750 commencing March 31,
         1997, and increasing to $1,000 March 31, 1998, $1,250 March
         31, 1999, and $2,000 March 31, 2002. (Interest rate of
         7.6875% at March 28, 1997)................................... $ 30,000
        Term loan B, semi-annual payments of $500 commencing June 30,
         1997 with the final three payments of $31,333 on June 30,
         2003, December 31, 2003 and June 30, 2004. (Interest rate of
         8.125% at March 28, 1997)....................................  100,000
        Revolving line of credit......................................      --
                                                                       --------
                                                                       $130,000
                                                                       ========

8. RETIREMENT SAVINGS PLAN

  Coinmach maintains several defined contribution plans (including the "Coinmach Plan," "Solon Plan" and "Kwik Wash Plan," collectively, the "Plans") meeting the guidelines of Section 401(k) of the Internal Revenue Code. All of the Plans require employees meeting certain age, employment status and minimum entry requirements as allowed by law.

                     COINMACH CORPORATION AND SUBSIDIARIES

8. RETIREMENT SAVINGS PLAN--(CONTINUED)


  Contributions to the plans for 1997, 1996T, 1995S and 1995P amounted to approximately $140,000, $43,000, $43,000, and $0, respectively. Contributions to the Solon Plan during fiscal 1994, which under the terms of the Solon Plan is matched at a percentage determined annually by the Solon Board of Directors, amounted to $103,000. Solon issued $103,000 of its common stock to satisfy its accrued obligation to the Plan.

  The Company does not provide for any other postretirement benefits.

9. STOCK OPTION PLAN

  Solon had adopted a stock option plan (the "Option Plan") in September 1987. The Option Plan authorized the granting of incentive stock options, nonqualified options, or a combination of the foregoing, to certain key employees and directors.

  Under the terms of the Option Plan, 1,250,000 common shares were reserved for issuance upon exercise of options. Shares for options that had expired or had been surrendered or canceled without having been exercised may again have been optioned under the Option Plan.

  Each option granted was exercisable into one common share of Solon. In general, 50% of stock options granted became exercisable five years after the date of grant, with 12 1/2% of the options becoming exercisable in each of the subsequent four years.

  As of September 29, 1995 and September 30, 1994, there was a total of 212,000 and 970,000, stock options outstanding, respectively, exercisable at prices between $.98 and $1.23 per common share. No options had been exercised since Solon adopted the Option Plan. As a result of the merger with TCC, the Option Plan was canceled; participants in the Option Plan received in aggregate consideration of approximately $34,000.

10. INCOME TAXES

  The components of the Company's net deferred tax liabilities were as follows (in thousands):

                                                  MARCH 28, 1997 MARCH 29, 1996
                                                  -------------- --------------
        Deferred tax liabilities:
          Accelerated tax depreciation and
           contract rights.......................    $73,809        $26,537
          Other, net.............................      1,516          1,449
                                                     -------        -------
                                                      75,325         27,986
                                                     -------        -------
        Deferred tax assets:
          Net operating loss carryforwards.......      9,544          8,549
          Stock compensation expense.............        476            --
          Other..................................        115            973
          Valuation allowance for deferred tax
           assets................................       (460)          (460)
                                                     -------        -------
                                                       9,675          9,062
                                                     -------        -------
          Net deferred tax liabilities...........    $65,650        $18,924
                                                     =======        =======

  Deferred taxes arise primarily from timing differences resulting from using accelerated depreciation for tax purposes and straight-line depreciation for financial reporting purposes and contract rights acquired which are not deductible for tax purposes.

                     COINMACH CORPORATION AND SUBSIDIARIES

10. INCOME TAXES--(CONTINUED)

  As of April 5, 1995, the deferred tax asset and related valuation allowance relating to Solon were netted and reduced to $2.6 million to reflect the net operating loss available pursuant to limitations imposed under provisions of the Internal Revenue Code regarding changes in ownership. In addition, as of April 5, 1995, TCC had recorded a deferred tax asset of $460,000 with a valuation allowance of the same amount. The deferred tax asset recorded subsequently do not reflect a valuation allowance because the loss can be utilized against the deferred tax liabilities in the carryforward period. The net operating loss carryforwards, which expire between fiscal years 2001 through 2008, consist of approximately $7 million (after the limitation) relating to the Predecessor company and approximately $16.3 million relating to the Company.

  During the fourth quarter of fiscal 1994, Solon evaluated the realizability of previously recorded deferred tax assets and concluded that due to certain transactions which have occurred subsequent to October 1, 1993, it was more likely than not that such assets would not be fully realizable. Accordingly, Solon established a $3.7 million valuation allowance as of September 30, 1994. The charge for this valuation allowance is included in the deferred tax provision in the accompanying Combined and Consolidated Statement of Operations.

  The (benefit) provision for income taxes consists of (in thousands):

                             SIX-MONTH
                             TRANSITION
                     YEAR      PERIOD     APRIL 5,    OCTOBER 1,      YEAR
                     ENDED     ENDED       1995 TO      1994 TO       ENDED
                   MARCH 28, MARCH 29,  SEPTEMBER 29,  APRIL 4,   SEPTEMBER 30,
                     1997       1996        1995         1995         1994
                   --------- ---------- ------------- ----------- -------------
                                          SUCCESSOR   PREDECESSOR  PREDECESSOR
Federal...........  $(2,039)  $(5,215)     $(1,760)      $ --        $2,517
State.............     (474)   (1,088)        (102)         50          245
                    -------   -------      -------       -----       ------
                    $(2,513)  $(6,303)     $(1,862)      $  50       $2,762
                    =======   =======      =======       =====       ======

  The effective income tax rate differs from the amount computed by applying the U.S. federal statutory rate to loss before taxes as a result of state taxes and permanent book/tax differences as follows (in thousands):

                                    SIX-MONTH
                                    TRANSITION
                            YEAR      PERIOD     APRIL 5,    OCTOBER 1,      YEAR
                            ENDED     ENDED       1995 TO      1994 TO       ENDED
                          MARCH 28, MARCH 29,  SEPTEMBER 29,  APRIL 4,   SEPTEMBER 30,
                            1997       1996        1995         1995         1994
                          --------- ---------- ------------- ----------- -------------
                                                 SUCCESSOR   PREDECESSOR  PREDECESSOR
Expected tax benefit....   $(4,563)  $(1,201)     $(2,655)      $(588)      $(1,413)
State tax benefit, net
 of federal taxes.......      (308)     (170)        (320)        (69)          (55)
Permanent book/tax
 differences:
  Goodwill..............     1,100       373        1,000         394           530
  Stock compensation
   expense..............       311       --           --          --            --
  Other.................       947       --           113         --            --
  Valuation allowance...       --        --           --          313         3,700
                           -------   -------      -------       -----       -------
Tax (benefit)/provision.   $(2,513)  $  (998)     $(1,862)      $  50       $ 2,762
                           =======   =======      =======       =====       =======

  The Company made cash payments for income taxes of approximately $204,000, $36,000, $194,000, and $29,000 for 1997 1996T, 1995S and fiscal year 1994, respectively. There were no income tax payments made in 1995P.

                     COINMACH CORPORATION AND SUBSIDIARIES

11. COMMON STOCK

  Solon and its stockholders had entered into a Stockholders' Agreement dated as of September 28, 1987. Pursuant to this Agreement, Solon was required to purchase shares of its common stock from selling management stockholders or their estates in the event of death, disability, termination of employment, and certain other circumstances. Pursuant to the terms of the Stockholders' Agreement, such purchases were made based on the higher of the stockholders' cost or by an earnings related formula defined in the Agreement. During fiscal 1994, Solon acquired 270,000 shares, pursuant to this Agreement at a total cost of $270,000, from management stockholders. Such shares have been retired and canceled. The Stockholders' Agreement was terminated effective July 12, 1994.

  On November 30, 1995, the Company effected a recapitalization, whereby it reduced its authorized $.01 par value common stock to 1,000 shares and issued 100 of such shares to CLC. All references in the Successor periods reflect this recapitalization.

  As of September 29, 1995, receivables from stockholders reflect advances to CLC of $2,000,000 and notes receivable from management stockholders of CLC of $338,000. During the year ended March 28, 1997 and the six-month transition period ending March 29, 1996, approximately $1.4 million and $.6 million, respectively, was repaid by CLC. Such amounts have been reflected as reductions of stockholder's equity (deficit) in the accompanying Successor periods balance sheets.

12. INITIAL PUBLIC OFFERING OF COINMACH LAUNDRY CORP.

  During July and August 1996, CLC completed its initial public offering (the "Offering") (including an over-allotment option) of 4,183,642 shares of its Class A common stock, par value $.01 per share (the "CLC Common Stock") at an initial public offering price of $14.00 per share.

  Proceeds from the Offering and over allotment option were approximately $54.5 million, after underwriting discounts and commissions and before expenses. Proceeds from the Offering were approximately $35.3 million, before expenses. Part of the proceeds from the Offering were invested in the Company.

13. RELATED PARTY TRANSACTIONS

  Prior to the Offering, CLC issued, in privately negotiated transactions, 79,029 shares of its Class B common stock to certain members of management of the Company. The Company recorded a stock based compensation charge in an amount of approximately $887,000 attributable to the issuance of such stock in 1997. In addition, approximately $83,000 of outstanding receivables relating to loans to management in connection with prior purchases of common stock of CLC were forgiven and have been accounted for as a stock-based compensation charge in 1997.

  During July and September 1996, in connection with the Offering, CLC granted certain nonqualified options (the "Options") to certain members of management (collectively, the "Option Holders") to purchase up to 739,437 shares of CLC Common Stock at 85% of the initial offering price of the CLC Common Stock. The Options vest in equal annual installments (20% vest on the date of grant and the remainder over a four year period) commencing on July 23, 1996, the effective date of the Offering. With respect to Options granted to employees of the Company, the Company will record the difference between the exercise price and the initial offering price of CLC Common Stock as a stock-based compensation charge over the applicable vesting period.

  For the year ended March 28, 1997, the Company has recorded a stock-based compensation charge of approximately $798,000 relating to the Options.

                     COINMACH CORPORATION AND SUBSIDIARIES

13. RELATED PARTY TRANSACTIONS--(CONTINUED)

  To finance certain acquisitions and provide working capital, CLC advanced to the Company approximately $23.8 million net, during 1997. Such advances are noninterest bearing and have no repayment terms.

14. COMMITMENTS AND CONTINGENCIES

  Rental expense for all operating leases, which principally cover office facilities, laundromats and vehicles, was approximately $2,307, $1,235, $1,139, $807, and $1,577 for 1997, 1996T, 1995S, 1995P, and fiscal year 1994, respectively (in thousands).

  Future minimum rental commitments under all noncancelable operating leases as of March 28, 1997 are as follows (in thousands):

        1998........................................................... $ 4,140
        1999...........................................................   3,668
        2000...........................................................   3,056
        2001...........................................................   2,287
        2002...........................................................   1,218
        2003 and future periods........................................   1,096
                                                                        -------
                                                                        $15,465
                                                                        =======

  The Company is contingently liable on receivables sold with recourse to finance companies. The total amount of such receivables outstanding as of March 28, 1997 is approximately $1.6 million.

  The Company is party to various legal proceedings incidental to its business. Although the ultimate disposition of these proceedings is not presently determinable, management does not believe that adverse determinations in any or all such proceedings would have a material adverse effect upon the financial condition or results of operations of the Company.

  In connection with insurance coverages, which include workers compensation, general liability and other coverages, annual premiums are subject to limited retroactive adjustment based on actual loss experience.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Under the provision of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," the Company is required to disclose fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate the value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.

  The carrying amounts of cash equivalents, receivables, the New Credit Facility, and other long-term debt approximates their fair value at March 28, 1997. The carrying amount and related estimated fair value for the Company's Senior Notes at March 28, 1997 (the carrying amount approximated the estimated fair market at March 29, 1996) are as follows (in thousands):

                                                             CARRYING ESTIMATED
                                                              AMOUNT  FAIR VALUE
                                                             -------- ----------
        11 3/4% Senior Notes................................ $196,655  $216,320

  The fair value of the Senior Notes has been determined through information obtained from quoted market prices.

                     COINMACH CORPORATION AND SUBSIDIARIES

16. OTHER ASSETS

  In connection with the Company's establishment of a corporate development office in Charlotte, North Carolina and the relocation of an executive officer of the Company to such office in September 1996, the Company extended a loan to such officer in the principal amount of $500,000 payable in five equal annual installments commencing in July 1997, with interest accruing at a rate of 7.5% per annum. The amount of such a loan is included in other assets as of March 28, 1997.

17. SUBSEQUENT EVENTS

  Through May 1997, the Company completed certain acquisitions of businesses or assets of businesses, with purchase prices aggregating $46.0 million, utilizing funds available under the New Credit Facility.

                     COINMACH CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)

                                                             SEPTEMBER 26, 1997
                                                             ------------------
                                                                (UNAUDITED)
ASSETS:
  Cash and cash equivalents.................................      $ 16,349
  Receivables, net..........................................         8,633
  Inventories...............................................        12,456
  Prepaid expenses..........................................         3,728
  Advance rental payments...................................        47,540
  Property and equipment, less accumulated depreciation of
   $56,565 and $42,017......................................       130,348
  Contract rights, less accumulated amortization of $29,358
   and $19,815..............................................       217,371
  Goodwill, less accumulated amortization of $8,956 and
   $5,574...................................................       109,027
  Other assets..............................................        13,735
                                                                  --------
  Total assets..............................................      $559,187
                                                                  ========
LIABILITIES AND STOCKHOLDER'S EQUITY:
  Accounts payable..........................................      $  9,971
  Accrued commissions.......................................        13,065
  Accrued interest..........................................        10,871
  Other accrued expenses....................................        12,822
  Due to Coinmach Laundry Corporation.......................        27,075
  Deferred income taxes.....................................        78,803
  11 3/4% Senior Notes......................................       196,655
  Credit facility...........................................       203,250
  Other long-term debt......................................         2,411
Stockholder's equity:
   Common stock and capital in excess of par value..........        41,391
   Notes receivable from management.........................          (254)
   Accumulated deficit......................................       (36,873)
                                                                  --------
   Total stockholder's equity...............................         4,264
                                                                  --------
   Total liabilities and stockholder's equity...............      $559,187
                                                                  ========

   The accompanying notes are an integral part of these financial statements.

                     COINMACH CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                          SIX MONTHS ENDED
                                                     ---------------------------
                                                     SEPTEMBER 26, SEPTEMBER 27,
                                                         1997          1996
                                                     ------------- -------------
REVENUES............................................   $149,797       $94,446
COSTS AND EXPENSES:
 Laundry operating expenses.........................    100,310        63,596
 General and administrative expenses................      2,886         2,092
 Depreciation and amortization......................     34,580        20,192
 Stock-based compensation charge....................        462         1,460
                                                       --------       -------
                                                        138,238        87,340
                                                       --------       -------
OPERATING INCOME....................................     11,559         7,106
INTEREST EXPENSE, NET...............................     21,173        12,345
                                                       --------       -------
LOSS BEFORE INCOME TAXES............................     (9,614)       (5,239)
                                                       --------       -------
PROVISION (BENEFIT) FOR INCOME TAXES:
 Currently payable..................................        150           150
 Deferred...........................................     (2,055)       (1,750)
                                                       --------       -------
                                                         (1,905)       (1,600)
                                                       --------       -------
NET LOSS............................................   $ (7,709)      $(3,639)
                                                       ========       =======



   The accompanying notes are an integral part of these financial statements.

                     COINMACH CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                         SIX MONTHS ENDED
                                                    ---------------------------
                                                    SEPTEMBER 26, SEPTEMBER 27,
                                                        1997          1996
                                                    ------------- -------------
OPERATING ACTIVITIES:
 Net loss..........................................   $ (7,709)     $ (3,639)
 Adjustment to reconcile net loss to net cash
  provided by operating activities:
  Depreciation and amortization....................     34,580        20,192
  Deferred income taxes............................     (2,055)       (1,750)
  Stock-based compensation charge..................        462         1,460
  Amortization of debt discount and debt issuance..        305           261
 Increase or decrease in operating assets and
  liabilities, net of business acquired:
  Increase in other assets.........................     (1,182)         (690)
  Decrease (increase) in receivables, net..........         88           (63)
  Increase in inventories and prepayments..........     (2,204)       (1,177)
  Decrease in accounts payable.....................     (1,498)         (394)
  Increase in accrued interest.....................      1,159           996
  Increase in accrued expenses, net................        412           688
                                                      --------      --------
 Net cash provided by operating activities.........     22,358        15,884
                                                      --------      --------
INVESTING ACTIVITIES:
  Additions to property and equipment..............    (18,940)      (12,555)
  Advance rental payments to location owners.......     (6,660)       (4,872)
  Additions to net assets from acquired businesses.    (66,300)      (17,623)
                                                      --------      --------
  Net cash used for investing activities...........    (91,900)      (35,050)
                                                      --------      --------
FINANCING ACTIVITIES:
  Net repayments of bank and other borrowings......       (262)         (136)
  Net advances from parent.........................      4,181         4,984
  Proceeds from credit facility, net of repayments.     73,250           --
  Deferred debt issuance costs.....................       (900)          (90)
  Principal payments on capitalized lease
   obligations.....................................       (488)         (229)
                                                      --------      --------
  Net cash provided by financing activities........     75,781         4,529
                                                      --------      --------
  Net increase (decrease) in cash and cash
   equivalents.....................................      6,239       (14,637)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.....     10,110        19,723
                                                      --------      --------
CASH AND CASH EQUIVALENTS, END OF PERIOD...........   $ 16,349      $  5,086
                                                      ========      ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid....................................   $ 19,628      $ 11,131
                                                      ========      ========

   The accompanying notes are an integral part of these financial statements.

                     COINMACH CORPORATION AND SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
1. DESCRIPTION OF BUSINESS

  Coinmach Corporation (the "Company"), a Delaware corporation, is the leading supplier of out-sourced coin-operated laundry equipment services to multi-family housing properties in the United States. The Company's business involves leasing laundry rooms from building owners and property management companies, installing and servicing the laundry equipment and collecting revenues generated from laundry machines. On September 26, 1997 the Company owned and operated approximately 417,000 coin-operated washers and dryers in approximately 42,000 multi-family housing properties on routes throughout the United States and 151 retail laundromats located throughout Texas. Coinmach Corporation is a wholly-owned subsidiary of Coinmach Laundry Corporation, a Delaware corporation ("Coinmach Laundry").

2. BASIS OF PRESENTATION

  The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles ("GAAP") for interim financial reporting and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, such financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. GAAP requires the Company's management to make estimates and assumptions that affect the amounts reported therein. Actual results could vary from such estimates. The interim results presented herein are not necessarily indicative of the results to be expected for the entire year.

  In the opinion of management of the Company, these unaudited condensed consolidated financial statements contain all adjustments of a normal recurring nature necessary for a fair presentation of the financial statements for the interim periods presented.

  These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended March 28, 1997.

3. LONG-TERM DEBT

  On September 26, 1997, the Company had outstanding long-term debt consisting of (a) approximately $196.7 million of 11 3/4% Senior Notes due 2005 (the "Senior Notes"), (b) $187.3 million of term loans, and (c) $16.0 million of revolving loans. The outstanding term loans and revolving loans were made pursuant to a senior financing arrangement obtained by the Company in January, 1997 consisting of a $190 million term loan facility and a $70 million revolving credit facility (the "Credit Facility").

  On October 8, 1997, the Company completed the private placement (the "Bond Offering") of $100 million aggregate principal amount of its 11 3/4% Series C Notes due 2005 (the "Series C Notes") on substantially identical terms as its outstanding Senior Notes. The gross proceeds from the Bond Offering were $109.875 million, of which $100.0 million represented the payment of principal and $9.875 million represented the payment of a premium for the Series C Notes. The Company used approximately $105.4 million of the net proceeds from the Bond Offering to repay indebtedness outstanding under the Credit Facility. After giving effect to such repayment of indebtedness, the aggregate outstanding indebtedness under the Credit Facility is $97.9 million as of November 10, 1997. See Note 7--"Subsequent Events."

  Indebtedness under the Credit Facility is secured by all of the Company's real and personal property. Coinmach Laundry has guaranteed the indebtedness under the Credit Facility and pledged to Bankers Trust Company, as Collateral Agent, its interests in all of the issued and outstanding shares of capital stock of the Company. In addition to certain terms and provisions, events of default, and customary restrictive covenants and

                     COINMACH CORPORATION AND SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

3. LONG-TERM DEBT (CONTINUED)

agreements, the Credit Facility contains covenants including, but not limited to, a maximum leverage ratio, a minimum consolidated interest coverage ratio, and limitations on indebtedness, capital expenditures, advances, investments and loans, mergers and acquisitions, dividends, stock issuances and transactions with affiliates. Also, the Senior Notes and the Credit Facility limit the Company's ability to pay dividends.

4. INITIAL PUBLIC OFFERING OF COINMACH LAUNDRY

  During July and August 1996, Coinmach Laundry completed its initial public offering (the "Offering") of 4,183,642 shares of its Class A Common Stock, par value $.01 per share (the "CLC Common Stock") at a price of $14.00 per share.

  Proceeds from the Offering and over-allotment option were approximately $54.5 million, after underwriting discounts and commissions and before expenses. After giving effect to the redemption of shares of Coinmach Laundry Series A preferred stock, proceeds from the Offering were approximately $35.3 million, before expenses. Part of the proceeds from the Offering were invested in the Company.

5. RELATED PARTY TRANSACTIONS

  Prior to the Offering, Coinmach Laundry issued, in privately negotiated transactions, 79,029 shares of its Class B common stock to certain members of management of the Company. The Company recorded a stock based compensation charge in an amount of approximately $887,000 attributable to the issuance of such stock in July 1996. In addition, in July 1996 approximately $83,000 of outstanding receivables relating to loans to management in connection with prior purchases of common stock of Coinmach Laundry were forgiven and had been accounted for as a stock-based compensation charge.

  During July and September 1996, in connection with the Offering, Coinmach Laundry granted certain nonqualified options (the "Options") to certain members of management (collectively, the "Option Holders") to purchase up to 739,437 shares of CLC Common Stock at 85% of the initial offering price of the CLC Common Stock. The Options vest in equal annual installments (20% vest on the date of grant and the remainder vest over a four year period) commencing on July 23, 1996, the effective date of the Offering. With respect to Options granted to employees of the Company, the Company will record the difference between the exercise price and the initial offering price of CLC Common Stock as a stock-based compensation charge over the applicable vesting period.

  On September 17, 1996, Coinmach Laundry granted to certain of its directors, each of whom was appointed by the Board of Directors of Coinmach Laundry on such date to serve as independent directors, options entitling each such director to purchase up to 60,000 shares of CLC Common Stock (the "Independent Director Options"). The Independent Director Options vest in equal annual installments (25% vest immediately on the date of grant and the remainder vest over a three year period), commencing on September 17, 1996, and entitle each such director to purchase shares of CLC Common Stock at the initial public offering price of the CLC Common Stock. The Company will record the difference between the exercise price of the Independent Director Options and the fair market value of the CLC Common Stock on September 17, 1996 as a stock-based compensation charge over the applicable three year vesting period.

  On September 5, 1997, Coinmach Laundry granted certain non-qualified options (the "1997 Options") to certain members of management to purchase up to 200,000 shares of CLC Common Stock at an exercise price of $11.90 per share of CLC Common Stock. The 1997 Options vest in equal annual installments (20% vest immediately on the date of grant and the remainder over a four year period) commencing on September 5, 1997. The Company will record the difference between the exercise price of the 1997 Options and the fair market value

                     COINMACH CORPORATION AND SUBSIDIARIES

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
5. RELATED PARTY TRANSACTIONS (CONTINUED) of CLC Common Stock on September 5, 1997 as a stock-based compensation charge over the applicable four year vesting period.

  For the six months ended September 26, 1997, the Company recorded a stock-based compensation charge of approximately $462,000 and $470,000, respectively related to the Options, the Independent Director Options and the 1997 Options. See Note 7 - "Subsequent Events" for a discussion of Coinmach Laundry's proposed offering of 2,500,000 shares of CLC Common Stock.

6. ACQUISITIONS

  On January 8, 1997, the Company acquired (the "Kwik Wash Acquisition") 100% of the outstanding voting securities of the partners of Kwik Wash Laundries, L.P. ("Kwik Wash") for $125 million in cash and a $15.0 million promissory note issued by Coinmach Laundry. The Kwik Wash Acquisition enabled the Company to provide coin-operated laundry equipment services to multi-family housing properties in Texas, Louisiana, Arkansas and Oklahoma and to operate 150 retail laundromats throughout Texas.

  On April 23, 1997, the Company completed the acquisition and merger (the "Reliable Acquisition") of Reliable Holding Corp. ("Reliable") and its subsidiaries, Reliable Laundry Service Inc., Girard-Hopkins Acquisition Corp., Maquilados Automaticas S.A. de C.V., and Automatica S.A. de C.V. with and into the Company for $44 million in cash. The Reliable Acquisition provided the Company with a strong foothold in the California market and an entry into the northern Mexican market.

  On July 17, 1997, the Company acquired 100% of the outstanding voting securities of National Coin Laundry Holding, Inc., an Ohio Corporation ("NCLH") and National Laundry Equipment Company, an Ohio corporation ("NLEC") which is the parent of National Coin Laundry, Inc., an Ohio corporation ("NCL") and substantially all of the assets of Whitmer Vend-O-Mat Laundry Services, Inc., an Indiana corporation ("Whitmer"). The Company acquired (the "National Coin Acquisition") NCLH, NLEC, NCL and Whitmer for an aggregate purchase price of approximately $19.0 million in cash. The National Coin Acquisition enabled the Company to further expand its operations by providing coin-operated laundry equipment services to multi-family housing properties in the states of Ohio, Indiana, Kentucky, Michigan, West Virginia, Pennsylvania, Georgia, Tennessee, Illinois and Florida, as well as by distributing exclusive lines of commercial coin and non-coin laundry machines and parts, and by selling service contracts. Subsequent to the National Coin Acquisition, NCLH, NLEC and NCL were merged with and into the Company.

  The Kwik Wash Acquisition, the Reliable Acquisition and the National Coin Acquisition have been accounted for as purchases. The Company has made preliminary allocations to fair value of the assets and liabilities assumed in such transactions as of their respective acquisition dates.

7. SUBSEQUENT EVENT

  On October 8, 1997, the Company consummated the Bond Offering. The issue price was 109.875%, representing a 9.94% yield to maturity. The gross proceeds from the Bond Offering were $109.875 million, of which $100.0 million represented the payment of principal and $9.875 million represented the payment of a premium for the Series C Notes. The Company used approximately $105.4 million of the net proceeds from the Bond Offering to repay indebtedness outstanding under the Credit Facility. After giving effect to such repayment of indebtedness, the aggregate outstanding indebtedness under the Credit Facility is $97.9 million as of November 10, 1997.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               -----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    1
Incorporation of Certain Documents by Reference...........................    1
Fiscal Years..............................................................    1
Prospectus Summary........................................................    2
Forward Looking Statements................................................   13
Risk Factors..............................................................   13
The Exchange Offer........................................................   19
The Company...............................................................   29
Use of Proceeds...........................................................   31
Capitalization............................................................   32
Unaudited Pro Forma Combined Financial Data...............................   33
Unaudited Pro Forma Combined Statements of Operations.....................   35
Selected Historical Consolidated Financial Data...........................   39
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   40
Business..................................................................   52
Management................................................................   60
Description of the Exchange Notes.........................................   61
Certain Federal Income Tax Considerations.................................   86
Plan of Distribution......................................................   87
Legal Matters.............................................................   88
Experts...................................................................   88
Index to Financial Statements.............................................  F-1

                               -----------------

 UNTIL       , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES,
WHETHER OR NOT PARTICIPATING IN THIS EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             COINMACH CORPORATION

                            OFFER TO EXCHANGE UP TO
                              $296,655,000 OF ITS
                         11 3/4% SERIES D SENIOR NOTES
                     DUE 2005 WHICH HAVE BEEN REGISTERED
                     UNDER THE SECURITIES ACT OF 1933, AS
                       AMENDED, FOR ANY AND ALL OF ITS
                         OUTSTANDING SERIES B 11 3/4%
                           SENIOR NOTES DUE 2005 AND
                    11 3/4% SERIES C SENIOR NOTES DUE 2005

                               -----------------

                                  PROSPECTUS

                               -----------------

                                       , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Bylaws (the "Bylaws") provide that the Company shall indemnify and hold harmless, to the fullest extent which it is empowered to do so unless prohibited from doing so by the Delaware General Corporation Law, as it exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such action, suit, or proceeding) and that such indemnification shall inure to the benefit of such person's heirs, executors and administrators; and that the Company may, by action of its board of directors, provide indemnification to employees and agents of the Company with the same scope and effect as indemnification of directors and officers.

  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and further that a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  The Bylaws further provide that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Company, except that it shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct (as set forth above) which make it permissible under the Delaware General Corporation Law for the Company to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Company.

  The Bylaws further provide that the right to indemnification shall be a contract right and shall include the right to be paid by the Company for the expenses incurred in defending any such proceeding in advance of its final disposition unless otherwise determined by the board of directors of the Company in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company; and that such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors of the Company deems appropriate. The rights conferred in the Bylaws to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

  Section 102 of the Delaware General Corporation Law allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the Delaware General Corporation Law or (iv) obtains an improper personal benefit. Article Eighth of the Company's Certificate of Incorporation includes a provision which eliminates directors' personal liability to the fullest extent permitted under the Delaware General Corporation Law. The Company has purchased director and officer liability insurance for its directors and officers.

ITEM 22. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  1.1    Purchase Agreement, dated as of October 1, 1997, among Coinmach,
         Jefferies & Company, Inc., Lazard Freres & Co. LLC ("Lazard"), BT
         Alex. Brown Incorporated and First Union Capital Markets (incorporated by reference from exhibit number 10.1 to Coinmach's Form 8-K/A
         Amendment No. 1, dated October 8, 1997, file number 0-7694)
  4.1    Indenture, dated as of October 8, 1997, by and between Coinmach, as
         Issuer, and State Street Bank and Trust Company, as Trustee
         (incorporated by reference from exhibit number 4.1 to Coinmach's Form
         8-K/A Amendment No. 1, dated October 8, 1997, file number 0-7694)
  4.2    Form of Global Note (included as an exhibit to Exhibit 4.1 hereto)
  4.3    Form of Physical Note (included as an exhibit to Exhibit 4.1 hereto)
  4.4    Registration Rights Agreement, dated October 8, 1997, among Coinmach,
         Jefferies & Company, Inc., Lazard, BT Alex. Brown Incorporated and
         First Union Capital Markets (incorporated by reference from exhibit number 10.2 to Coinmach's Form 8-K/A Amendment No. 1, dated October 8,
         1997, file number 0-7694)
  4.5    Indenture, dated as of November 30, 1995, by and between Coinmach, as
         Issuer, and State Street Bank and Trust Company (formerly, Shawmut
         Bank Connecticut, National Association), as Trustee (incorporated by reference from exhibit number 4.1 to Coinmach's Registration Statement on Form S-1, registration number 333-00620)
  4.6    First Supplemental Indenture, dated as of December 11, 1995, by and between Coinmach, as Issuer, and State Street Bank and Trust Company
         (formerly, Shawmut Bank Connecticut, National Association), as Trustee
         (incorporated by reference from exhibit number 4.2 to Coinmach's
         Registration Statement on Form S-1, registration number 333-00620)
  4.7    Second Supplemental Indenture, dated as of October 7, 1997, by and between Coinmach, as Issuer, and State Street Bank and Trust Company,
         as Trustee (incorporated by reference from exhibit number 10.3 to
         Coinmach's Form 8-K/A Amendment No. 1, dated October 8, 1997, file number 0-7694)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  4.8    Registration Rights Agreement, dated as of November 30, 1995, by and between Coinmach and Lazard, as Initial Purchaser (incorporated by reference from exhibit number 4.6 to Coinmach's Registration Statement on Form S-1, registration number 333-00620)
  4.9    Addendum to Registration Rights Agreement, dated December 14, 1995, by and between Coinmach and Lazard, as Initial Purchaser (incorporated by reference from exhibit number 4.8 to Coinmach's Registration Statement on Form S-1, registration number 333-00620)
  4.10   Form of Global Note (included as an exhibit to Exhibit 4.5 hereto)
         (incorporated by reference from exhibit number 4.4 to Coinmach's
         Registration Statement on Form S-1, registration number 333-00620)
  4.11   Form of Physical Note (included as an exhibit to Exhibit 4.5 hereto)
         (incorporated by reference from exhibit number 4.5 to Coinmach's
         Registration Statement on Form S-1, registration number 333-00620)
  5.1*   Opinion of Anderson Kill & Olick, P.C. regarding the legality of the
         Exchange Notes
 10.1    Purchase Agreement, dated as of January 31, 1995, by and among The
         Coinmach Corporation ("TCC"), CIC I Acquisition Corp. ("CIC"), the
         stockholders of CIC and Coinmach Holding Corp. (incorporated by reference from exhibit number 10.1 to Coinmach's Registration
         Statement on Form S-1, registration number 333-00620)
 10.2    Equity Purchase Agreement, dated as of January 31, 1995, by and between TCC and Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR
         Fund IV"), subsequently amended by the Omnibus Agreement (as hereinafter defined) (incorporated by reference from exhibit number
         10.2 to Coinmach's Registration Statement on Form S-1, registration number 333-00620)
 10.3    Investor Purchase Agreement, dated as January 31, 1995, by and between
         TCC, GTCR Fund IV and President and Fellows of Harvard College
         ("Harvard"), subsequently amended by the Omnibus Agreement (as hereinafter defined) (incorporated by reference from exhibit number
         10.3 to Coinmach's Registration Statement on Form S-1, registration number 333-00620)
 10.4    Investor Purchase Agreement, dated as January 31, 1995, by and between
         TCC, GTCR Fund IV, MCS Capital Management, Inc. and Stephen R.
         Kerrigan, subsequently amended by the Omnibus Agreement (as hereinafter defined) (incorporated by reference from exhibit number
         10.4 to Coinmach's Registration Statement on Form S-1, registration number 333-00620)
 10.5    Stock Pledge Agreement, dated as of January 31, 1995, by and between
         TCC and MCS Capital, Inc. (incorporated by reference from exhibit number 10.5 to Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.6    Stock Pledge Agreement, dated as of January 31, 1995, by and between
         TCC and Mitchell Blatt (incorporated by reference from exhibit number
         10.6 to Coinmach's Registration Statement on Form S-1, registration number 333-00620)
 10.7    Promissory Note, dated January 31, 1995, of MCS Capital, Inc. in favor of TCC, subsequently amended by the Omnibus Agreement (as hereinafter defined) (incorporated by reference from exhibit number 10.7 to
         Coinmach's Registration Statement on Form S-1, registration number
         333-00620)
 10.8    Promissory Note, dated January 31, 1995, of Mitchell Blatt in favor of
         TCC, subsequently amended by the Omnibus Agreement (as hereinafter defined) (incorporated by reference from exhibit number 10.8 to
         Coinmach's Registration Statement on Form S-1, registration number
         333-00620)
 10.9    Senior Management Agreement, dated as of January 31, 1995, by and between TCC, Stephen R. Kerrigan, MCS Capital, Inc. and GTCR Fund IV,
         subsequently amended by the Omnibus Agreement (as hereinafter defined)
         (incorporated by reference from exhibit number 10.10 to Coinmach's
         Registration Statement on Form S-1, registration number 333-00620)

--------
* To be filed by Amendment

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.10   Senior Management Agreement, dated as of January 31, 1995, by and between TCC, Coinmach Industries Co., L.P., Mitchell Blatt and GTCR
         Fund IV, subsequently amended by the Omnibus Agreement (as hereinafter defined) (incorporated by reference from exhibit number 10.11 to
         Coinmach's Registration Statement on Form S-1, registration number
         333-00620)
 10.11   Senior Management Agreement, dated January 31, 1995, by and between
         TCC, Coinmach Industries Co., L.P., Robert M. Doyle and GTCR Fund IV,
         subsequently amended by the Omnibus Agreement (as hereinafter defined)
         (incorporated by reference from exhibit number 10.12 to Coinmach's
         Registration Statement on Form S-1, registration number 333-00620)
 10.12   Employment Agreement, dated as of August 4, 1995, by and between Solon
         Automated Services Inc. ("Solon") and John E. Denson (incorporated by reference from exhibit number 10.13 to Coinmach's Registration
         Statement on Form S-1, registration number 333-00620)
 10.13   Employment Agreement, dated as of July 1, 1995, by and between Solon,
         Michael E. Stanky and GTCR Fund IV (incorporated by reference from exhibit number 10.14 to Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.14   Stock Purchase Agreement, dated as of March 7, 1995, by and among Ford
         Coin Laundries, Inc., Kwik Wash Laundries, Inc., Solon and the Sellers
         (incorporated by reference from exhibit number 10.15 to Coinmach's
         Registration Statement on Form S-1, registration number 333-00620)
 10.15   Supply Agreement, dated July 26, 1995, by and among SAS Acquisition,
         Inc. ("SAS"), Solon and Speed Queen Company (incorporated by reference from exhibit number 10.16 to Coinmach's Registration Statement on Form
         S-1, registration number 333-00620)
 10.16   Dealer Manager Agreement, dated October 20, 1995, by and among TCC,
         Solon, Lazard and Fieldstone Private Capital Group, L.P. (incorporated by reference from exhibit number 10.17 to Coinmach's Registration
         Statement on Form S-1, registration number 333-00620)
 10.17   Purchase Agreement, dated November 15, 1995, by and among TCC, Solon and Lazard (incorporated by reference from exhibit number 10.18 to
         Coinmach's Registration Statement on Form S-1, registration number
         333-00620)
 10.18   Addendum to Purchase Agreement, dated December 11, 1995, by and between Coinmach and Lazard (incorporated by reference from exhibit number 10.19 to Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.19   Omnibus Agreement, dated as of November 30, 1995, among SAS, Solon,
         TCC and each of the other parties executing a signature page thereto
         (the "Omnibus Agreement") (incorporated by reference from exhibit number 10.20 to Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.20   Credit Agreement, dated as of November 30, 1995, by and between
         Coinmach, as Borrower and Heller Financial, Inc. ("Heller")
         (incorporated by reference from exhibit number 10.21 to Coinmach's
         Registration Statement on Form S-1, registration number 333-00620)
 10.21   First Amendment to Credit Agreement, dated as of December 9, 1995, by and among Coinmach, Heller, SAS, and Super Laundry Equipment Corp.
         ("SLEC") (incorporated by reference from exhibit number 10.22 to
         Coinmach's Registration Statement on Form S-1, registration number
         333-00620)
 10.22   Form of Note, dated November 30, 1995, of Coinmach in favor of Heller
         (included as an exhibit to Exhibit 10.26 hereto) (incorporated by reference from exhibit number 10.23 to Coinmach's Registration
         Statement on Form S-1, registration number 333-00620)
 10.23   Pledge Agreement, dated as of November 30, 1995, by and between
         Coinmach and Heller (incorporated by reference from exhibit number
         10.24 to Coinmach's Registration Statement on Form S-1, registration number 333-00620)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.24   Guaranty, dated as of January 31, 1995, by Super Laundry Management
         Corp. in favor of Heller (incorporated by reference from exhibit number 10.25 to Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.25   Guaranty, dated as of November 30, 1995, by SLEC in favor of Heller
         (incorporated by reference from exhibit number 10.26 to Coinmach's
         Registration Statement on Form S-1, registration number 333-00620)
 10.26   Security Agreement, dated as of November 30, 1995, by and between
         Coinmach and Heller (incorporated by reference from exhibit number
         10.27 to Coinmach's Registration Statement on Form S-1, registration number 333-00620)
 10.27   Security Agreement, dated as of November 30, 1995, by and between SLEC and Heller (incorporated by reference from exhibit number 10.28 to
         Coinmach's Registration Statement on Form S-1, registration number
         333-00620)
 10.28   Collateral Assignment of Leases of Coinmach to Heller, dated as of
         November 30, 1995 (incorporated by reference from exhibit number 10.29 to Coinmach's Registration Statement on Form S-1, registration number
         333-00620)
 10.29   Collateral Assignment of Leases of SLEC to Heller, dated as of
         November 30, 1995 (incorporated by reference from exhibit number 10.30 to Coinmach's Registration Statement on Form S-1, registration number
         333-00620)
 10.30   Commitment Letter, dated November 22, 1996, from Bankers Trust Company
         ("Bankers Trust"), First Union Bank of North Carolina ("First Union")
         and Lehman Commercial Paper, Inc. ("Lehman"), addressed to Coinmach
         Laundry Corporation ("CLC") (incorporated by reference from exhibit number 10.1 to Coinmach's Form 10-Q for the quarterly period ended
         December 27, 1996, file number 0-7694)
 10.31   Stock Purchase Agreement, dated November 25, 1996, by and among Tamara
         Lynn Ford, Robert Kyle Ford, Traci Lea Ford, Tucker F. Enthoven,
         Richard F. Enthoven, Richard Franklin Ford, Jr., Trustee u/d/t
         February 4, 1994, KWL, Inc., Kwik-Wash Laundries, Inc., Kwik Wash
         Laundries, L.P. and Coinmach (the "Stock Purchase Agreement")
         (incorporated by reference from exhibit number 10.2 to Coinmach's Form
         10-Q for the quarterly period ended December 27, 1996, file number 0-
         7694)
 10.32   First Amendment to Stock Purchase Agreement, dated as of January 8,
         1997 (incorporated by reference from exhibit number 10.3 to Coinmach's
         Form 10-Q for the quarterly period ended December 27, 1996, file number 0-7694)
 10.33   Registration Rights Agreement, dated as of March 14, 1997, between
         Coinmach and Atlanta Washer & Dryer Leasing, Inc. (incorporated by reference from exhibit number 10.33 to Coinmach's 10-K for the fiscal year ended March 27, 1997, file number 0-7694)
 10.34   Amended and Restated Employment Agreement, dated as of June 1, 1996, by and between Coinmach and John E. Denson (incorporated by reference from exhibit number 10.34 to Coinmach's 10-K for the fiscal year ended
         March 27, 1997, file number 0-7694)
 10.35   Promissory Note, dated February 11, 1997, of Stephen R. Kerrigan in favor of Coinmach (incorporated by reference from exhibit number 10.35 to Coinmach's 10-K for the fiscal year ended March 27, 1997, file number 0-7694)
 10.36   Underwriting Agreement, dated July 17, 1996, by and among CLC and
         Lehman Brothers, Inc., Dillon, Read & Co., Inc., Lazard and Fieldstone
         FPCG Services, L.P. (collectively, the "Representatives")
         (incorporated by reference from exhibit number 10.36 to Coinmach's 10-
         K for the fiscal year ended March 27, 1997, file number 0-7694)
 10.37   Lock-Up Agreements, dated July 23, 1996, among CLC and the
         Representatives (incorporated by reference from exhibit number 10.37 to Coinmach's 10-K for the fiscal year ended March 27, 1997, file number 0-7694)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.38   Promissory Note, dated January 8, 1997, of CLC in favor of Richard F.
         Enthoven, as agent for Tamara Lynn Ford, Richard Kyle Ford, Traci Lea
         Ford, Tucker F. Enthoven, Richard F. Enthoven, and Richard Franklin
         Ford, Jr., Trustee u/d/t February 4, 1994 (incorporated by reference from exhibit number 10.38 to Coinmach's 10-K for the fiscal year ended
         March 27, 1997, file number 0-7694)
 10.39   Tax Cooperation Agreement, dated as of January 8, 1997, by and among
         Kwik Wash Laundries, L.P., KWL, Inc., Kwik-Wash Laundries, Inc.,
         Coinmach and the Sellers (as defined therein) (incorporated by reference from exhibit number 10.39 to Coinmach's 10-K for the fiscal year ended March 27, 1997, file number 0-7694)
 10.40   Consulting Services Agreement, dated as of January 8, 1997, by and between Richard F. Enthoven and Coinmach (incorporated by reference from exhibit number 10.40 to Coinmach's 10-K for the fiscal year ended
         March 27, 1997, file number 0-7694)
 10.41   Credit Agreement dated January 8, 1997, among Coinmach, the Lending
         Institutions listed therein, Bankers Trust, First Union and Lehman
         (incorporated by reference from exhibit number 10.41 to Coinmach's 10-
         K for the fiscal year ended March 27, 1997, file number 0-7694)
 10.42   Tranche A Term Notes, each dated January 8, 1997, by Coinmach in favor of each of Bankers Trust, First Union, Lehman, Heller, The Nippon
         Credit Bank, Ltd., Credit Lyonnais New York Branch, Bank of Scotland
         and Bank of Boston (incorporated by reference from exhibit number
         10.42 to Coinmach's 10-K for the fiscal year ended March 27, 1997, file number 0-7694)
 10.43   Tranche B Term Notes, each dated January 8, 1997, by Coinmach in favor of each of Bankers Trust, First Union, Lehman, Fleet National Bank,
         Heller, The Nippon Credit Bank, Ltd., Bank of Scotland, Bank of
         Boston, Massachusetts Mutual Life Insurance Company, Pilgrim America
         Prime Rate Trust, Prime Income Trust, The Ing Capital Senior Secured
         High Income Fund, L.P., and Merrill Lynch Senior Floating Rate Fund,
         Inc. (incorporated by reference from exhibit number 10.43 to
         Coinmach's 10-K for the fiscal year ended March 27, 1997, file number
         0-7694)
 10.44   Revolving Notes, each dated January 8, 1997, by Coinmach in favor of each of Bank of Boston, Bankers Trust, First Union, Lehman, Fleet
         National Bank, Heller, The Nippon Credit Bank, Ltd., Credit Lyonnais
         New York Branch, and Bank of Scotland (incorporated by reference from exhibit number 10.44 to Coinmach's 10-K for the fiscal year ended
         March 27, 1997, file number 0-7694)
 10.45   Swing Line Note, dated January 8, 1997, in the principal amount of
         $5,000,000 in favor of Bankers Trust (incorporated by reference from exhibit number 10.45 to Coinmach's 10-K for the fiscal year ended
         March 27, 1997, file number 0-7694)
 10.46   Holdings Pledge Agreement, dated January 8, 1997, made by CLC to
         Bankers Trust and Richard F. Enthoven, as Seller Agent (incorporated by reference from exhibit number 10.46 to Coinmach's 10-K for the fiscal year ended March 27, 1997, file number 0-7694)
 10.47   Borrower Pledge Agreement, dated January 8, 1997, made by Coinmach to
         Bankers Trust (incorporated by reference from exhibit number 10.47 to
         Coinmach's 10-K for the fiscal year ended March 27, 1997, file number
         0-7694)
 10.48   Security Agreement, dated January 8, 1997, between Coinmach and
         Bankers Trust and the Assignment of Security Interest in United States
         Trademarks and Patents (incorporated by reference from exhibit number
         10.48 to Coinmach's 10-K for the fiscal year ended March 27, 1997, file number 0-7694)
 10.49   Collateral Assignment of Leases, dated January 8, 1997, by Coinmach in favor of Bankers Trust (incorporated by reference from exhibit number
         10.49 to Coinmach's 10-K for the fiscal year ended March 27, 1997, file number 0-7694)
 10.50   Collateral Assignment of Location Leases, dated January 8, 1997, by
         Coinmach in favor of Bankers Trust (incorporated by reference from exhibit number 10.50 to Coinmach's 10-K for the fiscal year ended
         March 27, 1997, file number 0-7694)

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
 10.51   Amendment to Investor Purchase Agreements, dated January 8, 1997, by and among CLC, GTCR Fund IV, Coinmach, Heller, Jackson National Life
         Insurance Company, individually and as successor by merger with
         Jackson National Life Insurance Company of Michigan (collectively,
         "JNL"), Harvard, James N. Chapman and Michael E. Marrus (incorporated by reference from exhibit number 10.51 to Coinmach's 10-K for the fiscal year ended March 27, 1997, file number 0-7694)
 10.52   Amendment to Investor Purchase Agreement, dated January 8, 1997, by and among CLC, GTCR Fund IV, Heller, JNL, Harvard, MCS Capital, Inc.,
         James N. Chapman, Michael E. Marrus, Mitchell Blatt and Michael Stanky
         (incorporated by reference from exhibit number 10.52 to Coinmach's 10-
         K for the fiscal year ended March 27, 1997, file number 0-7694)
 10.53   Promissory Note, dated March 24, 1997, of John E. Denson in favor of
         Coinmach (incorporated by reference from exhibit number 10.53 to
         Coinmach's 10-K for the fiscal year ended March 27, 1997, file number
         0-7694)
 10.54   Deed of Trust, Security Agreement, Assignment of Leases, Rents and
         Profits, Financing Statement and Fixture Filing, made by Coinmach to
         Bankers Trust, as executed on March 27, 1997 and recorded with the
         County Clerk of Dallas County, Texas on April 7, 1997 (incorporated by reference from exhibit number 10.54 to Coinmach's 10-K for the fiscal year ended March 27, 1997, file number 0-7694)
 10.55   Second Amendment and Waiver dated as of October 7, 1997 to the Credit
         Agreement dated as of January 8, 1997, as amended, among Coinmach,
         CLC, the Banks parties thereby, Bankers Trust, as Administrative
         Agent, First Union, as Syndication Agent and Lehman, as Documentation
         Agent (incorporated by reference from exhibit number 10.4 to
         Coinmach's Form 8-K/A Amendment No. 1, dated October 8, 1997, file number 0-7694)
 10.56   Stock Purchase Agreement, dated July 17, 1997, by and among the
         Sellers as set forth on Exhibit A attached thereto, National Coin
         Laundry Holding, Inc., National Coin Laundry, Inc., National Laundry
         Equipment Company and Coinmach (incorporated by reference from exhibit number 10.56 to Coinmach's 10-Q for the quarterly period ended
         September 26, 1997, file number 0-7694)
 10.57   Asset Purchase Agreement, dated July 17, 1997, by and among Whitmer
         Vend-O-Mat Laundry Services, Inc., Stephen P. Close, Kimberly A.
         Close, Ruth D. Close, Kimberly A. Close, Ruth D. Close and Stephen P.
         Close, as trustees of the Alvin D. Close Trust, SPC Management, Inc.
         and Coinmach (incorporated by reference from exhibit number 10.57 to
         Coinmach's 10-Q for the quarterly period ended September 26, 1997, file number 0-7694)
 16.1    Letter, dated June 29, 1995, from Arthur Andersen LLP to the
         Securities and Exchange Commission regarding change in certifying accountants (incorporated by reference from exhibit number 16.1 to
         Coinmach's Registration Statement on Form S-1, registration number
         333-00620)
 23.1    Consent of Arthur Andersen LLP
 23.2*   Consent of Ernst & Young LLP
 23.3*   Consent of Ernst & Young LLP
 23.4*   Consent of Ernst & Young LLP
 23.5*   Consent of Anderson Kill & Olick, P.C. (included in their opinion filed as Exhibit 5.1)
 25.1    Form T-1 Statement of Eligibility and Qualification under the Trust
         Indenture Act of 1939 of State Street Bank and Trust Company
 27.1    Financial Data Schedule
 99.1*   Letter of Transmittal
 99.2*   Notice of Guaranteed Delivery

--------
* To Be Filed By Amendment

  (B) FINANCIAL STATEMENTS SCHEDULES

  All schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

  (C) NOT APPLICABLE

ITEM 23. UNDERTAKINGS.

  (a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(2)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication at such issue.

  (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the TIA.

  (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequently to the effective date of the registration statement through the date of responding to the request.

  (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ROSLYN, STATE OF NEW YORK ON DECEMBER 5, 1997.

                                          COINMACH CORPORATION

                                                  /s/ Stephen R. Kerrigan
                                          By:__________________________________
                                                    STEPHEN R. KERRIGAN
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 5, 1997.

                                                     TITLE

              SIGNATURE
       /s/ Stephen R. Kerrigan
-------------------------------------     Chairman of the Board of Directors
         STEPHEN R. KERRIGAN              and Chief
                                          Executive Officer


         /s/ Mitchell Blatt
-------------------------------------     President, Chief Operating Officer
           MITCHELL BLATT                 and Director


         /s/ Robert M. Doyle
-------------------------------------     Chief Financial Officer, Senior Vice
           ROBERT M. DOYLE                President and Director

                               INDEX TO EXHIBITS

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER                         DESCRIPTION                            NUMBER
 -------                        -----------                          ----------
  1.1    Purchase Agreement, dated as of October 1, 1997, among
         Coinmach, Jefferies & Company, Inc., Lazard Freres & Co.
         LLC ("Lazard"), BT Alex. Brown Incorporated and First
         Union Capital Markets (incorporated by reference from
         exhibit number 10.1 to Coinmach's Form 8-K/A Amendment
         No. 1, dated October 8, 1997, file number 0-7694)
  4.1    Indenture, dated as of October 8, 1997, by and between
         Coinmach, as Issuer, and State Street Bank and Trust
         Company, as Trustee (incorporated by reference from
         exhibit number 4.1 to Coinmach's Form 8-K/A Amendment No.
         1, dated October 8, 1997, file number 0-7694)
  4.2    Form of Global Note (included as an exhibit to Exhibit
         4.1 hereto)
  4.3    Form of Physical Note (included as an exhibit to Exhibit
         4.1 hereto)
  4.4    Registration Rights Agreement, dated October 8, 1997,
         among Coinmach, Jefferies & Company, Inc., Lazard, BT
         Alex. Brown Incorporated and First Union Capital Markets
         (incorporated by reference from exhibit number 10.2 to
         Coinmach's Form 8-K/A Amendment No. 1, dated October 8,
         1997, file number 0-7694)
  4.5    Indenture, dated as of November 30, 1995, by and between
         Coinmach, as Issuer, and State Street Bank and Trust
         Company (formerly, Shawmut Bank Connecticut, National
         Association), as Trustee (incorporated by reference from
         exhibit number 4.1 to Coinmach's Registration Statement
         on Form S-1, registration number 333-00620)
  4.6    First Supplemental Indenture, dated as of December 11,
         1995, by and between Coinmach, as Issuer, and State
         Street Bank and Trust Company (formerly, Shawmut Bank
         Connecticut, National Association), as Trustee
         (incorporated by reference from exhibit number 4.2 to
         Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
  4.7    Second Supplemental Indenture, dated as of October 7,
         1997, by and between Coinmach, as Issuer, and State
         Street Bank and Trust Company, as Trustee (incorporated
         by reference from exhibit number 10.3 to Coinmach's Form
         8-K/A Amendment No. 1, dated October 8, 1997, file number
         0-7694)
  4.8    Registration Rights Agreement, dated as of November 30,
         1995, by and between Coinmach and Lazard, as Initial
         Purchaser (incorporated by reference from exhibit number
         4.6 to Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
  4.9    Addendum to Registration Rights Agreement, dated December
         14, 1995, by and between Coinmach and Lazard, as Initial
         Purchaser (incorporated by reference from exhibit number
         4.8 to Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
  4.10   Form of Global Note (included as an exhibit to Exhibit
         4.5 hereto) (incorporated by reference from exhibit
         number 4.4 to Coinmach's Registration Statement on Form
         S-1, registration number 333-00620)
  4.11   Form of Physical Note (included as an exhibit to Exhibit
         4.5 hereto) (incorporated by reference from exhibit
         number 4.5 to Coinmach's Registration Statement on Form
         S-1, registration number 333-00620)
  5.1*   Opinion of Anderson Kill & Olick, P.C. regarding the
         legality of the Exchange Notes
 10.1    Purchase Agreement, dated as of January 31, 1995, by and
         among The Coinmach Corporation ("TCC"), CIC I Acquisition
         Corp. ("CIC"), the stockholders of CIC and Coinmach
         Holding Corp. (incorporated by reference from exhibit
         number 10.1 to Coinmach's Registration Statement on Form
         S-1, registration number 333-00620)

-------
* To be filed by Amendment

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER                         DESCRIPTION                            NUMBER
 -------                        -----------                          ----------
 10.2    Equity Purchase Agreement, dated as of January 31, 1995,
         by and between TCC and Golder, Thoma, Cressey, Rauner
         Fund IV, L.P. ("GTCR Fund IV"), subsequently amended by
         the Omnibus Agreement (as hereinafter defined)
         (incorporated by reference from exhibit number 10.2 to
         Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.3    Investor Purchase Agreement, dated as January 31, 1995,
         by and between TCC, GTCR Fund IV and President and
         Fellows of Harvard College ("Harvard"), subsequently
         amended by the Omnibus Agreement (as hereinafter defined)
         (incorporated by reference from exhibit number 10.3 to
         Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.4    Investor Purchase Agreement, dated as January 31, 1995,
         by and between TCC, GTCR Fund IV, MCS Capital Management,
         Inc. and Stephen R. Kerrigan, subsequently amended by the
         Omnibus Agreement (as hereinafter defined) (incorporated
         by reference from exhibit number 10.4 to Coinmach's
         Registration Statement on Form S-1, registration number
         333-00620)
 10.5    Stock Pledge Agreement, dated as of January 31, 1995, by
         and between TCC and MCS Capital, Inc. (incorporated by
         reference from exhibit number 10.5 to Coinmach's
         Registration Statement on Form S-1, registration number
         333-00620)
 10.6    Stock Pledge Agreement, dated as of January 31, 1995, by
         and between TCC and Mitchell Blatt (incorporated by
         reference from exhibit number 10.6 to Coinmach's
         Registration Statement on Form S-1, registration number
         333-00620)
 10.7    Promissory Note, dated January 31, 1995, of MCS Capital,
         Inc. in favor of TCC, subsequently amended by the Omnibus
         Agreement (as hereinafter defined) (incorporated by
         reference from exhibit number 10.7 to Coinmach's
         Registration Statement on Form S-1, registration number
         333-00620)
 10.8    Promissory Note, dated January 31, 1995, of Mitchell
         Blatt in favor of TCC, subsequently amended by the
         Omnibus Agreement (as hereinafter defined) (incorporated
         by reference from exhibit number 10.8 to Coinmach's
         Registration Statement on Form S-1, registration number
         333-00620)
 10.9    Senior Management Agreement, dated as of January 31,
         1995, by and between TCC, Stephen R. Kerrigan, MCS
         Capital, Inc. and GTCR Fund IV, subsequently amended by
         the Omnibus Agreement (as hereinafter defined)
         (incorporated by reference from exhibit number 10.10 to
         Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.10   Senior Management Agreement, dated as of January 31,
         1995, by and between TCC, Coinmach Industries Co., L.P.,
         Mitchell Blatt and GTCR Fund IV, subsequently amended by
         the Omnibus Agreement (as hereinafter defined)
         (incorporated by reference from exhibit number 10.11 to
         Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.11   Senior Management Agreement, dated January 31, 1995, by
         and between TCC, Coinmach Industries Co., L.P., Robert M.
         Doyle and GTCR Fund IV, subsequently amended by the
         Omnibus Agreement (as hereinafter defined) (incorporated
         by reference from exhibit number 10.12 to Coinmach's
         Registration Statement on Form S-1, registration number
         333-00620)
 10.12   Employment Agreement, dated as of August 4, 1995, by and
         between Solon Automated Services, Inc. ("Solon") and John
         E. Denson (incorporated by reference from exhibit number
         10.13 to Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.13   Employment Agreement, dated as of July 1, 1995, by and
         between Solon, Michael E. Stanky and GTCR Fund IV
         (incorporated by reference from exhibit number 10.14 to
         Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.14   Stock Purchase Agreement, dated as of March 7, 1995, by
         and among Ford Coin Laundries, Inc., Kwik Wash Laundries,
         Inc., Solon and the Sellers (incorporated by reference
         from exhibit number 10.15 to Coinmach's Registration
         Statement on Form S-1, registration number 333-00620)
 10.15   Supply Agreement, dated July 26, 1995, by and among SAS
         Acquisitions Inc. ("SAS"), Solon and Speed Queen Company
         (incorporated by reference from exhibit number 10.16 to
         Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER                         DESCRIPTION                            NUMBER
 -------                        -----------                          ----------
 10.16   Dealer Manager Agreement, dated October 20, 1995, by and
         among TCC, Solon, Lazard and Fieldstone Private Capital
         Group, L.P. (incorporated by reference from exhibit
         number 10.17 to Coinmach's Registration Statement on Form
         S-1, registration number 333-00620)
 10.17   Purchase Agreement, dated November 15, 1995, by and among
         TCC, Solon and Lazard (incorporated by reference from
         exhibit number 10.18 to Coinmach's Registration Statement
         on Form S-1, registration number 333-00620)
 10.18   Addendum to Purchase Agreement, dated December 11, 1995,
         by and between Coinmach and Lazard (incorporated by
         reference from exhibit number 10.19 to Coinmach's
         Registration Statement on Form S-1, registration number
         333-00620)
 10.19   Omnibus Agreement, dated as of November 30, 1995, among
         SAS, Solon, TCC and each of the other parties executing a
         signature page thereto (the "Omnibus Agreement")
         (incorporated by reference from exhibit number 10.20 to
         Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.20   Credit Agreement, dated as of November 30, 1995, by and
         between Coinmach, as Borrower and Heller Financial, Inc.
         ("Heller") (incorporated by reference from exhibit number
         10.21 to Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.21   First Amendment to Credit Agreement, dated as of December
         9, 1995, by and among Coinmach, Heller, SAS, and Super
         Laundry Equipment Corp. ("SLEC") (incorporated by
         reference from exhibit number 10.22 to Coinmach's
         Registration Statement on Form S-1, registration number
         333-00620)
 10.22   Form of Note, dated November 30, 1995, of Coinmach in
         favor of Heller (included as an exhibit to Exhibit 10.26
         hereto) (incorporated by reference from exhibit number
         10.23 to Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.23   Pledge Agreement, dated as of November 30, 1995, by and
         between Coinmach and Heller (incorporated by reference
         from exhibit number 10.24 to Coinmach's Registration
         Statement on Form S-1, registration number 333-00620)
 10.24   Guaranty, dated as of January 31, 1995, by Super Laundry
         Management Corp. in favor of Heller (incorporated by
         reference from exhibit number 10.25 to Coinmach's
         Registration Statement on Form S-1, registration number
         333-00620)
 10.25   Guaranty, dated as of November 30, 1995, by SLEC in favor
         of Heller (incorporated by reference from exhibit number
         10.26 to Coinmach's Registration Statement on Form S-1,
         registration number 333-00620)
 10.26   Security Agreement, dated as of November 30, 1995, by and
         between Coinmach and Heller (incorporated by reference
         from exhibit number 10.27 to Coinmach's Registration
         Statement on Form S-1, registration number 333-00620)
 10.27   Security Agreement, dated as of November 30, 1995, by and
         between SLEC and Heller (incorporated by reference from
         exhibit number 10.28 to Coinmach's Registration Statement
         on Form S-1, registration number 333-00620)
 10.28   Collateral Assignment of Leases of Coinmach to Heller,
         dated as of November 30, 1995 (incorporated by reference
         from exhibit number 10.29 to Coinmach's Registration
         Statement on Form S-1, registration number 333-00620)
 10.29   Collateral Assignment of Leases of SLEC to Heller, dated
         as of November 30, 1995 (incorporated by reference from
         exhibit number 10.30 to Coinmach's Registration Statement
         on Form S-1, registration number 333-00620)

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER                         DESCRIPTION                            NUMBER
 -------                        -----------                          ----------
 10.30   Commitment Letter, dated November 22, 1996, from Bankers
         Trust Company ("Bankers Trust"), First Union Bank of
         North Carolina ("First Union") and Lehman Commercial
         Paper, Inc. ("Lehman"), addressed to Coinmach Laundry
         Corporation ("CLC") (incorporated by reference from
         exhibit number 10.1 to Coinmach's Form 10-Q for the
         quarterly period ended December 27, 1996, file number 0-
         7694)
 10.31   Stock Purchase Agreement, dated November 25, 1996, by and
         among Tamara Lynn Ford, Robert Kyle Ford, Traci Lea Ford,
         Tucker F. Enthoven, Richard F. Enthoven, Richard Franklin
         Ford, Jr., Trustee u/d/t February 4, 1994, KWL, Inc.,
         Kwik-Wash Laundries, Inc., Kwik Wash Laundries, L.P. and
         Coinmach (the "Stock Purchase Agreement") (incorporated
         by reference from exhibit number 10.2 to Coinmach's Form
         10-Q for the quarterly period ended December 27, 1996,
         file number
         0-7694)
 10.32   First Amendment to Stock Purchase Agreement, dated as of
         January 8, 1997 (incorporated by reference from exhibit
         number 10.3 to Coinmach's Form 10-Q for the quarterly
         period ended December 27, 1996, file number 0-7694)
 10.33   Registration Rights Agreement, dated as of March 14,
         1997, between Coinmach and Atlanta Washer & Dryer
         Leasing, Inc. (incorporated by reference from exhibit
         number 10.33 to Coinmach's 10-K for the fiscal year ended
         March 27, 1997, file number 0-7694)
 10.34   Amended and Restated Employment Agreement, dated as of
         June 1, 1996, by and between Coinmach and John E. Denson
         (incorporated by reference from exhibit number 10.34 to
         Coinmach's 10-K for the fiscal year ended March 27, 1997,
         file number 0-7694)
 10.35   Promissory Note, dated February 11, 1997, of Stephen R.
         Kerrigan in favor of Coinmach (incorporated by reference
         from exhibit number 10.35 to Coinmach's 10-K for the
         fiscal year ended March 27, 1997, file number 0-7694)
 10.36   Underwriting Agreement, dated July 17, 1996, by and among
         CLC and Lehman Brothers, Inc., Dillon, Read & Co., Inc.,
         Lazard and Fieldstone FPCG Services, L.P. (collectively,
         the "Representatives") (incorporated by reference from
         exhibit number 10.36 to Coinmach's 10-K for the fiscal
         year ended March 27, 1997, file number 0-7694)
 10.37   Lock-Up Agreements, dated July 23, 1996, among CLC and
         the Representatives (incorporated by reference from
         exhibit number 10.37 to Coinmach's 10-K for the fiscal
         year ended March 27, 1997, file number 0-7694)
 10.38   Promissory Note, dated January 8, 1997, of CLC in favor
         of Richard F. Enthoven, as agent for Tamara Lynn Ford,
         Richard Kyle Ford, Traci Lea Ford, Tucker F. Enthoven,
         Richard F. Enthoven, and Richard Franklin Ford, Jr.,
         Trustee u/d/t February 4, 1994 (incorporated by reference
         from exhibit number 10.38 to Coinmach's 10-K for the
         fiscal year ended March 27, 1997, file number
         0-7694)
 10.39   Tax Cooperation Agreement, dated as of January 8, 1997,
         by and among Kwik Wash Laundries, L.P., KWL, Inc., Kwik-
         Wash Laundries, Inc., Coinmach and the Sellers (as
         defined therein) (incorporated by reference from exhibit
         number 10.39 to Coinmach's 10-K for the fiscal year ended
         March 27, 1997, file number 0-7694)
 10.40   Consulting Services Agreement, dated as of January 8,
         1997, by and between Richard F. Enthoven and Coinmach
         (incorporated by reference from exhibit number 10.40 to
         Coinmach's 10-K for the fiscal year ended March 27, 1997,
         file number 0-7694)
 10.41   Credit Agreement dated January 8, 1997, among Coinmach,
         the Lending Institutions listed therein, Bankers Trust,
         First Union and Lehman (incorporated by reference from
         exhibit number 10.41 to Coinmach's 10-K for the fiscal
         year ended March 27, 1997, file number 0-7694)
 10.42   Tranche A Term Notes, each dated January 8, 1997, by
         Coinmach in favor of each of Bankers Trust, First Union,
         Lehman, Heller, The Nippon Credit Bank, Ltd., Credit
         Lyonnais New York Branch, Bank of Scotland and Bank of
         Boston (incorporated by reference from exhibit number
         10.42 to Coinmach's 10-K for the fiscal year ended March
         27, 1997, file number 0-7694)

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                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER                         DESCRIPTION                            NUMBER
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
 10.43   Tranche B Term Notes, each dated January 8, 1997, by
         Coinmach in favor of each of Bankers Trust, First Union,
         Lehman, Fleet National Bank, Heller, The Nippon Credit
         Bank, Ltd., Bank of Scotland, Bank of Boston,
         Massachusetts Mutual Life Insurance Company, Pilgrim
         America Prime Rate Trust, Prime Income Trust, The Ing
         Capital Senior Secured High Income Fund, L.P., and
         Merrill Lynch Senior Floating Rate Fund, Inc.
         (incorporated by reference from exhibit number 10.43 to
         Coinmach's 10-K for the fiscal year ended March 27, 1997,
         file number 0-7694)
 10.44   Revolving Notes, each dated January 8, 1997, by Coinmach
         in favor of each of Bank of Boston, Bankers Trust, First
         Union, Lehman, Fleet National Bank, Heller, The Nippon
         Credit Bank, Ltd., Credit Lyonnais New York Branch, and
         Bank of Scotland (incorporated by reference from exhibit
         number 10.44 to Coinmach's 10-K for the fiscal year ended
         March 27, 1997, file number 0-7694)
 10.45   Swing Line Note, dated January 8, 1997, in the principal
         amount of $5,000,000 in favor of Bankers Trust
         (incorporated by reference from exhibit number 10.45 to
         Coinmach's 10-K for the fiscal year ended March 27, 1997,
         file number 0-7694)
 10.46   Holdings Pledge Agreement, dated January 8, 1997, made by
         CLC to Bankers Trust and Richard F. Enthoven, as Seller
         Agent (incorporated by reference from exhibit number
         10.46 to Coinmach's 10-K for the fiscal year ended March
         27, 1997, file number 0-7694)
 10.47   Borrower Pledge Agreement, dated January 8, 1997, made by
         Coinmach to Bankers Trust (incorporated by reference from
         exhibit number 10.47 to Coinmach's 10-K for the fiscal
         year ended March 27, 1997, file number 0-7694)
 10.48   Security Agreement, dated January 8, 1997, between
         Coinmach and Bankers Trust and the Assignment of Security
         Interest in United States Trademarks and Patents
         (incorporated by reference from exhibit number 10.48 to
         Coinmach's 10-K for the fiscal year ended March 27, 1997,
         file number 0-7694)
 10.49   Collateral Assignment of Leases, dated January 8, 1997,
         by Coinmach in favor of Bankers Trust (incorporated by
         reference from exhibit number 10.49 to Coinmach's 10-K
         for the fiscal year ended March 27, 1997, file number 0-
         7694)
 10.50   Collateral Assignment of Location Leases, dated January
         8, 1997, by Coinmach in favor of Bankers Trust
         (incorporated by reference from exhibit number 10.50 to
         Coinmach's 10-K for the fiscal year ended March 27, 1997,
         file number 0-7694)
 10.51   Amendment to Investor Purchase Agreements, dated January
         8, 1997, by and among CLC, GTCR Fund IV, Coinmach,
         Heller, Jackson National Life Insurance Company,
         individually and as successor by merger with Jackson
         National Life Insurance Company of Michigan
         (collectively, "JNL"), Harvard, James N. Chapman and
         Michael E. Marrus (incorporated by reference from exhibit
         number 10.51 to Coinmach's 10-K for the fiscal year ended
         March 27, 1997, file number 0-7694)
 10.52   Amendment to Investor Purchase Agreement, dated January
         8, 1997, by and among CLC, GTCR Fund IV, Heller, JNL,
         Harvard, MCS Capital, Inc., James N. Chapman, Michael E.
         Marrus, Mitchell Blatt and Michael Stanky (incorporated
         by reference from exhibit number 10.52 to Coinmach's 10-K
         for the fiscal year ended March 27, 1997, file number 0-
         7694)
 10.53   Promissory Note, dated March 24, 1997, of John E. Denson
         in favor of Coinmach (incorporated by reference from
         exhibit number 10.53 to Coinmach's 10-K for the fiscal
         year ended March 27, 1997, file number 0-7694)
 10.54   Deed of Trust, Security Agreement, Assignment of Leases,
         Rents and Profits, Financing Statement and Fixture
         Filing, made by Coinmach to Bankers Trust, as executed on
         March 27, 1997 and recorded with the County Clerk of
         Dallas County, Texas on April 7, 1997 (incorporated by
         reference from exhibit number 10.54 to Coinmach's 10-K
         for the fiscal year ended March 27, 1997, file number 0-
         7694)

                                                                     SEQUENTIAL
 EXHIBIT                                                                PAGE
 NUMBER                         DESCRIPTION                            NUMBER
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
 10.55   Second Amendment and Waiver, dated as of October 7, 1997,
         to the Credit Agreement dated as of January 8, 1997, as
         amended, among Coinmach, CLC, the Banks parties thereby,
         Bankers Trust, as Administrative Agent, First Union, as
         Syndication Agent and Lehman, as Documentation Agent
         (incorporated by reference from exhibit number 10.4 to
         Coinmach's Form 8-K/A Amendment No. 1, dated October 8,
         1997, file number 0-7694)
 10.56   Stock Purchase Agreement, dated July 17, 1997, by and
         among the Sellers as set forth on Exhibit A attached
         thereto, National Coin Laundry Holding, Inc., National
         Coin Laundry, Inc., National Laundry Equipment Company
         and Coinmach (incorporated by reference from exhibit
         number 10.56 to Coinmach's 10-Q for the quarterly period
         ended September 26, 1997, file number 0-7694)
 10.57   Asset Purchase Agreement, dated July 17, 1997, by and
         among Whitmer Vend-O-Mat Laundry Services, Inc., Stephen
         P. Close, Kimberly A. Close, Ruth D. Close, Kimberly A.
         Close, Ruth D. Close and Stephen P. Close, as trustees of
         the Alvin D. Close Trust, SPC Management, Inc. and
         Coinmach (incorporated by reference from exhibit number
         10.57 to Coinmach's 10-Q for the quarterly period ended
         September 26, 1997, file number 0-7694)
 16.1    Letter, dated June 29, 1995, from Arthur Andersen LLP to
         the Securities and Exchange Commission regarding change
         in certifying accountants (incorporated by reference from
         exhibit number 16.1 to Coinmach's Registration Statement
         on Form S-1, registration number 333-00620)
 23.1    Consent of Arthur Andersen LLP
 23.2*   Consent of Ernst & Young LLP
 23.3*   Consent of Ernst & Young LLP
 23.4*   Consent of Ernst & Young LLP
 23.5*   Consent of Anderson Kill & Olick, P.C. (included in their
         opinion filed as Exhibit 5.1)
 25.1    Form T-1 Statement of Eligibility and Qualification under
         the Trust Indenture Act of 1939 of State Street Bank and
         Trust Company
 27.1    Financial Data Schedule
 99.1*   Letter of Transmittal
 99.2*   Notice of Guaranteed Delivery

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* To Be Filed By Amendment